AS FILED: JUNE 4,1996                                      SEC FILE NO. 333-1592

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                  AMENDMENT #3
                                       TO
                                   FORM S-1/A
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------


                     COMPOST AMERICA HOLDING COMPANY, INC.
             (Exact name of registrant as specified in its charter)
                              -------------------

           NEW JERSEY                           4953                           22-2603175
  (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
      of incorporation or           Classification Code Number)           Identification No.)
         organization)

                              -------------------


                                320 GRAND AVENUE
                        ENGLEWOOD, NEW JERSEY 07631-4355
                                 (201) 541-9393
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------



                           ROGER E. TUTTLE, PRESIDENT
                                320 GRAND AVENUE
                        ENGLEWOOD, NEW JERSEY 07631-4355
                                 (201) 541-9393
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                              -------------------


                                   COPIES TO:

                               MARK GASARCH, ESQ.
                          1285 AVENUE OF THE AMERICAS
                                   3RD FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 956-9595
                             (212) 956-7216 FAX NO.
                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                              -------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. X

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE


                                                        PROPOSED          PROPOSED
                                                        MAXIMUM           MAXIMUM
       TITLE OF EACH CLASS             AMOUNT        OFFERING PRICE      AGGREGATE         AMOUNT OF
 OF SECURITIES TO BE REGISTERED   TO BE REGISTERED    PER UNIT(1)      OFFERING PRICE   REGISTRATION FEE
Common Stock, no par value
("Common Stock").................  1,353,100 Shares       $6.50          $8,795,150          $3,033
      Total......................                                                          $3,033(2)


(1) Estimated solely for the purpose of calculating the registration fee.

(2) Of which $2,298 previously was paid and $735 is included herewith.

                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                            SHOWING THE LOCATION IN
          THE PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-1


          REGISTRATION STATEMENT                              LOCATION IN
         ITEM NUMBER AND HEADING                              PROSPECTUS
         -----------------------                              ----------

  1. Forepart of the Registration Statement and
     Outside Front Cover of Prospectus................ Outside Front Cover Page

  2. Inside Front and Outside Back Cover Pages of
     Prospectus....................................... Inside Front and Outside Back Cover
                                                       Page

  3. Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges........................ Prospectus Summary; Risk Factors

  4. Use of Proceeds.................................. Use of Proceeds

  5. Determination of Offering Price.................. Not Applicable

  6. Dilution......................................... N/A

  7. Selling Security Holders......................... Selling Shareholders

  8. Plan of Distribution............................. Outside Front Cover Page; Plan of
                                                       Distribution

  9. Description of Securities to Be Registered....... Description of Securities

 10. Interest of Named Experts and Counsel............ Experts; Legal Matters

 11. Information with Respect to the Registrant.......
     (a)  Description of Business                      Company; Business;
     (b)  Description of Property                      Business (Property);
     (c)  Legal Proceedings                            Legal Matters;
     (d)  Market Price of and Dividends  on the
          Registrant's Common  Equity and Related
          Stockholder Matters                          Price Range of Common Stock; Dividend
                                                       Policy
     (e)  Financial Statements                         same
     (f)  Selected Financial Data                      Selected Financial Data
     (g)  Supplementary Financial Information          Selected Financial Data
     (h)  Management's Discussion and Analysis of
          Financial Condition and Results of
          Operations                                   same
     (i)  Changes in and Disagreements with
          Accountants on Accounting and Financial
          Disclosure                                   Experts
     (j)  Directors, Executive Officers, Promotors
          and Control Persons                          Management; Principal Shareholders
     (k)  Executive Compensation                       Management (Compensation)
     (l)  Security Ownership of Certain Beneficial
          Owners and Management                        Principal Shareholders
     (m)  Certain Relationships and Related
          Transactions                                 Certain Transactions
 12. Disclosure of Commission Position on............  Indemnification of Directors and Officers
     Indemnification for Securities Act Liabilities..  (Part II, Item 14); Management
                                                       (Indemnification)
 13. Other Expenses of Issuance and Distribution.....  Part II, Item 13
 14. Indemnification of Directors and Officers.......  see 12 above
 15. Recent Sales of Unregistered Securities.........  Part II, Item 15
 16. Exhibits and Financial Statement Schedules......  same
 17. Undertakings....................................  Part II, Item 17

                   PRELIMINARY PROSPECTUS DATED JUNE 4, 1996
                             SUBJECT TO COMPLETION


PROSPECTUS

                                1,353,100 SHARES
                     COMPOST AMERICA HOLDING COMPANY, INC.
                                  COMMON STOCK



    This Prospectus relates to an offering by thirty-five selling shareholders (the "Selling Shareholders") of up to 1,353,100 shares of common stock, no par value (the "Common Stock"), of Compost America Holding Company, Inc. (the "Company"). The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Shareholders. See "Selling Shareholders".


    The Common Stock may be offered from time to time by the Selling Shareholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution".


    Shares of the Company's Common Stock are traded on the Electronic Bulletin Board ("Bulletin Board") of the National Association of Securities Dealers, Inc. ("NASD") under the symbol "CAHC". On May 31, 1996 the last reported sale price of the Company's Common Stock on the Bulletin Board was $5.00 per share.


    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                  SECURITIES COMMISSION PASSED UPON THE ACCURACY
                       OR ADEQUACY OF THIS PROSPECTUS. ANY
                           REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

              The date of this Prospectus is              , 1996.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (the "Registration Statement") on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock of the Company offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereto. While the Company believes that statements contained in this Prospectus regarding the contents of any contract or agreement or any other document do contain all of the material elements thereof, such statements are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or agreement or document filed as an exhibit to the Registration Statement, and the full text of each such statement is qualified in its entirety by reference to such contract or document.

    The Registration Statement and the exhibits thereto filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    As a result of this offering, the Company will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, to file annual, quarterly and other periodic reports with the Commission. Additionally, the Company will be subject to the proxy solicitation requirements of the Exchange Act. The Company intends to furnish its stockholders with annual reports containing audited financial statements and a report thereon certified by its independent certified public accountants, quarterly reports containing unaudited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                  THE COMPANY

    The Company was incorporated on August 20, 1981 in the State of New Jersey under the name Alcor Energy and Recycling Systems, Inc. ("Alcor") for the purpose of designing, constructing, managing and operating resource recovery facilities. On January 23, 1995 Alcor acquired all of the outstanding shares of Compost America Company of New Jersey, Ltd. ("CANJ"), which had been incorporated on December 17, 1993 in the State of Delaware for similar purposes, and subsequently changed its name to Compost America Holding Company, Inc. The Company conducts its business directly and through its wholly-owned subsidiary CANJ. The Company incorporated Garden Life Sales Company, Inc. in Delaware on March 1, 1996 to handle future sales of compost by the Company. On June 15, 1995 the Company incorporated Compost America Technologies, Inc., a Delaware corporation, as a wholly-owned subsidiary to license certain rights to composting technology. CANJ itself has six subsidiaries, Newark Recycling and Composting Company, Inc., incorporated in Delaware on May 10, 1994, and owned 75% by CANJ and 25% by Prince Georges Contractors, Inc., doing business as Potomac Technologies, Inc. ("PTI"), an unaffiliated company, and five wholly-owned subsidiaries, Monmouth Recycling and Composting Co., Inc., incorporated in Delaware on May 10, 1994, Chicago Recycling and Composting Company, Inc., incorporated in Delaware on August 4, 1995, Gloucester Recycling and Composting Company, Inc., incorporated in Delaware on August 15, 1994, Philadelphia Recycling and Composting Company, Inc., incorporated in Pennsylvania on March 8, 1995 and Miami Recycling and Composting Company, Inc., incorporated in Delaware on November 17, 1995. Unless otherwise indicated, references to the Company includes the Company and its subsidiaries and CANJ and its subsidiaries.

    The Company is a development stage company which will construct and manage enclosed organic material recycling compost manufacturing plants. Composting is a method of converting the organic portion of garbage (Municipal Solid Waste--"MSW") and sewage sludge into a peat moss like product with agronomic benefits. The Company will be paid fees ("tipping fees"), just as landfills and incinerators are paid, for receiving and processing the organic waste and sewage sludge. The Company also intends to receive revenues from the sale of the compost it produces. The Company hopes to be competitive by locating its plants convenient to urban centers, thus eliminating the need to use local transfer stations and reducing the transportation costs associated with hauling waste to distant out-of-state landfills. The Company's first project will be a 200,000 square foot fully enclosed composting facility in Newark, New Jersey ("Newark Project"), which is 75% owned by the Company through CANJ, and 25% owned by PTI.


    The Company's executive offices are located at 320 Grand Avenue, Englewood, New Jersey 07631-4355. The Company's telephone number is (201) 541-9393; fax
(201) 541-1303.

                                  THE OFFERING


Securities Offered...........................  1,353,100 shares of Common Stock. See
                                               "Description of Securities."

Shares of Common Stock outstanding prior to
and after the offering.......................  14,563,536 (1)

Use of Proceeds..............................  The Company will not realize any proceeds from the sale of the Common Stock offered
                                               hereby.

Risk Factors.................................  Investment in the Common Stock offered hereby involves a high degree of risk. See "Risk
                                               Factors". Significant Risk Factors include,
                                               among others, No Operating History, Reliance
                                               Upon Funding, Reliance Upon Project
                                               Financing, Dependence Upon Key Personnel,
                                               Possible Obsolescence of Technology and
                                               Shares Available for Resale.

Bulletin Board Symbol:

  Common Stock...............................  CAHC


- ------------


(1) Excludes up to 3,234,012 common shares issuable upon the exercise of certain stock options and warrants.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

    The summary consolidated financial information set forth below is derived from the consolidated financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with the consolidated financial statements, including the Notes thereto.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

                                             DEC. 17, 1993         NINE MONTHS          DECEMBER 17, 1993
                               YEAR ENDED     (INCEPTION)         ENDED JAN. 31,           (INCEPTION)
                               APRIL 30,     TO APRIL 30,     ----------------------       TO JAN. 31,
                                  1995           1994           1996         1995             1996
                               ----------    -------------    ---------    ---------
Revenues....................   $    6,500      $  80,741      $   3,288    $   6,500       $    90,529
Cost of operations..........      672,687        239,088        457,916      250,162         1,369,691
                               ----------    -------------    ---------    ---------    -----------------
Loss from operations........     (666,187)      (158,347)      (454,628)    (243,662)       (1,279,162)
                               ----------    -------------    ---------    ---------    -----------------
Other charges:
  Interest..................       10,753        --             155,110        5,741           165,863
  Loss in joint venture and
minority interest...........       25,952        --              24,267       --                50,219
                               ----------    -------------    ---------    ---------    -----------------
                                   36,705        --             179,377        5,741           216,082
                               ----------    -------------    ---------    ---------    -----------------
Net Loss....................   $ (702,892)     $(158,347)     $(634,005)   $(249,403)      $(1,495,244)
Net (loss) per share........   $    (0.07)     $   (0.03)     $   (0.04)   $   (0.03)      $     (0.10)

CONSOLIDATED BALANCE SHEETS DATA AS AT:

                                                                               JANUARY 31, 1996
                                                                         -----------------------------
                                                       APRIL 30, 1995      ACTUAL       AS ADJUSTED(1)
                                                       --------------    -----------    --------------
Total assets........................................    $  3,702,143     $ 8,809,394     $   8,989,902
Working capital (deficit)...........................    $ (1,219,916)    $(5,596,162)    $  (5,212,458)
Long-term debt, less current maturities.............    $    414,871     $   264,871     $     264,871
Total liabilities...................................    $  1,692,796     $ 6,526,692     $   6,448,760
Shareholders' Equity................................    $  2,009,347     $ 2,282,702     $   2,544,142

- ------------

(1) As adjusted to give effect to the issuance from January 31, 1996 to March 31, 1996 of $185,000 promissory notes, the issuance of 131,000 shares of Common Stock for $329,500 and the results of operations during that period.

                                  RISK FACTORS

    An investment in the securities offered hereby involves a high degree of risk, including, but not limited to, the risk factors described below. Prospective investors should carefully consider the following risk factors inherent in and effecting the business of the Company and this offering before making an investment decision.

    1. NO OPERATING HISTORY. The Company is a development stage company and, as such, it is subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history, lack of market recognition for its products and the need to develop new banking and financial relationships. The Company has not yet demonstrated an ability to finance and profitably operate any compost facilities, including those of the type proposed to be built by the Company. See "BUSINESS--INTRODUCTION" and "FINANCIAL STATEMENTS."

    2. NO ASSURANCE OF PROFITABLE OPERATIONS. There can be no assurance that, even if the Company is successful in financing and completing the development of its compost projects, that such operations will be profitable. See "BUSINESS--PROJECT DESCRIPTIONS" and "BUSINESS--PROJECT FINANCING."

    3. RELIANCE UPON FUNDING FOR CONTINUED COMPANY VIABILITY. The Company is reliant upon funding from sources other than operations, primarily loans from shareholders and private sales of restricted securities, for its continued viability. Through March 31, 1996 funds raised from such loans and sales have totalled $5,446,107 since December, 1993. There can be no assurance that the Company will be able to continue to raise such funds in the future, in which event the future viability of the Company would be doubtful. See "BUSINESS--INTRODUCTION" and "RECENT TRANSACTIONS".

    4. RELIANCE UPON PROJECT FINANCING. The Company is reliant upon the issuance of equity and debt to provide the funds necessary to finance the construction, equipment and initial working capital for each of its compost manufacturing plants. The Company and its bond underwriter are contemplating the issuance of tax exempt bonds secured by these projects for this financing. There can be no assurances that such tax exempt financing will be available or that the Company will qualify for such financing, or that the security of each project, including long term contracts, will be adequate. Should project financing through the sale of tax exempt bonds prove to be unavailable to the Company, management would have to explore alternate sources of financing, which may be more difficult to obtain and be more costly to the Company. As a result, the Company may be unable to fully implement its operating plan, may not be able to achieve its full growth potential and its future viability would be doubtful. In addition, tax exempt financing including a bond issue includes certain risk factors, such as:

 . Such issuance of tax exempt bonds requires a bond allocation. The demand for such bond allocations are extremely competitive since there is generally insufficient bond allocations available for the number of projects which are seeking to be financed with tax exempt bonds. There can be no assurance that a bond allocation will be available when the Company's underwriter is ready to purchase bonds on behalf of the Company.

 . The Company's bond underwriter will require that the Company provide project equity and/or subordinated debt at the bond closing. The Company has no written agreements or arrangements for the provision of such financing necessary for the bond financing. Without such commitments, it is unlikely that a bond financing can be completed.

 . The Company's bond underwriter is contemplating the issuance of unrated tax exempt bonds without credit enhancement. The issuance of unrated bonds is a "best efforts" private placement of securities. There can be no assurance that there will be sufficient market demand from institutional investors to enable the underwriter to sell the unrated bonds and thereby complete the project financing.

 . Additional permit modifications may be required by the bond underwriter. There can be no assurance that the Company will be able to secure such permit modifications.

 . Waste procurement contracts may be required by the bond underwriter. There can be no assurance that the Company will be able to secure these contracts on terms acceptable to the bond underwriter.

 . A material operating expense assumption in the financial projections for the Newark Project upon which the bond underwriter relies is the arrangement for the tax abatement of property taxes on this facility. There can be no assurance that this tax abatement can be arranged on a timely basis to facilitate the issuance of the tax exempt bonds. See "BUSINESS--PROJECT FINANCING".


    5. COMPETITION IN THE WASTE INDUSTRY. The waste management industry in which the Company plans to operate, is highly competitive and has for a number of years been dominated by several large national and international companies with substantially higher market recognition and substantially greater financial resources. Additionally, there are many other companies, virtually all of which have greater financial resources and market recognition than the Company, engaged in the collection, conversion and disposal of waste products. Consequently, the Company will be competing with such other companies for a share of the available market and no assurance can be given that in the future it will be able to obtain an adequate commercial customer base to implement its operating plan. See "BUSINESS--DISPOSAL ALTERNATIVES."



    6. CONTROL BY MANAGEMENT. Messrs. Roger Tuttle, Victor Wortmann, Robert Wortmann, Gary Sondermeyer, George Chu, John Fetter and Pasquale Dileo, each of whom is an officer and/or a director, beneficially controls, in the aggregate, 11,803,717 shares of the Company's Common Stock representing 71.5% of the Company's total issued and outstanding shares of Common Stock. The Company's by-laws do not provide for cumulative voting. Accordingly, Messrs. Roger Tuttle, Victor Wortmann, Robert Wortmann, Gary Sondermeyer, George Chu, John Fetter and Pasquale Dileo will be able to elect a majority of the Board of Directors and otherwise control the affairs of the Company. See "PRINCIPAL SHAREHOLDERS."


    7. DEPENDENCE ON KEY PERSONNEL. The Company is substantially dependent on the personal efforts and abilities of its operating officers and, in particular, its President and Chief Executive Officer Roger Tuttle. The loss of any one of these persons could have a materially adverse effect upon the Company's ability to successfully carry on its business and achieve its long-term operating goals. Additionally, as the Company begins commercial operations, it will require the services of additional skilled personnel. There can be no assurance that it will be able to attract persons with the requisite skills and training to meet its future needs or, even if such persons are available, that they can be hired on terms favorable to the Company. See "MANAGEMENT."

    8. GOVERNMENT REGULATION OF COMPOSTING BUSINESS. The Company's planned operations are subject to substantial regulation by federal, state and local regulatory authorities. Specific regulations vary by state and locality. Local siting approvals require differing levels of design documentation and process definition, usually requiring public approvals in one or more public hearings. Following local approval, the Company must apply for and receive air, water, solid waste and sewage sludge processing permits from state environmental protection agencies. These permits will generally include specific limits within which the facilities must operate. In the case of air and water permits, these include limits on offsite emission and discharge releases. Compost product composition may also be regulated, requiring continual monitoring to assure compost product quality. Continued compliance with this broad federal, state and local regulatory network is essential and costly. Additionally, there can be no assurance that additional, more restrictive regulations will not be enacted in the future or that the Company will be in a position to comply with such new regulations. Consequently, management is unable to predict the effect upon its future operations of such regulations except that potential investors should be aware that the failure to comply with such regulations may have a materially adverse effect on the Company and its operations in the future. See "BUSINESS--PROCESS DESCRIPTION" and "BUSINESS--FACILITIES SITINGS AND PERMITS".

    9. UNCERTAINTY AS TO MANAGEMENT'S ABILITY TO CONTROL COSTS AND EXPENSES. Due to its lack of operating history, the Company cannot accurately project, or give any assurance, with respect to management's ability to control the Company's development or operating costs and expenses. Consequently, even if the Company is successful in implementing commercial operations (of which there can be no assurance), if management is not able to adequately control costs and expenses, such operations may not generate any profit or may result in operating losses. See "BUSINESS--INTRODUCTION."

    10. NECESSITY FOR AND DIFFICULTY OF PERMITTING. There can be no assurances that the Company will be able to obtain the permits necessary to operate its organic recycling compost manufacturing centers presently under development. If and when these permits are issued, the Company must then operate the centers in conformance with the permits. Further, management is unable to predict the amount of time which will be required to obtain all necessary permits. Any delays in such process will delay the Company's ability to begin commercial operations and may have an adverse impact upon the Company's future operations. See "BUSINESS--FACILITIES SITINGS AND PERMITS."


    11. NECESSITY FOR AND LACK OF ORGANIC WASTE SUPPLY CONTRACTS. As disclosed above, management plans to secure a portion of the financing required for each of its facilities based upon an assignment of revenue contracts with the Company's waste customers. As of the date of this offering, no such contracts have, as of yet, been entered into. Until the Company arranges these contracts, the financing for its projects may not be secured as contemplated. See "BUSINESS--INTRODUCTION" and "BUSINESS-- PROJECT FINANCING."



    12. POTENTIAL ENVIRONMENTAL LIABILITY. It is possible that, at such time as the Company's facilities are in operation, some of the wastes accepted at a Company facility may contain contaminants which could cause environmental damage and result in liabilities. In addition, any contaminants which would remain in the finished compost may cause damage to plants or to land to which the compost is applied. The Company has not projected and cannot accurately quantify the costs resulting from any such contamination. As a result, the potential impact on the Company's business is unknown. See "BUSINESS--PROCESS DESCRIPTION."


    13. NECESSITY OF PROFITABLE PRICING OF SUPPLY CONTRACTS. The Company will depend upon the supply of MSW, organic waste and sewage sludge at available for tipping fees and charges competitive with existing competitive disposal methods. However, there can be no assurance that long term contracts for such a supply of MSW or other organic wastes will be available at prices sufficient for the Company to be profitable, or that the Company's tipping fees for short term or open market MSW, organic waste and sewage sludge will generate sufficient revenues for the Company to be profitable. See "BUSINESS--INTRODUCTION."

    14. NO CONTRACTS FOR MARKETING OF COMPOST. The Company will produce quantities of compost when its facilities are operating. There is no assurance that the Company will be able to sell all of the compost it plans to produce. To date, the Company has not entered into any contracts with users of compost for its facilities which are under development. Should the Company not be able to sell the compost, the Company may have to give the compost away and pay for its transportation costs. In such event, the lack of anticipated revenues combined with the additional costs would have a material adverse impact upon the Company's future profits as well as its ability to continue its planned composting operations. See "BUSINESS--COMPOST MARKETING."

    15. LIABILITY ASSOCIATED WITH COMPOSTING The Company's processing and manufacturing operations will be subject to inherent risks which could result in property damage, personal injury, pollution or loss of production. See "BUSINESS--PROCESS DESCRIPTION."

    16. RISK OF INSUFFICIENT INSURANCE. While certain of the Company's products carry express as well as implied warranties from their manufacturers, the occurrence of an event not fully insured against and the determination of liability of the Company for the consequent loss or damage, could result in substantial losses to the Company. See "BUSINESS--PROCESS DESCRIPTION."

    17. RELIANCE UPON PROPRIETARY TECHNOLOGY. The Company will use, under license and contract, certain proprietary technology. However, there can be no assurance that this proprietary technology would withstand challenge from competitors or that competitors will not gain access to this technology or substantially similar technology. See "BUSINESS--DESCRIPTION OF COMPOSTING TECHNOLOGY USED BY THE COMPANY."

    18. POSSIBLE OBSOLESCENCE OF TECHNOLOGY. There can be no assurance that the technology upon which the Company will rely will not become obsolete, leaving the Company with no access to new technology needed to compete in the composting industry. See "BUSINESS--DESCRIPTION OF COMPOSTING TECHNOLOGY USED BY THE COMPANY."

    19. IMPACT OF AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED
STOCK. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely effect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and, thereby, prevent shareholders from receiving the maximum value for their shares. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "DESCRIPTION OF SECURITIES."

    20. NO DIVIDENDS. To date, the Company has not paid any cash or other dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. Moreover, the Company's ability to pay dividends on its Common Stock in the future may be limited by future preferred stock issuances or by lenders to the Company. See "DESCRIPTION OF SECURITIES" and "DIVIDEND POLICY."

    21. LIMITED LIABILITY OF OFFICERS AND DIRECTORS. The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers against certain liabilities incurred with their service in such capacities to the fullest extent permitted under New Jersey laws. In addition, the Restated Certificate of Incorporation provides that the personal liability of directors and officers of the Company and its stockholders for monetary damages will be limited. See "MANAGEMENT."

    22. POSSIBLE VOLATILITY OF SECURITIES. The trading prices of the Common Stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of material business events by the Company or its competitors, significant changes in the environmental regulations related to the Company's business, the significant increase in the public "float" for the Company's Common Stock, from 199,500 freely tradable shares to 1,224,500 freely tradable shares, an increase of over 600%, as a result of this offering and other events or factors or to general stock market volatility and fluctuations in price and volume. See "PRICE RANGE OF COMMON STOCK."


    23. SHARES AVAILABLE FOR RESALE AND POSSIBLE IMPACT UPON MARKET. As at May 31, 1996, the Company had 14,563,536 shares of Common Stock issued and outstanding, of which only 199,500 are "freely tradable." Upon the effective date of this offering, an additional 1,353,100 shares will be freely tradable, for a total of 1,552,600, and all other outstanding shares are and will be "restricted securities" as that term is defined in the Securities Act of 1933, as amended (the "Act"), and in the future may be sold only in compliance with Rule 144 under the Act. In general, under Rule 144 a person (or group of persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least two years, including any person who may be deemed to be an "affiliate" of the Company (as the term "affiliate" is defined in Rule 144 of the Act to include an officer, director or principal security holder of the Company), is entitled to sell in normal brokerage transactions during the periods when certain information regarding the Company is publicly available, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the Company's shares during the four calendar weeks preceding such sale or (ii) 1% of the total shares then outstanding. A person who has not been an "affiliate" of the Company for the three months prior to a sale and who has held restricted shares for at least three years would be entitled to sell such shares without restriction. Sales of the Company's Common Stock by present stockholders pursuant to Rule 144 or otherwise, may, in the future, have a depressive effect on the price of the Common Stock. See "DESCRIPTION OF SECURITIES."

    24. PENNY STOCK REGULATION. The Commission has adopted rules that regulate broker-dealer practices in connection with transaction in "penny stocks." Penny stocks generally are equity securities with price less than $5.00, other than securities registered on certain national securities exchanges or listed on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities do become subject to the penny stock rules, investors in this Offering may find it more difficult to sell such securities. See "PRICE RANGE OF COMMON STOCK."

                                USE OF PROCEEDS

    The Company will receive no proceeds from the sale of the shares offered herein.

                          PRICE RANGE OF COMMON STOCK

    The Company's shares of Common Stock presently are being traded on the Electronic Bulletin Board of the NASD under the symbol "CAHC", and also are listed in the "pink sheets" of the National Quotation Bureau, Inc. The following table shows, for the calendar periods indicated, the range of reported high and low bid quotations for these shares. Such prices necessarily reflect inter dealer prices, without retail mark up, mark down or commission and may not necessarily represent actual transactions.

    There were no recorded bids for the common shares of Alcor during the period May 1, 1993 through October 31, 1994, and no recorded bids or offers for the common shares of Alcor or the Company during the period November 1, 1994 through April 28, 1995. Furthermore, the Company has outstanding only 199,500 freely tradable common shares prior to the effective date of this offering. On November 28, 1994 Alcor effected a 1 for 20 reverse split of the shares of its Common Stock.

                       QUARTERLY COMMON STOCK PRICE RANGE

                                                                          HIGH BID     LOW BID
                                                                          ---------   ---------
1993/1994:
Quarter ended 7/31.....................................................   no bid      no bid
Quarter ended 10/31....................................................   no bid      no bid
Quarter ended 1/31.....................................................   no bid      no bid
Quarter ended 4/30.....................................................   no bid      no bid
1994/1995:
Quarter ended 7/31.....................................................   no bid      no bid
Quarter ended 10/31....................................................   no bid      no bid
Quarter ended 1/31.....................................................   unpriced    unpriced
Quarter ended 4/30.....................................................   unpriced    unpriced
1995/1996:
Quarter ended 7/31.....................................................     $6.00       $4.00
Quarter ended 10/31....................................................     $6.50       $5.50
Quarter ended 1/31.....................................................     $6.50       $5.75
Quarter ended 4/30.....................................................     $6.00       $4.75

    As of April 30, 1996, there were approximately 230 holders of record of the shares of the Company's Common Stock.

                                DIVIDEND POLICY

    To date, the Company has not paid any cash or other dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. Moreover, the Company's ability to pay dividends on its Common Stock in the future may be limited by future preferred stock issuances or by lenders. See "DESCRIPTION OF SECURITIES".

                                 CAPITALIZATION

    The following table sets forth the short term debt and capitalization of the Company as of January 31, 1996, and as adjusted to give effect to the issuance of $185,000 of promissory notes and the sale of 131,000 shares of common stock for $329,500 and the results of operations since January 31, 1996 through March 31, 1996:


                                                                          JANUARY 31, 1996
                                                                     --------------------------
                                                                       ACTUAL       AS ADJUSTED
                                                                     -----------    -----------
Short Term Debt, Including Current Maturities of Long Term Debt
(1)...............................................................   $ 2,351,372    $ 2,356,130
                                                                     -----------    -----------
                                                                       2,351,372      2,356,130
                                                                     -----------    -----------
Long Term Debt....................................................   $   264,871    $   264,871
                                                                     -----------    -----------
Shareholders' Equity (Deficit):
  Preferred Stock, no par value 25,000,000 shares authorized; no
shares issued or outstanding......................................   $         0    $         0
  Common Stock, no par value; 50,000,000 shares authorized;
13,706,467 shares issued and outstanding as at January 31, 1996...     3,807,638
    13,837,467 shares issued and outstanding As Adjusted..........                    4,137,138
  Deficit Accumulated During The Development Stage(2).............    (1,495,244)    (1,563,304)
  Less: Subscriptions Receivable..................................       (29,692)       (29,692)
                                                                     -----------    -----------
Total Shareholders' Equity........................................   $ 2,282,702    $ 2,544,142
                                                                     -----------    -----------
Total Capitalization..............................................   $ 4,898,945    $ 5,165,143
                                                                     -----------    -----------
                                                                     -----------    -----------


- ------------

(1) Does not include amounts due to related parties.

(2) The increase in Deficit Accumulated During the Development Stage is attributable to continued losses during the period February 1, 1996 through March 31, 1996.

                            SELECTED FINANCIAL DATA

    The selected financial data presented below was derived from the financial statements included elsewhere in this Prospectus. The Company's financial statements for the years ended April 30, 1995 and inception (December 17, 1993) through April 30, 1994 were audited by Zeller Weiss & Kahn, certified public accountants. This selected financial data should be read in conjunction with the financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this Prospectus.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

                                             DEC. 17, 1993         NINE MONTHS          DECEMBER 17, 1993
                               YEAR ENDED     (INCEPTION)         ENDED JAN. 31,           (INCEPTION)
                               APRIL 30,     TO APRIL 30,     ----------------------       TO JAN. 31,
                                  1995           1994           1996         1995             1996
                               ----------    -------------    ---------    ---------    -----------------
Revenues....................   $    6,500      $  80,741      $   3,288    $   6,500       $    90,529
Cost of operations..........      672,687        239,088        457,916      250,162         1,369,691
                               ----------    -------------    ---------    ---------    -----------------
Loss from operations........     (666,187)      (158,347)      (454,628)    (243,662)       (1,279,162)
                               ----------    -------------    ---------    ---------    -----------------
Other charges:
  Interest..................       10,753        --             155,110        5,741           165,863
  Loss in joint venture and
minority interest...........       25,952        --              24,267       --                50,219
                               ----------    -------------    ---------    ---------    -----------------
                                   36,705        --             179,377        5,741           216,082
                               ----------    -------------    ---------    ---------    -----------------
Net Loss....................   $ (702,892)     $(158,347)     $(634,005)   $(249,403)      $(1,495,244)
                               ----------    -------------    ---------    ---------    -----------------
Net (loss) per share........   $    (0.07)     $   (0.03)     $   (0.04)   $   (0.03)      $     (0.10)

CONSOLIDATED BALANCE SHEETS DATA AS AT:

                                                  APRIL 30, 1995    JANUARY 31, 1996
                                                  --------------    ----------------
Total assets...................................    $  3,702,143       $  8,809,394
Working capital (deficit)......................    $ (1,219,916)      $ (5,596,162)
Long-term debt, less current maturities........    $    414,871       $    264,871
Total liabilities..............................    $  1,692,796       $  6,526,692
  Shareholders' Equity.........................    $  2,009,347       $  2,282,702

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

INTRODUCTION

    The Company is a "development stage" company and has not generated significant operating revenues from its inception to date. The Company does not expect to generate any significant operating revenues until the Company has successfully financed, constructed, tested and begun commercial operations of one or more of its compost project facilities currently in development.

    Since a merger between a "public shell" and a "private operating company" is considered to be a recapitalization of the operating company, with no recognition of intangibles as a result of the merger, the acquisition of the Company's subsidiary, Compost America Company of New Jersey, Ltd. (the "private operating company"), on January 23, 1995, has been accounted for as a reverse purchase of the assets and liabilities of the Company by Compost America Company of New Jersey, Ltd. Accordingly, the consolidated financial statements represents assets, liabilities and operations of only Compost America Company of New Jersey, Ltd. prior to January 23, 1995 and the combined assets, liabilities and operations of both companies for the ensuing period. The financial statements reflect the purchase of the stock of Alcor Energy and Recycling Systems, Inc. (the "public shell"), the former name of Compost America Holding Company, Inc., by Compost America Company of New Jersey, Ltd. for stock and the assumption of liabilities of $49,094, this amount being the historical cost of the assets and liabilities acquired. All significant inter-company profits and losses from transactions have been eliminated.

    Since its inception, the Company has met its liquidity needs primarily from the proceeds of the sale of its common stock and from loans made by VRH Construction Corporation, a principal shareholder of the Company whose owners are directors of the Company. The Company received $906,409 from private sales of its common stock during the fiscal year ended April 30, 1995 and $692,000 during the period December 1993 through April 30, 1994. Since April 30, 1995, the Company has raised an additional $1,236,860 through private sales of its common stock. In addition, VRH Construction Corporation made loans to the Company totalling $640,072 during the fiscal year ended April 30, 1995. Since April 30, 1995, VRH Construction Corporation has loaned an additional $2,638,866 to the Company. Total funds raised from the sale of common shares and loans from shareholders from December 1993 through March 31, 1996 are $5,446,107.

    Significant revenues from operations are not anticipated until 1997. Until that time, the Company anticipates that it will need an additional $3,000,000 to meet current debt obligations, provide additional development capital for its various projects and fund ongoing corporate overhead expenses. The Company anticipates that it will be able to secure these funds from the sale of additional common shares and/or the issuance of additional debt. In addition, the Company expects to have completed project financing for the construction of the Company's facility in Newark, New Jersey during the third calendar quarter of 1996 and the Company may receive development fees and management fees in connection with this project financing. However, there can be no assurance that such funds will be readily available and/or, if available, will be sufficient to meet the Company's debt obligations and to fund project and corporate operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

As At April 30, 1995

    The Company's net working capital at April 30, 1995 was a negative ($1,219,916) compared to a negative ($474,802) at April 30, 1994. The net decrease in working capital from 1994 to 1995 was primarily the result of the issue of current debt by the Company to VRH Construction Corporation.

    The Company's current ratio has decreased from 0.118 to 1 at April 30, 1994 to 0.045 to 1 at April 30, 1995. The decrease in the current ratio is primarily the result of a loan in the amount of

$640,072 made by VRH Construction Corporation to Newark Recycling & Composting Co., Inc. due July 15, 1996. A second note from VRH Construction Corporation to Newark Recycling & Composting Co., Inc. in the amount of $1,043,866 also comes due on July 15, 1996. The Company intends to repay these two loans out of the proceeds of the issuance of tax exempt bonds financing the Newark Project. The Company has a third note due to VRH Construction Corporation in the amount of $500,000 due July 15, 1996 which the Company intends to repay out of the $3,000,000 working capital it seeks to raise.

As At January 31, 1996

    The Company's net working capital as at January 31, 1996 was a negative $5,596,162 as compared to a negative $1,219,916 as at April 30, 1995. This net decrease in working capital of $4,376,246 was attributable primarily to a $2,453,866 increase in notes due to VRH Construction Corporation, a $2,100,000 mortgage note payable to Praxair, a $118,640 increase in accounts payable and a $94,388 increase in the current portion of long term debt. The Company did have an increase in cash on hand of $48,318 as at January 31, 1996 as compared to April 30, 1995, and a slightly improved current ratio of 0.08 to 1, up from
0.045 to 1.

    During the year ended April 30, 1995, the Company raised $906,409 through sales of Common Stock. Since April 30, 1995 and through March 31, 1996, the Company has raised an additional $1,286,860 through sales of Common Stock. In addition, the Company raised $640,072 as a loan from VRH Construction Corporation during the year ended April 30, 1995 and an additional $2,638,866 since that date through March 31, 1996. The Company estimates that an additional $3,000,000 in capital will be needed to finance ongoing development expenses and general administrative expenses through April 30, 1997. In addition, the Company anticipates the repayment of the short term notes due to VRH Construction Corporation and to Praxair out of the proceeds of the Company's anticipated project financings.


    The Company will attempt to raise these funds through a combination of sales of notes, convertible debt, convertible preferred shares and/or common shares to its existing shareholders and, possibly, to new investors. While there can be no assurance that the Company will be successful in this regard, it is important to note that the Company, since its inception, has been successful in raising sufficient working capital to fund its project development activities. In addition, the Company intends to include provisions for working capital in the project financing plans for the Newark and Gloucester projects, which it expects to fund during the calendar year 1996. However, the increased level of project construction and development activity could easily create additional requirements for working capital not presently envisioned by the Company.


RESULTS OF OPERATIONS

Fiscal Years Ended April 30, 1995 and April 30, 1994 (December 17, 1993 [inception] through April 30, 1994)

    The Company had no net sales during the year ended April 30, 1995 and $80,741 in net sales during the year ended April 30, 1994. Net sales in 1994 were related to the Springfield, New Jersey project, which subsequently was discontinued.

    The Company incurred a net loss of $702,892 for the fiscal year ending April 30, 1995 as compared to a net loss of $158,347 for the year ended April 30, 1994. The net losses in fiscal 1994 primarily were related to a non-recurring research and development cost incurred on behalf of the Newark project. The increased net loss for fiscal 1995 was the result of increased operating expenses related to the Company's increased activities in the development and acquisition of operating permits for five composting projects in the states of Illinois, New Jersey and Florida.

    The Company's research and development costs were $230,947 and $229,429 for the fiscal years ended April 30, 1995 and 1994 respectively. The $229,429 research and development expense in 1994 was an expense related to the acquisition of technology required for the Newark project. Other operating expenses were $436,740 and $9,659 for the fiscal years ended April 30, 1995 and 1994 respectively. The increase in other operating expenses from 1994 to 1995 was related to increased activity in the Company's five composting projects which have resulted in the Company being awarded operating permits in Newark, New Jersey and Chicago, Illinois.

    The general and administrative expenses for the fiscal years ended April 30, 1995 and 1994 were $667,687 and $239,088 respectively. The increase in 1995 from 1994 reflects additional personnel employed at the Company's headquarters and the costs related to expanded permit development and acquisition activities for the Company's planned facilities in Illinois, New Jersey and Florida.

    The Company does not believe inflation has had a material impact on its business or operations during the past two years.

Nine Months Ended January 31, 1996 and January 31, 1995

    The Company had no material net sales during the nine month period ending January 31, 1996 or the corresponding nine month period ending January 31, 1995.

    The Company recorded a net loss of $634,005 for the nine months ended January 31, 1996, as compared to a net loss of $249,403 for the nine months ended January 31, 1995. This $384,602 increase in net loss was due primarily to a $212,754 increase in general and administrative expenses, from $245,162 up to $457,916, attributable primarily to the costs related to the permitting and development of the Company's various projects; a $149,369 increase in interest expense attributable primarily to the Company's increased debt service obligations; a net $41,835 increase in losses related to minority interests in consolidated subsidiaries and a $66,102 increase in loss in equity in a joint venture.

    The Company does not believe that inflation has a material impact on its business or operations.

EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    The Financial Accounting Standards Board issued Statement of Financial Accounting Standards("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that Long-Lived Assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events indicted that the carrying amount of an asset may not be recoverable. The effective date of SFAS No. 121 is for fiscal years beginning after December 15, 1995. The Company does not believe that SFAS No. 121 will have an impact on its financial statements.

                                    BUSINESS

INTRODUCTION

    The Company is a development stage company in the business of developing large scale organic waste recycling facilities which will process commercial and residential food, soiled paper and coated cardboard, among other organic wastes, which are found in municipal solid wastes ("organic waste") and sewage sludge ("biosolids") from municipal waste water plants into compost and, in the business of the land application of biosolids. The Company through its subsidiary entities, currently has five projects actively under development and is negotiating for additional projects which it plans to acquire through acquisition, merger or joint venture. To date, the Company has had no revenues from operations and has been wholly dependent upon private financing.

    The Company utilizes a combination of patented and proven technologies currently in use at composting plants in Europe and the United States. The Company plans to construct enclosed facilities, each capable of processing 300 to 700 tons per day of varying amounts of organic waste and biosolids. Initial efforts have been concentrated (1) in New Jersey, where a progressive regulatory environment, extensive waste supply and some of the highest organic waste and biosolids disposal ("tipping") fees in the United States make it an attractive market for the Company to develop composting facilities and where, in Newark, New Jersey, the Company hopes shortly to commence construction of its first enclosed composting facility; (2) in Florida, where the City of Miami has entered into a 30 year "put or pay" contract with a corporation which the Company recently has acquired, and where the Company, on March 29, 1996, purchased property for which it has received a state composting permit; (3) in Chicago, where a site has been optioned and a permit application has been filed and a Facility Construction and Development Permit received for a composting facility; (4) in Monmouth County, New Jersey, where an agreement has been executed to acquire property where the Company believes a permit may be obtained to build an invessel composting facility, and (5) in Gloucester City, New Jersey, where a demonstration composting project is in the final stages of planning and, upon proof of concept to the local Mayor and Council, will be upgraded to full scale commercial facility. However, the Company has no prior experience in operating a composting facility and there can be no assurance that the Company, in fact, will be able to operate any of these facilities profitably. See "BUSINESS--Project Descriptions" and "BUSINESS--Project Financing" herein.

THE COMPOST INDUSTRY

Introduction

    The Company believes that the compost industry has entered into a period that should allow for rapid growth. Economic, legal and regulatory factors have converged to create the impetus for the development of composting facilities capable of converting the organic fraction of municipal solid waste ("MSW") and sewage treatment plant biosolids into a "beneficial use product" called compost. The Company hopes to capitalize on this opportunity by developing company owned composting facilities to be operated by the Professional Services Group, Inc., an unaffiliated company which manages similar plants across the United States. The Company expects that its composting facilities will have sufficient resources to assure the efficient, effective and cost-competitive production of high quality compost. The Company expects to be able to compete effectively on price ("tipping fees") with landfills and incinerators and yet be environmentally superior in that the organic fraction of municipal solid waste and biosolids will be recycled into environmentally safe compost.

State of the Waste Industry

    The quantity of solid waste and biosolids generated in the United States each year continues to grow while the trends in managing this waste are changing. Landfill capacity in many areas of the country continues to diminish due to the stricter regulation of Subtitle D of the Federal Resource Conservation and Recovery Act. Twelve states have less than five years of available capacity remaining. Incineration has reached a ceiling in terms of future growth due to environmental (Clean Air Act) and

"NIMBY" (Not In My Backyard) concerns regarding the desirability of additional incinerating capacity and future sites. Curbside recycling of glass, aluminum and ferrous materials continues to grow, maturing from source separation regulation to the common daily practice of many more Americans. This source separation has, in turn, significantly increased the quality of the organic content of the remaining non-recycled MSW, making composting a more efficient alternative to either incineration or to landfilling. The "Ocean Dumping Act" banned ocean dumping of sewerage sludge and therefore has benefitted land based use alternatives. The "Clean Water Act" has resulted in dramatic increases in the quantity of "clean" biosolids, creating further recycling (composting) opportunities. The growth of recycling and composting can be expected to continue as regulatory, environmental and economic pressures continue to converge. Composting is a primary waste management method which the Company believes, unlike landfills and incinerators, can be successfully built in urban America.

    Although the terms solid waste, garbage and trash are used as general terms, approximately 70% of these wastes are "organic". Organic solid wastes include the following:

Municipal and Residential Organic Waste

sewage sludge
septage
municipal solid waste
leaves
grass
tree stumps
stable waste
Christmas trees

Commercial Organic Waste

seafood
canning byproducts and residues
restaurant waste
food processing waste and residues
animal by-products and waste (including paunch manure) pallets (wood, cardboard) cardboard paper school waste pharmaceutical non-medical waste

Solid Waste Trends

    The United States each year generates over 200 million tons of solid waste, of which approximately seventy percent, or 120 million tons, are organic compostables. The United States Environmental Protection Agency ("EPA") estimates that by the year 2000 the United States will generate in excess of 220 million tons of MSW per annum.

Disposal Alternatives

    Approximately 62% of the solid waste generated in the United States goes to landfill, 15% goes to energy incinerators, 1% to conventional incinerators, and 22% is recycled (source: EPA Characterization of MSW in the USA). These percentages will continue to change due to economic, legal and regulatory trends which emerged in the early 1990's. Recently, there has been a growing emphasis on source reduction. Source reduction is not a disposal alternative. Rather, it seeks to reduce the quantity of the disposable wastes at the outset. Packaging in bulk, or leaving grass clippings on the lawn are two familiar examples of source reduction. Greater source reduction would reduce the amount of organic compostables available to the Company.

    Landfills. The number of landfills in the United States continues to decline from approximately 30,000 in the 1970's to less than 3,600 today. The continued reduction in the number of landfills will result from a combination of factors, including increasingly stringent operating and environmental regulations, renewed enforcement activities and a reluctance on the part of municipalities to permit new landfills.

    This continued closure of existing landfills will not only have a significant impact on alternative technologies for disposing of organic solid waste, but the higher cost of development, permitting and operating new landfill space, along with increased transportation and transfer station fees, provides a pricing floor allowing for the growth of alternative waste solutions and technologies. Presently, landfill rates are highest along the Eastern seaboard where disposal costs are in excess of $40 per ton. In some areas, such as Florida, the Mid-Atlantic states and New England, disposal costs are in excess of $64 a ton, and in northern New Jersey, New York City and Long Island, disposal rates are in excess of $100 per ton. In many cases the solid waste is initially delivered to a local transfer station for sorting and consolidation. These transfer stations typically charge $20-50 per ton in addition to the landfill fees.

    Incineration. A volume reduction option for MSW is incineration. There are presently less than 160 waste to energy plants in operation in the United States with a total capacity of approximately 30 million tons per year. Typical plants range from 400 tons per day to 2,000 tons per day. Incinerators do not dispose of waste, they merely reduce the volume of waste going to landfills, typically by about 90% (75% reduction by weight).

    The use of incineration was the result of a significant increase in tipping fees, the subsidizing of incinerator costs through electrical energy rates, the acceptance of the technologies combined with operating and performance guarantees by large credible companies and reductions in local landfill space combined with pressures by municipalities to cap the escalation of long term MSW disposal costs.

    Local resistance to the development of new incineration plants will be a significant deterrent to the growth of incineration as a solution to the solid waste disposal problem.

    Recycling. Recycling is recognized as a waste recovery strategy whereby waste materials are beneficially converted into useful products. Initially, recycling included only metals, plastics, glass and some paper. Today recycling includes "organic materials" which represent up to seventy percent (70%) of the solid waste stream.

    Federal, state and local laws and regulations have played an increasingly important role in the growth of recycling. Many states and the District of Columbia have instituted recycling laws. Such states, including New York, California, Florida, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, Connecticut and Massachusetts, have mandated recycling goals. Some states have mandatory source separation laws.

    Recycling methods include: (1) curbside collection, (2) drop off centers,
(3) MRF (material recovery facilities), (4) recycling centers (where commingled recyclable materials are separated for recovery through manual and automated techniques) and (5) composting facilities where the organic fraction of MSW and sewage sludge are processed into compost.

    The Company believes that the trend toward recycling should continue to increase for numerous reasons, including:

        1. Increasing consumer/business awareness regarding the environmental concerns of waste disposal;

        2. The development of industry solutions to using recycled materials and in creating new products, primarily resulting from the availability of consistent, price competitive supplies of recycled materials;

        3. A proliferation of mandatory recycling goals and laws; and

        4. The economic and beneficial use of processing the organic fraction of MSW and sewage sludges into compost.

    The Interrelationship of Waste Management Methods. While each of these three major waste management methods will be used at various times and locations, composting should experience dramatic growth.

    Compost facilities will recycle organic solid waste materials, including the organic fraction of MSW and sewage sludge, so as to meet federally mandated regulatory guidelines. While some portion of the various organic solid wastes will be commingled and processed together, a significant portion of the commercially generated waste will be source separated and not commingled. Incinerators and/or refuse derived fuel facilities will seek to receive mostly dry wastes and will seek to limit those items that are high in moisture or which can be readily recycled (composted). Landfills will receive those wastes that are not incinerated, recycled and/or composted.

The National Market

    Organic recycling will require the use of in-vessel composting facilities designed to meet all environmental regulations while producing a beneficial use product (compost) using sewage sludge and the organic fraction of MSW as the feed stock. The demand for organic recycling will be driven by higher tipping fees, reduced local landfill space, higher incinerator costs and the overall impact of urban development on a nationwide basis.

    The Company hopes that this projected increased demand for organic recycling will create the opportunity for the Company to expand its existing project base from New Jersey, Chicago, Illinois, and Miami, Florida, into other major urban areas in the United States. The Company estimates that within the next dozen years there will be a significant demand for in-vessel composting facilities in urban areas throughout the United States, each with a capacity of 300-500 tons per day, capable of processing the organic fraction of MSW and sewage sludge. Due to the capital constraints of municipalities, the lack of significant state or Federal grants or loans, and the pressing need of rapidly satisfying federal and state requirements, a significant number of these facilities can be expected to be privately owned.

The Environment For Composting In New Jersey

    The State of New Jersey has developed detailed waste management and recycling plans which are beginning to be used as guidelines in other states. They are described in more detail below.

    In 1993, the New Jersey Department of Environmental Protection ("NJDEP"), issued two comprehensive plans governing the strategy for managing New Jersey's waste through the year 2003. These plans, the "Statewide Sludge Management Plan Update", and the "Solid Waste Management State Plan Update 1993-2002", together with Governor Whitman's current updates, are causing dramatic changes to the waste industry in New Jersey. As a result, significant new business opportunities, principally in the area of recycling and composting, have developed. Important highlights of these plans include the following:

 . The state must recycle sixty percent of its waste by January 1996.

 . New Jersey must cease all waste exports and become one hundred percent self sufficient in waste disposal by 2000.

 . Sixty-one percent of New Jersey's sewage and two million tons per year of solid waste which is now exported to other states must be recycled, beneficially reused or disposed of within the state by 2000.

 . Composting is promoted; new incinerators are discouraged.

 . One hundred eighty-six landfills which have been closed must be re-vegetated.

 . Source separated food wastes are now exempt from county and state waste control regulations.

 . New Jersey's disposal fees remain the highest in the nation, averaging over $90 per ton.

    The implementation of these policies, along with the enactment of complementary legislation, has created a fertile environment for the development of in-vessel composting plants. Additional elements of the state's solid waste and sewage sludge management plans include the following:

Regionalization

    The state has moved away from its previous approach which called for each of the twenty-one counties (and one district) to develop individual plans for waste processing. Instead, the NJDEP is encouraging the development of regional disposal facilities to serve more than one county.

County Solid Waste Plans

    A requirement of New Jersey's solid waste plan is that each county must submit a waste plan conforming to the objectives and requirements of the state plan. The counties bear the primary responsibility for achieving self sufficiency, recycling and source reduction goals established by the NJDEP. One of the state's objectives is to manage organic wastes through composting.

Promoting The Development Of The Compost Industry

    As a follow up to the development of the solid waste and sludge management plans, New Jersey's governor issued Executive Order No. 91 in October 1993, requiring state agencies to purchase recycled products. Specifically, all state agencies must now utilize compost and soil amendments made from organic materials in maintenance, landscaping and construction of public lands or projects. These products shall be used in lieu of other non-recycled products (i.e., farm topsoil, peat moss and chemical fertilizers). The purpose of this legislation is to create new high volume end markets for compost, a product made from recycled materials, so that more private compost facilities will be built.

Waste Hierarchy

    The state's solid waste plan is based upon a hierarchy of waste handling and disposal methods. The waste hierarchy, in order of priority, is as follows:

 . Source reduction;

 . Source separation and recycling;

 . Composting of source separated waste;

 . Materials recovery systems;

 . Solid waste composting;

 . In-state landfilling and regional incineration;

 . Out-of-the-state landfilling (as a short-term measure only).

    The economic, regulatory and legislative environments in New Jersey have quickly evolved to create a favorable environment for the development of in-vessel compost plants in the state. In order for the state to achieve its recycling and waste self-sufficiency goals, the more than $300 million dollars per year that is presently spent on disposing of waste out of state must be re-channeled into recycling before the end of the decade. Given that statewide recycling has already been in effect in New Jersey for over eight years, the only realistic way to achieve the state's recycling and self-sufficiency goals is through source separated organic waste composting.

THE COMPANY'S RESPONSE

Introduction

    With proven technologies and strategically located sites in New Jersey (3 sites), Chicago, Illinois and Miami, Florida, the Company believes that it is poised to meet a significant portion of the organic recycling market demand. The Company's agreements with a major construction contractor (VRH Construction Corp.) and a facility operator (Professional Services Group, Inc.--the largest private operator of wastewater treatment plants and composting sites in the United States, an indirect subsidiary of Compagnie Generale des Eaux-- CGE) should enhance its ability to identify, develop, finance, construct and operate multiple sites simultaneously.

    The Company, directly and through its subsidiaries and affiliates, is in the business of recycling organic wastes including the organic waste fraction of MSW and sewage sludge, by converting them into compost and other soil products which it plans to sell, through its Garden Life Sales Company, Inc. subsidiary. The process which the Company will employ is composting, or the controlled decomposition of organic matter into humus (a component of soil). Like a landfill or an incinerator operator, the Company will be paid to accept waste from the generators of organic materials. In selected markets, like New Jersey, Illinois and Florida, the Company believes that the opportunity to create a profitable business based upon the efficiencies of receiving and processing large volumes of organic waste is significant.

Description Of Composting Technology Used By The Company


    The Company has licensed or contracted for three patented technologies, one of which already has been permitted by the NJDEP. These three technologies will be provided to the Company through agreements with Bedminster Bio Conversion Corporation, D.J. Egarian and Associates and Compost Industries, LLC. The Company's facilities will be similar to operating sites in Europe and the United States. See "Process Description" below. A typical Company facility will convert approximately 300 to 700 tons per day of organic materials including MSW and/or sewage sludge into compost. However, there can be no assurance that this technology will not become obsolete, or that the Company would have access to any improvements in technology.


Process Description

    There are four stages to the composting process:

        (1) The first stage involves the receipt of the incoming organic materials. Trucks entering the site will be weighed at a scale and will unload the materials indoors onto a "tipping floor." The waste material will be inspected and accepted. (Any unacceptable materials will either be immediately removed by the trucker, or will be deposited into an on-site container for later removal.)

        (2) Stage two involves mixing the organic materials and commencing the composting process. The material received will be loaded into rotary mixing drums, called "Bio Wet Mills" 12 feet or greater in diameter and between 100 and 220 feet long, where it will be processed for 12 to 72 hours under precise controls. When the desired characteristics of the organic fraction have been reached, this thoroughly mixed and partially decomposed material will be removed from the mixing drums and screened to remove any remaining large and/or inert items. These removed inert materials will be placed in a container for off-site disposal or recycling.

        (3) In stage three, the remaining screened homogenized organic material will be placed in an aerated composting/curing system for up to 90 days, during which time the material will be agitated. Temperature and oxygen monitors connected to a computerized monitoring system will indicate when water and/or air needs to be added in order to maximize the rate of biological activity (i.e., the composting process). When the desired compost characteristics are reached, the cured compost will be removed.

        (4) During the final stage, the compost will be processed through multiple 3/8 inch screens and placed into storage. There will be up to 90 days of final storage capacity at each facility or at satellite storage and blending sites.

    An objective of composting indoors in a controlled environment is to optimize the processing time to convert the organic waste into compost. Another objective is to maximize the volume processed for a given capital cost (which in turn minimizes the capital cost per ton). A key to accomplishing these goals is to monitor and control the composting process through the entire system. Incoming waste materials are mixed to achieve the desired carbon to nitrogen content, moisture level, pH, and material sizing. From the time decomposition starts in the Bio Wet Mills to when it ends in curing area (which may include agitated tunnel reactors), these and other process parameters are continuously measured. The process variables which will be controlled so that composting occurs at the fastest possible rate are: (a) the moisture content, (b) the oxygen level, (c) the frequency of agitation (or turning of the material), (d) temperature, (e) pH and (f) C/N ratio and (g) particle size. The Professional Services Group facility operator will be responsible for managing the facilities and monitoring the computerized control system to achieve optimal performance.

Odor Control

    An important aspect of the facility's design is its odor control system. The Company's plants will be completely enclosed, with doors opened only to accept deliveries of organic waste materials and to ship finished compost. Each facility will be under negative air pressure, meaning that air will be drawn into the plant when the doors are opened. Process air within the facility will be processed through a chemical filter and/or a bio-filter system, resulting in the emission of only clean air, water vapor and carbon dioxide into the atmosphere. The facilities are being designed so that there will be no negative off-site impact generated by the composting facility.

Transportation Impact

    All of the Company's sites are easily accessible from major state highways and each will have sufficient on-site queuing to manage movement of in and out-bound trucks. As a result, the transportation impact on the local business communities will be minimal.

Noise

    All composting operations will be within enclosed structures and the operations will not generate excessive levels of noise, thus not adversely impacting surrounding property owners. Noise levels will be within all State and Federal noise parameters. Primary sources of noise will be trucks accessing the site, the rotary drum motors and front end loaders which operate inside the buildings. As a result, any impact from noise generated from the operations will be minimal. Facilities will be located in industrial areas or on sites away from residential areas.

Compost Marketing

    Certain of the Company's principals were actively engaged in the marketing of compost in New Jersey and Pennsylvania in the 1980's and early 1990's. They contracted with various municipalities, including the City of Philadelphia, Washington, D.C., and others, to market the compost produced at the municipalities' sewage sludge composting facilities. The marketing activities included performing research studies with agricultural departments in leading universities, developing compost markets, and managing all aspects of the transportation and application of the finished products.

    All of the compost will be marketed under the GARDENLIFE or TURFLIFE trade names. Compost and blend products made with compost, such as topsoil, will be sold by Garden Life Sales Company, Inc. in combination with local landscape supply companies. Garden Life Sales Company, Inc. has developed a variety of markets for selling compost and blend products. Some of these users will include landscapers, growers, greenhouses, sod farms, golf courses, municipalities, schools and others.

At present, Garden Life Sales Company, Inc. has had some of its product line certified and approved by NOFA-NJ, the association of organic farmers in New Jersey.

PROJECT DESCRIPTIONS

Newark Project

    Newark Recycling and Composting Company, Inc., owned 75% by CANJ and 25% by PTI, is developing a minimum 680 ton per day in-vessel composting facility together with an 800,000 gallon per day biosolids dewatering facility located on a 12 acre site in the East Ward of Newark, New Jersey, at the convergence of Routes 78, 1, 9 and the New Jersey Turnpike. The plant is designed to compost sewage sludge from any one or a combination of sludge generators from the New Jersey/New York metropolitan area while utilizing source separated food/paper/wood wastes as the bulking agent. The plant also is permitted to dewater liquid sludge which may be provided from municipal and commercial wastewater plants located in New Jersey. The City of Newark granted preliminary approval to build the facility on November 21, 1994 and final site plan approval on January 30, 1995. Final design drawings and plans have been submitted to the NJDEP. NJDEP air permits have been received, and notice of intent to issue facility operating permits operating permits was issued on August 2, 1995. Full construction drawings have been completed and construction bids are being received.


    A final R.W. Beck market demand and feasibility report is anticipated in May 1996, together with final cost estimates, a guaranteed maximum price construction contract from VRH Construction Corporation and a maximum price/minimum thruput operations, maintenance and management contract from Professional Services Group. The co-managing underwriters for the project, Paine Webber Incorporated and Legg Mason Wood Walker, Incorporated, have advised the Company that it anticipates a closing of approximately $75,000,000 in principal amount of project revenue bonds of the New Jersey Economic Development Authority in June of 1996 to finance this facility. Construction is anticipated to begin immediately thereafter with completion as early as the fourth quarter of 1997.


Miami Project

    The Company, through a subsidiary Miami Recycling and Composting Company, Inc., acquired from Bedminster Bioconversion Corporation all of the outstanding stock of its subsidiary Bedminster Seacor Miami Inc., a corporation developing a 150,000 ton per year MSW/sludge co-composting project in northwestern Dade County. The project is based upon a 30 year put or pay contract between the City of Miami and Bedminster Seacor Miami Inc. for the composting of all of its residential MSW. The Company also purchased a 45 acre acceptable site which has zoning and state approvals to construct the facility. The Dade County Industrial Development Authority has authorized the issuance of up to $15,000,000 of tax exempt bonds to finance the project and authorization for additional funds is being sought.

Chicago Project

    Chicago Recycling Company, Inc., a wholly owned subsidiary of the Company, is developing an in-vessel composting facility for source separated organic waste and sewage sludge on a site adjacent to a new materials recovery facility and MSW transfer station, both under construction. The Company has entered into an agreement to purchase the site for which all local approvals have been received and applications for required State of Illinois permits were submitted, with the state permit issued in December 1995. Although financing arrangements have not been completed, the Company anticipates financing the project through the issuance of tax-exempt municipal bonds by the local industrial development authority.

Gloucester Project

    Gloucester Recycling and Composting Company, Inc., a wholly owned subsidiary of the Company, together with Compost Industries, LLC, Professional Services Group, Inc., Tardy and Associates and others have organized a composting project to demonstrate the collection and composting of source separated organic wastes from residential and commercial sources in an urban setting. Compostable wastes will be collected from selected neighborhoods in Gloucester City and from commercial establishments with compostable waste streams that service the same area. Waste providers will include supermarkets, fast food restaurants, convenience stores and other organic waste generators. The organic wastes will be composted by the Company using a new patented in-vessel composting system which the Company has licensed from Compost Industries, LLC. Compost from the demonstration project will be tested and analyzed for safety, nutrient content and physical characteristics.

    Upon the successful operation of this Demonstration Project, the Company plans to seek approval to construct a 300 ton per day food/fiber waste composting facility at the same site. The materials to be processed will come from surrounding New Jersey counties as well as from Philadelphia. The Company anticipates that all required local approvals will be obtained by the first quarter of 1997. The Company signed a thirty year lease/purchase agreement with the City of Gloucester to purchase the property owned by the City.

Monmouth Project

    Monmouth Recycling and Composting Co., a wholly owned subsidiary of the Company, has entered into a purchase option agreement on 15 acres in Freehold Township, Monmouth County, New Jersey. The property is adjacent to a permitted outdoor windrow composting facility which the Company had signed an agreement to purchase by June 30, 1996. This contract has been cancelled pending a review of environmental permit questions. The outdoor facility is permitted to compost up to 50,000 tons per year of supermarket produce waste and yard wastes. The Company had intended to merge these two facilities, and may attempt to revie the agreement if the environmental concerns are satisfactorally resolved.

    The ability of the Company to successfully complete these projects is dependent upon, among other factors, continued Company financing to cover Company overhead, the completion of project financing to cover the costs of project construction and the acquisition of all applicable permits to allow for the construction and operation of the projects.

PROJECT FINANCING

    On February 13, 1996 the Company entered into an agreement (the "Master Letter Agreement") with Paine Webber Incorporated ("Paine Webber") pursuant to which Paine Webber agreed to act as sole financial advisor and senior managing underwriter for the Company's projects. On that same date the Company's 75% owned subsidiary, Newark Recycling & Composting Co., Inc. ("NRCC") entered into an agreement (the "Newark Project Letter Agreement") with Paine Webber pursuant to which Paine Webber agreed to act as sole financial advisor and senior managing underwriter for NRCC to raise up to $75 million in a senior-lien tax exempt bond financing to finance the Newark Project. On that same date the Company's wholly-owned subsidiary, Monmouth Recycling & Composting Co., Inc. ("MRCC") entered into an agreement (the "Monmouth Project Letter Addendum") with Paine Webber pursuant to which Paine Webber agreed to act as sole financial advisor and sole managing underwriter to raise up to $30 million in a senior-lien tax-exempt bond financing to finance the Monmouth Project. Paine Webber will act exclusively on behalf of the Company in those geographic areas where the Company intends to operate composting facilities. All agreements with Paine Webber are subject to certain terms and conditions as set forth therein.

    Paine Webber anticipates a closing of approximately $70 million for the Newark Project in June 1996, making funds available for the commencement of construction for this Project immediately thereafter. Without this project financing, the Company will be unable to construct or operate this proposed facility, and the Company's future viability would be in doubt.

FACILITIES SITINGS AND PERMITS

    Most aspects of location, construction and operation of composting facilities are regulated by the states and subject to state and Federal environmental laws. Obtaining local approvals and state air, water and operating permits is a detailed and complex process, in many cases taking years to successfully complete. This is especially true where the compost facility is to be located in or near urban areas. Representative approvals to be obtained in most jurisdictions include Local Planning Boards, Zoning Boards, Solid Waste and Water Disposal Boards, Composting Operation Permits, Air Permits and Building Permits.

The Company's Permits

    The Company believes that the permits it already has acquired, and its now proven ability to acquire these permits, reflects the experience and expertise of its management in this area, and provides the Company with an advantage over possible competitors seeking to enter similar geographic markets. To date, the Company has acquired or is in the process of acquiring the following permits for each of its five projects:

Newark Project

    1. November 21, 1994--City of Newark grants preliminary approval to build the facility

    2. January 30, 1995--City of Newark grants final site plan approval to build the facility

    3. September 26, 1995--New Jersey Department of Environmental Protection ("NJDEP") issues air quality regulation permit controlling emission limits

    4. October 16, 1995--Application for a Treatment Works Approval for liquid sludge storage and treatment is filed with NJDEP, with approval anticipated in June 1996

    5. October 25, 1995--NJDEP Division of Water Quality issues a New Jersey Pollutant Discharge Elimination System permit for a 680 ton per day facility. This permit controls the dewatering, lime stabilization, storage, transfer, composting and distribution of sludge and organic bulking agent.

    6. November 27, 1995--City of Newark Department of Engineering issues a Soil Erosion and Sediment Control permit.

    7. February 26, 1996--Company notified that Final Construction Approval has been authorized by the City of Newark.

Gloucester Project

    1. September 1, 1994--NJDEP Division of Solid Waste Management issues a Demonstration Project Approval for a 10-ton per day in-vessel facility to compost source separated organic waste, vegetative and food processing waste and NJDEP Air Pollution Control Program issues a Temporary Certificate to Operate Control Apparatus permit to demonstrate the feasibility of collecting and composting source separated organic wastes from residential and commercial sources.

Chicago Project

    1. All local approvals received from Village of Riverdale, Illinois.

    2. December 1, 1995--Illinois Environmental Protection Agency, Bureau of Land, issues a construction and development permit for a facility to compost 350 tons per day of source separated organics and sewage sludge.

Miami Project

    1. County zoning approvals to construct 285,000 ton per year MSW/sludge co-composting project in western Dade County have been received.

    In addition, the Company believes that it will benefit from the Interstate Memorandum of Understanding under which the states of New Jersey, California, Illinois and Massachusetts have signed a reciprocal technology transfer agreement whereby the states will mutually accept support data and the results of demonstrations, evaluations and certifications of environmental technologies that are conducted by the other member state environmental agencies. Once fully established, this process should greatly reduce the Company's permitting timeframes and application submission costs since it already has obtained benchmark permits in New Jersey and Illinois.

The Company's Properties and Facilities


    The Company maintains its executive, finance and accounting offices at 320 Grand Avenue, Englewood, New Jersey rent-free within the offices VRH through March 31, 1996 and thereafter at $4,000 per month for one year, and thereafter on a year by year basis. The Company also leases an office at 350 South Main Street, Suite 313, Doylestown, Pennsylvania. This office consists of approximately 2,000 square feet of space used for administrative purposes only, which are leased from an unaffiliated third party. In December 1995 Newark Recycling and Composting Company, Inc. purchased a 12 acre site in the East Ward of Newark, New Jersey at the convergence of Routes 78, 1, 9 and the New Jersey Turnpike on which the Newark project will be located.


    On March 29, 1996 the Company purchased 45 acres in northwest Dade County, Florida. The Company has entered into an option agreement to purchase the properties for its projects in Chicago, Illinois and Monmouth County, New Jersey. The Company has executed a lease/purchase agreement for the required site for the Gloucester, New Jersey project from the City of Gloucester.

Employees

    The Company presently employs a total of 7 persons, 2 of whom are administrative personnel and 5 of whom are involved in project development. None of the Company's employees are subject to collective bargaining agreements and the Company has not experienced any labor difficulties, work stoppages or strikes.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


    The following persons were directors and officers of the Company as at May 31, 1996.


    NAME                         AGE                POSITION(S)
    ----                         ---                -----------
Victor D. Wortmann, Sr.......    59    Chairman of the Board; Director
Roger E. Tuttle..............    55    President and Principal Executive Officer; Director
John B. Fetter...............    45    Executive Vice President; Treasurer; Director
George S. Chu................    47    Senior Vice President; Principal Financial Officer
Gary Sondermeyer.............    38    Vice President--operations
Robert E. Wortmann...........    57    Secretary; Director
Pasquale J. Dileo............    44    Director

    The by-laws provide that the Directors of the Company serve until the next annual meeting of shareholders and until their successors are duly appointed and qualified. All officers serve at the pleasure of the Board of Directors. See "Management--Indemnification" for a discussion of the indemnification of the Company's officers and directors. Messrs. Tuttle and Fetter may be deemed "parents and promoters" of the Company as those terms are defined in the rules and regulations under the Act. There are at present no committees of the board of directors.

    VICTOR D. WORTMANN, SR. is a Director and Chairman of the Board. He has been Chairman since January 1994. He is the President of VRH Construction Corporation ("VRH") which, along with his brother Robert E. Wortmann, he founded in 1958. VRH specializes in facility construction at airports and supporting services. Mr. Wortmann is the principal in charge of all phases of the construction business for VRH. He has been the project executive for numerous projects including terminal construction and expansions at JFK International Airport in New York for American Airlines, Alitalia, British Airways, Eastern Airlines, Flying Tigers, Northwest Airlines, Pan American and TWA. Mr. Wortmann is a graduate of the University of Miami, School of Business (B.A. 1959). He is an unsalaried part time employee of the Company.

    ROGER E. TUTTLE is the Company's President, Chief Executive Officer and a Director, and was its founder. He has twelve years experience in compost research and in developing marketing programs for the beneficial use of compost, serving as the President for Earthlife Sales Co. from 1988 through March 1990, President of Bird Compost Management, Inc. from April 1990 through March 1992 and of Compost Management, Inc. from March 1992 until it was merged into the Company. Mr. Tuttle was a founding board member of the Composting Council in Washington, D.C., the industry trade association. He is a member of the New Jersey Department of Environmental Protection sludge management task force, responsible for developing a statewide sludge management plan, is a contributor to the United States Environmental Protection Agency research on beneficial use of organic waste.

    Mr. Tuttle has conducted research and developed utilization plans for City and State Governments on compost quality and use. He has consulted on plant growth in compost, and has conducted research on mass balances of different composting configurations. Mr. Tuttle has consulted on the startup of several in-vessel composting facilities, has conducted a review of active and closed compost facilities in the United States and has participated in the design and implementation of programs for compost use for the revegetation of landfills and strip mines. He is a nationally recognized speaker and has authored or co-authored manuals and literature for use in the compost industry. Mr. Tuttle is a graduate of Fairleigh Dickinson University (B.A. Economics, Chemistry/Biology--1963 and M.B.A.--1969).

    JOHN B. FETTER is the Company's Executive Vice President and Treasurer, and is a Director, and has been affiliated with the Company since April 1992. He is a co-founder of Chicago Recycling Company, subsequently acquired by the Company, and has more than 20 years experience in engineering, construction management and project development. In September 1991, he founded Foundation Systems, Inc. ("FSI"), an organization specializing in developing energy and environmental projects and implementing energy strategy and strategic management programs for client organizations, and has served as FSI's president since its founding. At FSI he has consulted to the boards of municipal agencies as well as Fortune 500 companies across the United States on the integration of engineering and economics into the design and construction of complex projects. From January 1985 through August 1991 he served as senior consultant, manager and later a partner of Delian Corp. and its successor companies, and led the team which developed the study which resulted in the construction of the Midland Cogeneration Venture, the largest co-generation project in the United States. Mr. Fetter has consulted on numerous environmental projects on topics ranging from compliance strategies to environmental impact statements. He has significant experience in financial, legal, and operational analyses, strategic planning, project management, and systems implementation. He has developed state of the art computer applications for management of engineering, environmental compliance, transportation, construction, marketing and distribution organizations. Mr. Fetter's extensive environmental background has included management of environmental compliance projects for several firms and sites requiring definition of policies and procedures for implementing CERCLA, RCRA, and SARA legislation for manufacturing, process, and petrochemical facilities. He has participated in the development of cogeneration and energy projects as well as solid waste management projects. He has been responsible for planning, scheduling, cost control and contract administration of construction projects ranging from wastewater treatment facilities to nuclear generating facilities. Mr. Fetter is a graduate of the University of Colorado (B.S. Chemical Engineering--1975) and The University of Pennsylvania's Wharton School of Business (M.B.A.--1981).


    GEORGE S. CHU is the Company's Senior Vice President and Chief Financial Officer. Mr. Chu, who joined the Company in August, 1995, has ten years of financial experience in the structuring and financing of in excess of $300,000,000 in mergers and acquisitions and in corporate equity and debt placements. He was previously employed as a Managing Director with LINC Financial Services, Inc., Chicago, Illinois, a finance company (1994-1995), as Chief Operating Officer with Glenbeigh, Inc., West Palm Beach, Florida, a health care company (1993), as a Managing Director with Rickel and Associates, Inc., Millburn, New Jersey, investment bankers (1991-1993), as a Vice President with Van Kampen Merritt, Philadelphia, Pennsylvania, investment bankers (1987-1991), as a Vice President with Butcher & Singer, Inc., Philadelphia, Pennsylvania, investment bankers (1986-1987) and as a Manager with APM, Inc., New York, New York, management consultants (1983-1986). Mr. Chu is a graduate of the Wharton School of Business (M.B.A.--1983) and Adelphi University (Ph.D.--1979).


    GARY SONDERMEYER, the Company's Vice President--operations, joined the Company in January 1996. For the prior 16 years, he was employed by the State of New Jersey, Department of Environmental Protection ("NJDEP"). From January 1988 through December 1995, when he left the Department, Mr. Sondermeyer was the Assistant Director of Recycling and Planing, Division of Solid Waste Management of NJDEP. In that capacity, he administered nine major program areas, including statewide solid waste planning and coordination of the county planning process; source reduction, recycling and markets development activities; special waste planning for such materials as medical waste, contaminated soils and asbestos; statewide sludge management planning and policy development; maintenance of New Jersey's solid waste and recycling statistical database; the Division's financial assistance program; registration of all solid and hazardous waste facilities; the A-901 disclosure statement review program and New Jersey's Clean Committee. His major responsibilities included updating the Statewide Solid Waste Management Plan, processing county plan amendments, administration of New Jersey's waste flow rules, providing technical assistance on recycling, stimulating markets for recycled products, oversight of source reduction and recycling programs for State offices, administering New Jersey's Medical Waste Management Plan and updating the State's Sludge Management Plan. As Assistant Director, he managed a staff of 90 professional and clerical employees. Mr. Sondermeyer is a graduate of Cook College (B.S. 1979) and the Rutgers Graduate School (Master of City and Regional Planning, 1984).

    ROBERT E. WORTMANN, the Company's Secretary and a Director, is the Vice President of VRH Construction Corporation. He, along with his brother, Victor D. Wortmann, Sr. founded VRH in 1958. He is the principal in charge of all estimating, and has been the project executive on numerous projects including the Delta Air Lines Terminal at LaGuardia Airport, the People Express and Continental Terminals at Newark International Airport, the Air France and Sabena Terminals at JFK Airport, the Port Authority of New York and New Jersey Maintenance Complex, the Northwest Airlines Maintenance Complex at LaGuardia Airport, and the current International Terminal at Newark Airport. Mr. Wortmann is a graduate of the University of Miami, School of Engineering (B.S.C.E. 1961). He spends approximately five hours per week on Company business, and receives no compensation as either an officer or director of the Company.

    PASQUALE ("PAT") J. DILEO, a Director of the Company, has been the President of Select Acquisitions, Inc., a diversified holding company, since 1993. From 1989 through 1993 he was the president of Tinton Downs, Inc., a healthcare development company. Prior thereto, from 1988 through 1989, he was employed by Merrill Lynch Realty as Director of Commercial Real Estate. He is a 1976 graduate of Trenton State College with a degree in industrial arts education.

EXECUTIVE COMPENSATION


    Set forth below is the aggregate annual remuneration of each of the only three paid persons who are officers of the Company during the Company's most recent fiscal year ended April 30, 1996, the prior fiscal year ended April 30, 1995 and the fiscal year before that (December 17, 1993 inception through April 30, 1994).



                                                                      AGGREGATE REMUNERATION
                                                                       YEAR ENDED APRIL 30,
        NAME OF INDIVIDUAL OR             CAPACITIES IN WHICH      -----------------------------
          IDENTITY OF GROUP              REMUNERATION RECEIVED      1996       1995       1994
        ---------------------           ------------------------   -------    -------    -------
Roger E. Tuttle......................   President and CEO          $60,000    $60,000     40,000
John B. Fetter.......................   Executive Vice President   $60,000    $60,000     30,000
Alfred A. Rattie.....................   Vice President             $60,000    $60,000     30,000
Gary Sondermeyer.....................   Vice President             $30,000      N/A        N/A



    None of these four individuals received any bonuses, long term compensation or other compensation, or were granted or exercised any stock options or SARs during the Company's last completed fiscal year, or held any unexercised stock options at the end of the Company's last completed fiscal year, except for a grant of stock options to Gary Sondermeyer, as set forth below. During the Company's fiscal year ended April 30, 1995, Roger Tuttle exercised stock options and acquired 213,167 shares of the Company's common stock for one cent per share, or a total of $2,132, and John Fetter exercised stock options and acquired 200,000 shares of the Company's common stock for one cent per share, or a total of $2,000. There was no trading market for the Company's common shares at the time of the exercise. The Company has no Long Term Incentive Plan. No director of the Company receives any compensation for serving as a director.


    The Company has no pension or profit sharing plans, and no group life, health, hospitalization or medical reimbursement plan which would discriminate in scope, terms or operation in favor of the officers or directors of the Company. The Company has no Termination of Employment or Change-in-Control Arrangements.


    On May 10, 1996 the Company entered into an employment agreement with its President, Roger E. Tuttle. His agreement provides for employment as the Company's President through November 14, 2000 at an initial annual salary of $225,000, with annual increases commensurate with the growth of the Company, plus options to purchase 1,000,000 shares of the Company's common stock at $2.50 per share exercisable through November 14, 2000. In addition, he receives a one-time bonus of $500,000 the first time that the Company attains sales of $5,000,000 for any one quarter.



    In January 1996 the Company entered into an employment agreement with its Vice President, Gary Sondermeyer. His agreement provides for employment as the Company's Vice President of Operations through December 31, 2000 at an initial annual salary of $90,000, with annual increases commensurate with the growth of the Company, plus options to purchase 250,000 of the Company's common shares at $2.50 per share, exercisable through December 31, 2000. All of these stock options remained unexercised as at the end of the Company's last completed fiscal year, and had an aggregate dollar value of $625,000.


DIRECTOR COMPENSATION

    No director of the Company receives or has received any compensation for serving as a director.

CONSULTANTS

    The Company has entered into a Consulting Agreement with Robert Tardy d/b/a Tardy and Associates for a one year term commencing December 1, 1995 to consult with the Company for a minimum of forty (40) hours per month on matters concerning the technology, design, development and operation of the Company's composting facilities, and the land application of sewage sludge and the beneficial use of compost. The consultant is paid $4,000 per month for the first six months and $6,000 per month for the second six months, plus expenses.

INDEMNIFICATION

    Title 14A of the New Jersey Statutes, as amended, provides that, except in cases of breach of duty of loyalty, bad faith, knowing violation of law or receipt of improper personal benefit, an officer or director of a corporation shall not be personally liable to a corporation or to its shareholders for damages for breach of duty if and to the extent that liability has been eliminated or limited in the corporation's certificate of incorporation.

    The Company's restated certificate of incorporation provides that except to the extent prohibited by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders, provided that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders; (b) not in good faith or involving a knowing violation of the law or (c) resulting in receipt by such person of an improper personal benefit. To the extent permitted by law, the corporation shall defend, indemnify and hold its officers and directors harmless for all acts and omissions in the performance of their duties for the corporation, provided that such acts or omissions are made in good faith and do not involve a knowing violation of the law nor result in an improper personal benefit to the officers or directors.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in that Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              CERTAIN TRANSACTIONS

    In January 1994, VRH Construction Corp.("VRH"), whose principals, Victor D. Wortmann, Sr. and Robert E. Wortmann are Directors of the Company, acquired 100,000 shares of the common stock of Compost America Company of New Jersey, Ltd. ("CANJ") for $5.00 per share, or a total of $500,000. CANJ was a privately held company at the time and this price was established arbitrarily by its management. These shares, as part of the January 1995 Reorganization, were exchanged for 600,000 shares of the Company's Common Stock. At that time VRH entered into a ten year construction management agreement with the Company. The agreement grants to VRH exclusive rights to build all of the Company's New Jersey compost facilities at a cost not to exceed a fixed price. In return for this commitment, and for acting as the general contractor, VRH will receive a fee equal to 10% of the guaranteed facility construction cost. The Company believes that the terms of this agreement are more favorable to the Company than could be obtained from an unrelated party.

    Since May 1, 1994, VRH has made loans to the Company totalling $3,043,938. These loans bear interest at ten (10%) percent per annum and are due July 15, 1996. Given that the Company is a development stage company and that these loans are unsecured and are at a rate of interest only slightly above prime, the Company does not believe that such loans would even be available from an unrelated party. In addition, since May 1, 1994, Victor D. Wortmann, Sr. and his family purchased additional shares of CANJ which, when exchanged for shares of the Company, totalled 1,180,000 shares of the Company's common stock for a total consideration of $75,750. During this same period, Robert E. Wortmann and his family purchased additional shares of CANJ which, when exchanged for shares of the Company, totalled 1,180,000 shares of the Company's common stock for a total consideration of $75,750. CANJ was a privately-held company and the purchase price of the CANJ shares was established arbitrarily by its management. In December 1995 Robert E. Wortmann purchased 40,000 shares of the Company's common stock directly from the Company for $2.50 per share, or a total of $100,000. These shares were restricted as to transfer, and were acquired at a time when the market price for the Company's common stock was approximately $5.00 per share. On April 23, 1996 Victor D. Wortmann, Sr. and Robert E. Wortmann each were granted options to purchase 300,000 shares of the Company's common stock at $0.01 per share exercisable immediately through April 23, 2001 in consideration for making high risk, unsecured loans to the Company.

                             PRINCIPAL SHAREHOLDERS


    As at May 31, 1996, the Company had 14,563,536 shares of its Common Stock issued and outstanding. The following table sets forth certain information with respect to each beneficial owner of five percent or more of the outstanding shares of the Company's Common Stock, each officer and each director of the Company and all officers and directors of the Company as a group. The Company has no outstanding non-voting securities.



                                                                        AMOUNT AND
                                                                         NATURE OF
                          NAME AND ADDRESS                              BENEFITS OF    PERCENT OF
                       OF BENEFICIAL OWNERS(1)                           OWNERSHIP       CLASS
                       -----------------------                          -----------    ----------
George Chu...........................................................       100,000       *
  413 West Mt. Airy Avenue
  Philadelphia, PA 19119
Pasquale J. Dileo....................................................        30,000       *
  832 Bay Avenue
  Toms River, NJ 08753
John B. Fetter.......................................................     2,828,612(2)   19.4%
  820 Gatemore Road
  Bryn Mawr, PA 19010
Select Acquisitions, Inc.............................................     1,308,640       9.0%
  832 Bay Avenue
  Toms River, NJ 08753
Gary Sondermeyer.....................................................       350,000(3)    2.3%
  622 White Swan Way
  Langhorne, PA 19047
Roger E. Tuttle......................................................     4,790,105(4)   30.8%
  3105 Gibson Lane
  Doylestown, PA 18901
Robert E. Wortmann...................................................     2,192,500(5)   14.8%
  80 Knollwood Road
  Upper Saddle River, NJ 07158
Victor D. Wortmann, Sr...............................................     2,112,500(6)   14.2%
  47 Mill Glen Road
  Upper Saddle River, NJ 07158
Officers and Directors As a Group (7 persons)........................    11,803,717(7)   71.5%


- ------------

* Less than 1%

(1) Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned.

(2) Includes 2,528,612 shares owned by John B. Fetter directly, 100,000 shares owned by Marilyn S. Fetter, his wife, 100,000 shares owned by the John T. Fetter Revocable Trust, of which John B. Fetter is a trustee and 100,000 shares owned by Katherine E. Fetter Revocable Trust, of which John B. Fetter is a trustee.

(3) Includes no shares owned directly and 350,000 shares which may be acquired within sixty (60) days upon the exercise of options.


(4) Includes 2,516,509 shares owned by Roger E. Tuttle directly, 106,000 shares owned by William Tuttle, his son, 100,000 shares owned by Kristie Tuttle, his daughter and 100,000 shares owned by Elizabeth Tuttle, his wife. Also includes 967,596 shares over which Mr. Tuttle has voting control and 1,000,000 shares which may be acquired within sixty (60) days upon the exercise of options.


(5) Includes 802,500 shares owned by Robert E. Wortmann directly, 40,000 shares owned by Mary Wortmann, his wife, 150,000 shares owned by Robert E. Wortmann, Jr., his son, 150,000 shares owned by Erika Wortmann, his daughter, 150,000 shares owned by Andrea Wortmann, his daughter and 600,000 shares owned by VRH Construction Corporation, a company controlled by

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
    Mr. Wortmann and his brother, Victor D. Wortmann, Sr. Also included in the holdings of Victor D. Wortmann, Sr. Also includes 300,000 shares which may be acquired within sixty (60) days upon the exercise of options.

(6) Includes 812,500 shares owned by Victor D. Wortmann, Sr. directly, 200,000 shares owned by Victor D. Wortmann, Jr., his son, 200,000 shares owned by Susan Ann Curran, his daughter and 600,000 shares owned by VRH Construction Corporation, a company controlled by Mr. Wortmann and his brother, Robert E. Wortmann. Also included in the holdings of Robert E. Wortmann. Also includes 300,000 shares which may be acquired within sixty (60) days upon the exercise of options.


(7) Includes 1,950,000 shares which may be acquired within sixty (60) days upon the exercise of options and warrants. As at May 31, 1996, the Company had 14,563,536 shares outstanding. An additional 3,234,012 shares were subject to acquisition within sixty (60) days upon the exercise of options and warrants, for a total of 17,797,548.


                           DESCRIPTION OF SECURITIES


    The total authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value per share, and 25,000,000 shares of Preferred Stock, no par value per share. The following descriptions of the capital stock are complete in all material and relevant terms but are qualified in all respects by reference to the Certificate of Incorporation and amendments thereto and By-Laws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. As at May 31, 1996, there were 14,563,536 shares of Common Stock and no shares of Preferred Stock issued and outstanding.


COMMON STOCK

    The holders of Common Stock elect all directors and are entitled to one vote for each share held of record. All shares of Common Stock participate equally in dividends, when, as and if declared by the Board of Directors and in net assets on liquidation. All shares of Common Stock presently outstanding are duly authorized, validly issued, fully paid and nonassessable by the Company. The shares of Common Stock have no preference, conversion, exchange, preemptive or cumulative voting rights.

NON-CUMULATIVE VOTING

    The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not he able, to elect any of the Company's directors.

PREFERRED STOCK

    The Company is authorized to issue shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the shares of preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its preferred stock.

TRANSFER AGENT

    The Company's transfer agent is Chemical Mellon Shareholder Services, 450 West 33rd Street, New York, New York 10001.

REPORTS TO SHAREHOLDERS

    As a result of this offering, the Company will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, to file annual, quarterly and other periodic reports with the Commission. Additionally, the Company will be subject to the proxy solicitation requirements of the Exchange Act. The Company intends to furnish its stockholders with annual reports containing audited financial statements and a report thereon certified by its independent certified public accountants, quarterly reports containing unaudited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

SHARES AVAILABLE FOR RESALE


    As at May 31, 1996, the Company had 14,563,536 shares of Common Stock issued and outstanding, of which only 199,500 are "freely tradable." Upon the effective date of this offering, an additional 1,353,100 shares will be freely tradable, for a total of 1,552,600, and the balance of the shares are and will be "restricted securities" as that term is defined in the Securities Act, and in the future may be sold only in compliance with Rule 144 under the Act. In general, under Rule 144 a person (or group of persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least two years, including any person who may be deemed to be an "affiliate" of the Company (as the term "affiliate" is defined in Rule 144 of the Act), is entitled to sell in normal brokerage transactions during the periods when certain information regarding the Company is publicly available, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the Company's shares during the four calendar weeks preceding such sale or (ii) 1% of the total shares then outstanding. A person who has not been an "affiliate" of the Company for the three months prior to a sale and who has held restricted shares for at least three years would be entitled to sell such shares without restriction. The Company cannot predict how many, or when, any of these restricted shares actually will be sold pursuant to Rule 144. Sales of the Company's Common Stock by present stockholders pursuant to Rule 144 or otherwise, may, in the future, have a depressive effect on the price of the Common Stock.

                              SELLING SHAREHOLDERS


    Up to 1,353,100 shares of Common Stock may be offered by thirty-five (35) shareholders (the "Selling Shareholders") in connection with shares issued to them for the purposes set forth herein. The Company has agreed to bear all expenses (other than underwriting or selling commissions or any fees and disbursements of counsel to such Selling Shareholders) in connection with the registration of their shares.


    The following table sets forth certain information with respect to persons for whom the Company is registering shares for resale to the public. None of such persons has held any position or office with the Company or any of its affiliates within the past three years, except as indicated. The Company will not receive any of the proceeds from the sale of such shares.

                                                                 NUMBER OF SHARES OWNED
                                                        ----------------------------------------
   NAME OF SELLING SHAREHOLDER                          PRIOR TO       BEING      AFTER OFFERING
   AND RELATIONSHIP WITH COMPANY                        OFFERING      OFFERED     AND PERCENTAGE
   -----------------------------                        ---------    ---------    --------------

VRH Construction Corp.(1)............................     600,000      600,000             0--0 %
Select Acquisitions, Inc.............................   1,308,640      150,000    1,158,640--8.0%
West Front Street Trust..............................     129,538      129,538             0--0 %
William C. Callari...................................     100,462      100,462             0--0 %
Mark Gasarch.........................................     125,000      100,000        25,000--*
William White........................................      60,000       30,000        30,000--*
Pasquale Dileo (Director)............................      30,000       30,000             0--0 %
Edward Agostini......................................      25,000       25,000             0--0 %
Jonathan Frank.......................................      25,000       25,000             0--0 %
R. Michael Pisani....................................     137,200       22,000       115,200--*
William Despo........................................      20,000       20,000             0--0 %
David Prokopete......................................      16,000       16,000             0--0 %
Tony Cipollone.......................................      25,000       15,000        10,000--*
Robert M. Long.......................................      39,800       11,000        28,800--*
The Cavior Organization, Inc.........................      10,000       10,000             0--0 %
Dawn Papa............................................      10,000       10,000             0--0 %
John W. Canzano......................................       8,000        8,000             0--0 %
William Tuttle (2)...................................     106,000        6,000       100,000--*
Frank C. Lionetti Design, Inc........................       5,000        5,000             0--0 %
Stencler Design, Ltd.................................       5,000        5,000             0--0 %
Christopher Boyd Dixon...............................       4,800        4,800             0--0 %
Paul Gottbetter BCSS Def. Contri. Plan...............       4,000        4,000             0--0 %
Barry E. Home........................................       4,000        4,000             0--0 %
Rupert R. Sizemore, Jr. c/f Hayley Sizemore..........       4,000        4,000             0--0 %
Robert Piccone.......................................      12,498        3,000         9,498--*
Simone Palazzolo.....................................       2,500        2,500             0--0 %
All Service Mortgage of America, Inc.................       2,000        2,000             0--0 %
Joseph Giles Jr. c/f Joseph Michael Giles............       2,000        2,000             0--0 %
Joseph Giles Jr. c/f Nathan Earl Giles...............       2,000        2,000             0--0 %
Adam Gottbetter BSCC Def. Contri. Plan...............       1,400        1,400             0--0 %
Steven Kaplan BSCC Def. Contri. Plan.................       1,400        1,400             0--0 %
Jon Feldman..........................................       1,250        1,250             0--0 %
Gary VanVorst........................................       1,250        1,250             0--0 %
W. Scott Nixon.......................................       1,000        1,000             0--0 %
John Johnston........................................         500          500             0--0 %
                                                                     ---------
            TOTAL....................................                1,353,100


                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ------------

* Less than 1%

(1) Owned by Victor D. Wortmann, Sr. and Robert E. Wortmann, directors of the Company. Does not include shares owned by Victor D. Wortmann, Sr. or Robert
    E. Wortmann or their families (See "Principal Shareholders").

(2) William Tuttle is the son of Roger Tuttle. Does not include shares owned by Roger Tuttle or his family. (See "Principal Shareholders").

                              PLAN OF DISTRIBUTION

    The Common Stock may be offered and sold from time to time by the Selling Shareholders as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares offered hereby may be sold by one or more of the following methods, without limitation:
(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

    Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

                                    EXPERTS

    The April 30, 1994 financial statements and the April 30, 1995 financial statements included in this Prospectus have been examined by Zeller Weiss & Kahn, CPAs, Independent Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    On October 10, 1995 Zeller Weiss & Kahn, CPAs replaced Rosen Seymour Shapss Martin & Company, CPAs as accountants for CANJ by mutual agreement between CANJ's board of directors and the resigning accountants. No report on CANJ's financial statements issued by the resigning accountants contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, nor were their any disagreements on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.

    On March 1, 1995 Zeller Weiss & Kahn, CPAs replaced Fallon & Fallon as accountants for Alcor (whose name was changed to the Company) by mutual agreement between the Company's board of directors and the resigning accountants. No report on Alcor's or the Company's financial statements issued by the resigning accountants contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, nor were their any disagreements on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.

                                 LEGAL MATTERS

    There are no material legal proceedings in which the Company is involved.

    Certain legal matters, including the legality of the issuance of the shares of Common Stock offered hereby, are being passed upon for the Company by Mark Gasarch, Esq., 1285 Avenue of the Americas, New York New York 10019. Mark Gasarch owns 125,000 shares of the Company's Common Stock and options to acquire an additional 200,000 shares. See "Selling Shareholders".

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
              PERIOD ENDING APRIL 30, 1995 AND 1994 AND THE PERIOD
                DECEMBER 17, 1993 (INCEPTION) TO APRIL 30, 1995

                                    CONTENTS

                                                                                      PAGE
                                                                                  ------------
Independent auditors' report...................................................       F-2
Consolidated financial statements:
  Balance sheet................................................................       F-3
  Statement of income (loss)...................................................       F-4
  Statement of stockholders' equity............................................       F-5
  Statement of cash flows......................................................       F-6
  Notes to consolidated financial statements...................................   F-7 to F-38
Supplementary information to consolidated financial statements:
  Report of independent auditors on statement of operating expenses............       F-39
  Schedule of operating expenses...............................................       F-40

- --------------------------------------------------------------------------------

[ZELLER WEISS & KAHN LETTERHEAD]                                        [LOGO]

- --------------------------------------------------------------------------------

                                 1084 Route 22 West               Melvin H. Zeller, CPA
                                 Mountainside, NJ 07092           Harold N. Binenstock, CPA
                                 TEL: 908-789-0011                Stephen E. Rosenthal, CPA
                                 FAX: 908-789-0027                Alfred J. Padovano, CPA
                                                                  Leonard J. Krieger Jr., CPA
                                                                  Philip E. Hunrath, CPA
                                                                  Martin Sherman, CPA
                                                                  Gary A. Sherman, CPA
                                                                  Andrew M. Fingerhut, CPA

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Compost America Holding Company, Inc. and Subsidiaries
Doylestown, Pennsylvania

    We have audited the accompanying consolidated balance sheet of Compost America Holding Company, Inc. and Subsidiaries as of April 30, 1995 and 1994 and the related statements of income (loss), stockholders' equity and cash flows, for the periods ending April 30, 1995 and 1994 and for the period December 17, 1993 (inception) to April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Compost America Holding Company, Inc. and Subsidiaries as of April 30, 1995 and 1994 and the results of its operations, changes in stockholders' equity and cash flows for the period ending April 30, 1995 and 1994 and for the period December 17, 1993 (inception) to April 30, 1995, in conformity with generally accepted accounting principles.

    As discussed in Note 9 the Company has been in the development stage since December 17, 1993.





February 9, 1996, except for           /s/ ZELLER WEISS & KAHN
  Note 11 (F) as to which the
  date is April 22, 1996
Mountainside, New Jersey

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
              CONSOLIDATED BALANCE SHEET--APRIL 30, 1995 AND 1994

                                                                         1995          1994
                                                                      ----------    ----------
   ASSETS
Current assets:
  Cash.............................................................   $    9,409    $    8,400
  Accounts receivable..............................................                     55,361
  Due from affiliated company, R.C. Land Company Inc...............       28,600
  Due from affiliated company, American Bio-AG Corp................       20,000
                                                                      ----------    ----------
      Total current assets.........................................       58,009        63,761
                                                                      ----------    ----------
Investments in joint venture (Note 12A)............................      167,358
                                                                      ----------    ----------
Plant, property and equipment (Note 18)
  Automotive equipment.............................................       44,734
  Office equipment.................................................        2,920
  Construction in progress, Compost projects.......................    3,103,743     2,024,416
                                                                      ----------    ----------
                                                                       3,151,397     2,024,416
  Less depreciation................................................       29,598
                                                                      ----------    ----------
                                                                       3,121,799     2,024,416
                                                                      ----------    ----------
Other assets:
  Restrictive covenant (Note 10B)..................................      245,833
  Trademark costs, net of amortization of $220.....................        1,488
  Organization costs, net of amortization of $1,458................        5,621         2,128
  Deposits (Note 20)...............................................        2,035
  Options (Note 21)................................................      100,000
                                                                      ----------    ----------
                                                                         354,977         2,128
                                                                      ----------    ----------
                                                                      $3,702,143    $2,090,305
                                                                      ----------    ----------
                                                                      ----------    ----------

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable, bank (Note 22)....................................   $   50,000
  Accounts payable and accrued expenses............................      500,921    $  284,708
  Current portion of long-term debt (Note 18)......................       56,984
  Due to affiliated company, VRH Construction Corp. (Note 15)......      640,072
  Due affiliated company, Compost Management, Inc. (Note 15).......                    212,205
  Due to affiliated company, Select Acquisitions, Inc. (Note 15)...       23,900        41,650
  Payroll taxes payable............................................        6,048
                                                                      ----------    ----------
      Total current liabilities....................................    1,277,925       538,563
                                                                      ----------    ----------
Long-term debt, net of current portion (Note 18)...................      414,871
                                                                      ----------    ----------
Contingencies and commitments (Note 13)
Minority interest in consolidated subsidiary.......................            0             0
                                                                      ----------    ----------
Stockholders' equity:
  Common stock, no par value, 15,000,000 shares authorized
    13,222,667 shares issued and outstanding in 1995 and 4,199,040
    shares issued and outstanding in 1994 (Note 5).................    2,899,278     1,710,089
  Common stock warrant (Note 14)
  Deficit accumulated during the development stage.................     (861,239)     (158,347)
  Less: subscriptions receivable...................................      (28,692)
                                                                      ----------    ----------
                                                                       2,009,347     1,551,742
                                                                      ----------    ----------
                                                                      $3,702,143    $2,090,305
                                                                      ----------    ----------
                                                                      ----------    ----------


                See notes to consolidated financial statements.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED STATEMENT OF INCOME (LOSS)

                                                                                         CUMULATIVE
                                                                                            FROM
                                                           YEAR        DEC. 17, 1993    DEC. 17, 1993
                                                           ENDED        (INCEPTION)      (INCEPTION)
                                                         APRIL 30,     TO APRIL 30,     TO APRIL 30,
                                                           1995            1994             1995
                                                        -----------    -------------    -------------
Net sales............................................                   $    80,741       $  80,741
Other revenues.......................................   $     6,500                           6,500
                                                        -----------    -------------    -----------

      Total..........................................         6,500          80,741          87,241
Cost of operations, transportation...................         5,000                           5,000
                                                        -----------    -------------    -----------
Gross income.........................................         1,500          80,741          82,241
General and administrative...........................       667,687         239,088         906,775
                                                        -----------    -------------    -----------
Loss from operations.................................      (666,187)       (158,347)       (824,534)
                                                        -----------    -------------    -----------

Other non-operating expense:
  Interest...........................................        10,753                          10,753
                                                        -----------    -------------    -----------
Loss before income tax expense.......................      (676,940)       (158,347)       (835,287)
Income tax expense (Note 19).........................             0               0               0
                                                        -----------    -------------    -----------
                                                           (676,940)       (158,347)       (835,287)
                                                        -----------    -------------    -----------
Minority interest in income of consolidated
subsidiaries.........................................             0               0               0
                                                        -----------    -------------    -----------
                                                           (676,940)       (158,347)       (835,287)
                                                        -----------    -------------    -----------
Loss in equity in joint venture......................       (25,952)                        (25,952)
                                                        -----------    -------------    -----------
Net loss.............................................   $  (702,892)    $  (158,347)      $(861,239
                                                        -----------    -------------    -----------
                                                        -----------    -------------    -----------
Earnings per common share:
  Primary............................................   $      (.07)    $      (.03)
                                                        -----------    -------------
                                                        -----------    -------------
Weighted average number of common shares outstanding:
  Primary............................................    10,347,340       5,124,128
                                                        -----------    -------------
                                                        -----------    -------------

                See notes to consolidated financial statements.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                        (DEFICIT)
                                                                                       ACCUMULATED
                                                                 COMMON STOCK          DURING THE
                                                           ------------------------    DEVELOPMENT
                                                             SHARES        AMOUNT         STAGE
                                                           ----------    ----------    -----------
Balance, December 17, 1993
  Issuance of common stock for technology,
    December 28, 1993 (.0017 per sh.)(Note 5)...........    2,160,000    $    3,600
  Issuance of common stock for technology,
    January 1, 1994 (1.207 per sh.)(Note 5).............      840,000     1,013,875
  Issuance of common stock
    Jan 1, 1994--April 30, 1994 (.83 per sh.)(Note 5)...      830,400       692,000
  Issuance of common stock for services,
    April 30, 1994 (.0017 per sh.)(Note 5)..............      368,640           614

  Net Loss April 30, 1994...............................                                $(158,347)
                                                           ----------    ----------    -----------
Balance, April 30, 1994.................................    4,199,040     1,710,089      (158,347)
  Issuance of common stock for settlement claim,
    May 27, 1994 (.0017 per sh.)(Note 5)................       24,000            40
  Redemption of common stock
    Sept. 29, 1994 (.83 per sh.)(Note 5)................      (60,000)      (50,000)
  Issuance of common stock
    Oct. 3, 1994 (.83 per sh.)(Note 5)..................       60,000        50,000
  Issuance of common stock
    October and November, 1994 (.879 per sh.)(Note 5)...      369,600       325,000
  Issuance of common stock
    Nov. 1, 1994 (.417 per sh.)(Note 5).................      120,000        50,000
  Issuance of common stock for merger,
    December 1, 1994 (.047 per sh.)(Note 5).............    2,631,360       122,613
  Exercise of warrants
    Dec. 1, 1994 (.002 per sh.)(Note 5).................    2,580,000         4,300
  Issuance of common stock for acquisition,
    Feb. 8, 1995 (.18 per sh.)(Note 5)..................      274,500        49,094
  Issuance of common stock for private placement,
    Feb. 11, 1995 (2.50 per sh.)(Note 5)................      190,000       475,000
  Exercise of warrants and options for legal services,
    Feb. 11, 1995 (.03 per sh.)(Note 5).................    2,714,167        63,142
  Issuance of common stock for Chicago restructuring
agreement, Feb. 15, 1995 (.83 per sh.)(Note 5)..........      120,000       100,000

  Net loss April 30, 1995...............................                                 (702,892)
                                                           ----------    ----------    -----------
Balance, April 30, 1995.................................   13,222,667    $2,899,278     $(861,239)
                                                           ----------    ----------    -----------
                                                           ----------    ----------    -----------

                See notes to consolidated financial statements.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                               CUMULATIVE
                                                                                                  FROM
                                                                       DECEMBER 17, 1993    DECEMBER 17, 1993
                                                       YEAR ENDED       (INCEPTION) TO       (INCEPTION) TO
                                                     APRIL 30, 1995     APRIL 30, 1994       APRIL 30, 1995
                                                     --------------    -----------------    -----------------
Operating activities:
     Net loss.....................................    $    (702,892)      $  (158,347)         $  (861,239)

Adjustments to reconcile net cash and equivalents
 provided by operating activities:
   Amortization...................................            4,167                                  4,167
   Depreciation...................................            3,030                                  3,030
   Equity in loss of joint venture................           25,952                                 25,952

Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable.....           55,361           (55,361)
   Increase (decrease) in accounts payable and
     accrued expenses.............................          216,213           284,708              500,921
   Increase in payroll taxes payable..............            6,048                                  6,048

Changes in other assets and liabilities:
   (Increase) decrease in due to/from affiliated
     companies:
     R.C. Land Company, Inc.......................          (28,600)                               (28,600)
     Compost Management, Inc......................         (212,205)          212,205
     American Bio-AG Corp.........................          (20,000)                               (20,000)
     Select Acquisitions, Inc.....................          (17,750)           41,650               23,900
                                                     --------------    -----------------    --------------
     Net cash (used in) provided by operating
activities........................................         (670,676)          324,855             (345,821)
                                                     --------------    -----------------    --------------

Investing activities:
   Purchase of restrictive covenant...............         (250,000)                              (250,000)
   Purchase of construction in progress,
     Compost projects.............................         (758,745)       (1,006,327)          (1,765,072)
   Purchase of property and equipment.............           (2,920)                                (2,920)
   Purchase of organizational costs...............           (2,217)           (2,128)              (4,345)
   Purchase of deposits...........................           (1,525)                                (1,525)
   Purchase of options............................         (100,000)                              (100,000)
   Purchase of equity of joint venture............         (193,310)                              (193,310)
                                                     --------------    -----------------    --------------
     Net cash used in investing activities........       (1,308,717)       (1,008,455)          (2,317,172)
                                                     --------------    -----------------    --------------

Financing activities:
   Increase in due to affiliated company,
     VRH Construction Corp........................          640,072                                640,072
   Increase in notes payable......................           50,000                                 50,000
   Increase in long-term debt.....................          387,720                                387,720
   Proceeds from issuance of common stock.........          906,409           692,000            1,598,409
   Payments on long-term debt.....................           (3,799)                                (3,799)
                                                     --------------    -----------------    --------------
     Net cash provided by financing activities....        1,980,402           692,000            2,672,402
                                                     --------------    -----------------    --------------
Net increase in cash..............................            1,009             8,400                9,409
Cash, beginning of period.........................            8,400
                                                     --------------    -----------------    --------------
Cash, end of period...............................    $       9,409       $     8,400          $     9,409
                                                     --------------    -----------------    --------------
                                                     --------------    -----------------    --------------
Supplementary disclosure of cash flow information
   Interest.......................................    $      10,753       $         0          $    10,753
   Taxes..........................................    $           0       $         0          $         0

Supplemental schedule of non-cash investing and financing activities (Note 24)

                See notes to consolidated financial statements.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS:

    The Company is in the process of developing the business of converting and recycling organic waste into compost and other soil products, which it sells to a multitude of users. The process which the Company will employ is composting, or the controlled decomposition of organic matter into humus (a component of soil). Like a landfill or an incinerator operator, the Company will be paid "tipping fees" to accept waste from generators of these materials. In selected markets like New Jersey, where the disposal costs are high, the economic opportunity of taking in and processing large volumes of waste is significant.

    The Company will operate a vegetative and selected food waste compost facility in New Jersey and will continue the development of the indoor composting projects currently in progress, which will convert organic materials ordinarily disposed of in landfills or incinerators into a valuable end product which is beneficial to the environment.

2. BUSINESS ORGANIZATION:

    Compost America Holding Co. Inc., formerly known as Alcor Energy and Recycling Systems, Inc. (Alcor) was incorporated on August 20, 1981 in the state of New Jersey, with 1,000,000 authorized shares at no par value. On February 1, 1984 Alcor conducted an offering under Regulation A, an exemption from registration under the Securities Act of 1933. On that date, 300,000 shares of common stock were issued at $1.00 per share.

    On June 29, 1992, Alcor was authorized to amend its Certificate of Incorporation to increase authorized common stock shares from 1,000,000 to 7,500,000 shares.

    On June 29, 1992, Alcor issued 3,000,000 shares of common stock to Capital Pacific Management, Inc. for all the outstanding shares of the Gilbert Spruance Company and 750,000 shares to Peter English and his affiliates in return for all outstanding shares of the English Group, Inc.

    On December 10, 1992 and January 1993, Alcor disposed of three subsidiaries due to the lack of sufficient capital needed to continue the operations of each. Alcor sustained losses from both the disposition of the Gilbert Spruance Company and The English Group, Inc.

    On September 27, 1994, 650,000 shares issued to Peter English to acquire the English Group, Inc. were returned pursuant to the disposal of the English Group, Inc.

    On September 29, 1994, Alcor issued 1,500,000 shares to two individuals for cancelling $203,720 of loans due to these individuals.

    On October 21, 1994, Alcor amended its Certificate of Incorporation to increase its authorized common stock from 7,500,000 shares to 15,000,000 shares with 5,490,000 shares issued and outstanding. Alcor, now inactive, pursued finding a business partner either through merger or acquisition.

    On November 28, 1994 the majority of Alcor stockholders agreed to a one for twenty reverse split which reduced total outstanding shares to 274,500.

    On January 23, 1995, Alcor entered into an Acquisition Agreement and Plan of Reorganization with Compost America Company of New Jersey, Ltd., incorporated in the state of Delaware on December 17, 1993. Compost America Company of New Jersey, Ltd. had 5,000,000 shares, .01 par value of common stock authorized, of which 1,654,000 shares were issued and outstanding. Alcor

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. BUSINESS ORGANIZATION:--(CONTINUED)
exchanged 9,924,000 shares of its common stock for all of the outstanding common stock of Compost America Company of New Jersey, Ltd.

    On February 8, 1995, Alcor Energy and Recycling Systems, Inc., changed its name to Compost America Holding Company, Inc. (Company).

3. NATURE OF OPERATIONS, RISKS AND UNCERTAINTIES:

    The waste management industry in which the Company plans to operate as a processor of municipal solid waste, sewage sludge and commercial organic waste, is highly competitive and has been traditionally dominated by several large and well recognized national and multi-national companies with substantially greater financial resources in comparison to the financial resources available to the Company.

    There can be no assurance that the Company will be able to obtain the required federal, state and local permits necessary to operate its composting facilities presently under development.

    The Company plans to contract for and to process, only municipal solid waste and sewage sludge that meets the Company specifications. It is possible that some of the wastes accepted at a company facility may contain contaminants which could cause environmental damage and result in liabilities.

    The Company has not entered into any contracts with users of compost from its facilities which are under development. Should the Company not be able to sell the compost, the Company may have to give the compost away and pay for its transportation costs.

    The Company has no significant concentration of credit with any individual counterparty or groups of counterparties.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation:

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Compost America Company of New Jersey, Ltd. and its subsidiaries, Newark Recycling and Composting Co., Inc., Gloucester Recycling and Composting Company, Inc. and Monmouth Recycling and Composting Co., Inc. Inter-company transactions and balances have been eliminated in consolidation.

  Principles of reorganization:

    The acquisition of the Company's subsidiary, Compost America Company of New Jersey, Ltd., on January 23, 1995 has been accounted for as a reverse purchase of the assets and liabilities of the Company by Compost America Company of New Jersey, Ltd. Accordingly, the consolidated financial statements represents assets, liabilities and operations of only Compost America Company of New Jersey, Ltd. prior to January 23, 1995 and the combined assets, liabilities and operations for the ensuing period. The financial statements reflect the purchase of the stock of Alcor Energy and Recycling Systems, Inc., the former name of Compost America Holding Company, Inc., by Compost America Company of New Jersey, Ltd. for stock and the assumption of liabilities of $49,094, this amount being the historical cost of the assets and liabilities acquired. All significant inter-company profits and losses from transactions have been eliminated.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)
  Property and equipment:

    Property and equipment are carried at cost. The Company computes depreciation substantially by the straight-line method over the estimated useful lives of the related assets.

  Earnings per share:

    Earnings per share has been computed based on the weighted average number of shares of common stock outstanding during each period.

  Cash and cash equivalents:

    The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be "cash equivalents".

  Construction in progress, Compost projects:


    Project development costs consist of costs incurred for the development of the Company's composting facilities. These costs included the architectural, legal, structural and consulting engineering, artist rendering, planning board approvals and other construction costs. Upon commencement of operations of a facility, the costs associated with such project will be depreciated over the estimated useful life of the facility.


  Inventory:

    Inventory will consist of compost and soil products at various stages of conversion and will be stated at the lower of cost or market (first-in; first-out).

  Revenue recognition:

    Tipping fees, the Company's principal source of revenue, will be recognized upon receipt of the organic waste at the facility sites. The revenue generated from the sale of compost and soil products will be recognized upon shipment from facility sites. In addition the Company will receive payments from an affiliate for services rendered relating to the land application of bio-solids.

  Investments (equity method):

    The Company accounts for investments in affiliated companies which constitute 20% to 50% of the equity of the investor company by the equity method.

  Restrictive covenant:

    The Company is amortizing a $250,000 restrictive covenant over an estimated life of 15 years with a former employee of Compost Management, Inc., which subsequently merged into Compost America Company of New Jersey, Ltd. Amortization expense charged to operations for 1995 was $4,167.

  Trademark cost:

    The cost of trademarks acquired are being amortized on the straight-line method over their remaining lives of 20 years.

  Organization cost:

    The Company amortizes organization cost over a period of 60 months on a straight-line method.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)
  Research and development:

    The Company charges to research and development project costs associated with projects which are not in the process of construction or permitted for operation.

5. COMMON STOCK:

    A. December 28, 1993

    The Company issued 2,160,000 shares of common stock in exchange for the original issuance by Compost America Company of New Jersey, Ltd. to Compost Management, Inc. of 360,000 shares @ .001 per share for the contribution of all ownership interest and development rights in all current composting projects throughout the United States.

    B. January 1, 1994

    The Company issued to Select Acquisitions, Inc. 840,000 shares of common stock for the original issuance by Compost America Company of New Jersey, Ltd. of 140,000 shares in exchange for technology and the reimbursement to Bedminster Bioconversion Corporation, an unrelated company, for all expenses of composting projects previously entered into including all guarantees, land purchases and development costs. Select Acquisitions, Inc. acquired such technology and right by the issuance of its own 4 1/2% cumulative convertible preferred stock in the amount of 200,000 shares at $10 per share. The parties agreed as of December 31, 1993, the settlement date, the total cash expended by Bedminster Bioconversion Corporation was $1,013,875 including charges for technology. The value of the stock issued being the actual cash expended by Bedminster Bioconversion Corporation.

    C. January 1, 1994--April 30, 1994

    The Company issued 830,400 shares of common stock in exchange for 138,400 shares of Compost America Company of New Jersey, Ltd. originally issued for cash at $5 per share or $692,000 in a "private placement", to raise $1,000,000.

    D. April 30, 1994

    The Company issued Select Acquisitions, Inc. 368,640 shares in exchange for $61,440 shares of Compost America Company of New Jersey, Ltd. originally issued for professional fees for structuring and assisting in the raising of $192,000 of capital contributions through a term sheet agreement and private placement.

    E. May 27, 1994

    The Company issued 24,000 shares pursuant to an agreement by Compost America Company of New Jersey, Ltd. for 4,000 shares of common stock. According to the agreement, Compost America Company of New Jersey, Ltd. made a commitment to be a registered company by certain firm dates. If on those dates Compost America Company of New Jersey, Ltd. was not a registered company, 2,000 shares would be issued at the passing of each date, not to exceed 4,000 shares. The shares were valued at Compost America Company of New Jersey, Ltd. par value of $.001 per share. Additionally, the investor was also issued 24,000 warrants of Compost America Company of New Jersey, Ltd. at the lower of $5.50 per share or the price of the next offering. The warrants expire in five years.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. COMMON STOCK:--(CONTINUED)
    F. September 29, 1994

    The Company redeemed 60,000 shares of common stock originally exchanged with Compost America Company of New Jersey, Ltd. for 10,000 shares of common stock issued to an unrelated Limited Partnership investor.

    G. October 3, 1994

    The Company immediately resold the redeemed stock to the principals of VRH Construction Corp. for the same $50,000 and issued 60,000 shares.

    H. October 11, 1994

    The Company issued 369,600 shares in exchange for 61,600 shares of Compost America Company of New Jersey, Ltd. common stock issued under a private placement for $325,000. The private placement was originally offered for 200,000 shares at $5 per common share. The offering was oversold by 3,400 shares of which the individual who purchased a large block of these shares waived acceptance of the shares and his right to a refund, therefore, the Company received excess funds of $17,000. This completed the January 3, 1994 private placement.

    I. November 1, 1994

    The Company issued 120,000 shares for $50,000. Formerly these were 20,000 shares of Compost America of New Jersey, Ltd. which were converted at 6 to 1 in the merger with Alcor.

    J. December 1, 1994

    The Company, subsequent to the a merger agreement of Compost Management, Inc. and Compost America Company of New Jersey, Ltd., exchanged 2,631,360 shares of its common stock for 438,560 shares of Compost America Company of New Jersey, Ltd's common stock. The value of the shares being the net asset value of statement of financial position of Compost Management, Inc. at December 1, 1994 which was $122,613 (see Note 7B). As a result of the merger of Compost America Company of New Jersey, Ltd. and Compost Management, Inc. the surviving Company was Compost America Company of New Jersey, Ltd which subsequently was acquired by the Company.

    K. December 1, 1994

    Exercise of warrants originally issued by Compost America Company of New Jersey, Ltd. previously exercised and exchanged with the Company's common stock. Compost Management, Inc. exercised 280,000 warrants or 1,680,000 shares and the principles of VRH Construction Corp. exercised 150,000 warrants or 900,000 shares all at a exercise price of $.01 per share.

    L. February 8, 1995

    The Company purchased the issued and outstanding stock of Compost America Holding Company, Inc., formally Alcor Energy and Recycling Systems, Inc. in a reverse acquisition purchase agreement with Compost America Company of New Jersey, Ltd. Alcor, a publicly held company has 15,000,000 shares authorized and 5,490,000 shares outstanding. Prior to the merger, Alcor did a 20 for 1 reverse split which left 274,500 shares outstanding. Compost America Company of New Jersey, Ltd. assumed liabilities in the purchase of the public stock. The cost associated with the purchase amounted to assumption of a settlement agreement for a law suit between Alcor Energy and Recycling Systems, Inc.,

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. COMMON STOCK:--(CONTINUED)
a former name of Compost America Holding Company, Inc. and Reade Advanced Materials, a creditor, for $25,000 and closing costs of $24,094 for legal and other expenses, total cost being $49,094.

    M. February 11, 1995

    The Company sold 190,000 shares unregistered restricted common stock at $2.50 per share. These shares were issued by the Company in a private transaction for a total of $475,000.

    N. February 11, 1995


    The Board of Directors of Compost America Holding Company, Inc. authorized a non-qualified stock option plan (referred to as the performance option), to directors and officers of the Company and designated professionals employed by the Company who have tendered invaluable assistance in the efforts of the Company to become viable. The option was granted for a period of three years from the date of grant (February 11, 1995) and at an option price of $.01 per share. The Company granted 1,913,167 option for common stock, all of which were exercised on February 11, 1995 for $19,132. Of the 1,913,167 options granted and exercised 400,000 shares were for consulting services to be rendered by FRW, L.L.C., principals of the law firm of Ehmann, Van Denbergh & Trainor.


    O. February 11, 1995

    The Board of Directors of Compost America Holding Company, Inc. approved the issuance of stock options and warrants in the Company to holders of stock options and warrants of Compost America Company of New Jersey, Ltd. in exchange for their existing options and warrants. As a result of the merger of Compost America Holding Company, Inc. and Compost America Company of New Jersey, Ltd. shareholders of Compost America Company of New Jersey, Ltd. holding options and warrants were not considered. The Board of Directors of Compost America Holding Company, Inc. corrected this omission and granted options and warrants to those shareholders.

    The Company issued 901,000 options at $.01 per common share with an expiration date of February 10, 1999. As of April 30, 1995, 801,000 options have been exercised for $8,010 and 100,000 options are still outstanding. Of the 801,000 options exercised from the total 901,000 options granted, 156,000 options were issued to FRW, L.L.C., the principals of the law firm Ehmann, Van Denbergh & Trainor, 120,000 were from Compost America Holding Company, Inc. for services instrumental in assisting the Company to develop. In addition, the law firm received 36,000 options of Compost America Holding Company, Inc. for offset of legal bills of $36,000.

    The Company also issued 784,000 warrants at various exercised prices expiring February 10, 1999. As of April 30, 1995 no warrants have been exercised.

    P. February 15, 1995

    The Company issued 120,000 shares to three individuals, the principals of Foundation Systems, Inc., who entered into a joint venture with Compost America Company of New Jersey, Ltd. for the purpose of constructing, owning and operating an organic waste processing project to be located in South Chicago, Illinois.

    The individuals sold, conveyed, assigned and transferred into Compost America Company of New Jersey, Ltd., all of their right, title and interest in and to the assets which represented 50% of the venture as well as the liabilities associated with the assets. The total cash expenditures made by the individuals toward the joint venture amounted to $100,000. The Company then owned 100% of the Chicago Project.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. INVESTMENT--AMERICA BIO-AG COMPANY:

    American BIO-AG Corporation was formed as a joint venture under the Restated Joint Venture Agreement dated February 15, 1995 between R. C. Land Company, Twin Rivers Equity Partnership and Compost America Holding Company, Inc.. American BIO-AG Corporation was incorporated in the State of Delaware, January 11, 1995 (see Note 12 (A)).

    The purpose of the joint venture was to develop, own and lease and operate land application sites for the beneficial use of biosolids. Management of American BIO-AG is being performed by executives from the three entities forming American BIO-AG. Initially, sites are being developed in Arizona, Texas and California. Compost America Holding Company, Inc. owns 33 1/3% of the joint venture.

7. AGREEMENTS:

    A) Chicago Restructuring Agreement:

    On July 24, 1995, effective as of February 15, 1995, pursuant to an agreement between Compost America Holding Company, Inc. and Foundations Systems, Inc. to convey, sell and transfer unto Compost America Holding Company, Inc. all of Foundation Systems, Inc. rights, title and interest in and to the assets of the Chicago Recycling and Composting Project. The interest acquired represented 50% of the Joint Venture between the two companies. The principals of Foundation Systems, Inc. as consideration for their interest were issued 120,000 shares of common stock of Compost America Holding Company, Inc.

    B) Agreement and Plan of Merger:

    On December 1, 1994 Compost Management, Inc. and Compost America Company of New Jersey, Ltd. was merged into Compost America Company of New Jersey, Ltd with Compost America Company of New Jersey, Ltd. as the surviving Corporation, which assumed and became liable for all obligations of Compost Management, Inc. At the date of merger Compost Management, Inc. had issued and outstanding 200,000 shares of common stock which were exchanged for 438,560 shares of the common stock of Compost America Company of New Jersey, Ltd. (see Note 5J).

    The following is a summary of the balance sheet of Compost Management, Inc. at December 1, 1994.

                                  ASSETS
Cash............................................................   $    925
Due to Compost America Company of New Jersey, Inc...............    187,722
Investment in Compost America Company of New Jersey, Inc........      6,400
Property and equipment, net.....................................     18,166
Deferred project costs..........................................    184,582
Trademark costs, net............................................      1,485
Organizational costs, net.......................................      1,276
Deposits........................................................        510
                                                                   --------
  Total assets..................................................   $401,066
                                                                   --------
                                                                   --------

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. AGREEMENTS:--(CONTINUED)

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Subscriptions payable...........................................   $  2,800
Notes payable, bank.............................................     10,783
Due to Teepak, Inc..............................................    264,870
                                                                   --------
  Total liabilities.............................................    278,453
Shareholders' equity............................................    122,613
                                                                   --------
  Total liabilities and shareholders' equity....................   $401,066
                                                                   --------
                                                                   --------

    C) Compost America Company of New Jersey, Ltd. Subscription Agreement:

    On January 5, 1994, VRH Construction Corp. purchased 100,000 shares of the common stock of Compost America Company of New Jersey, Ltd. at $5 per share or $500,000. In addition, the principals of VRH Construction Corp. were issued 150,000 warrants for Compost America Company of New Jersey, Ltd. common stock. The purchase of the shares by the subscriber was in further consideration of the Corporation granting to VRH Construction Corp. the exclusive right to act as the Corporation's compost facility development construction manager (see construction management and investment agreement).

    D) Construction Management and Investment Agreement between Compost America Company of New Jersey, Ltd. and VRH Construction Corp.:

    On January 5, 1994 the Compost America Company of New Jersey, Ltd. entered into an agreement with VRH Construction Corp. whereby VRH Construction Corp. purchased 100,000 common shares at $5.00 per share and provided bonding and construction management services to Compost America Company of New Jersey, Ltd.'s Project Development in New Jersey for a term of 10 years. In addition, Compost Management, Inc. and Select Acquisitions, Inc., major shareholders of Compost America Company of New Jersey, Ltd., agreed that all the activities of developing, construction and operations of the compost facilities in New Jersey will be conducted by Compost America Company of New Jersey, Ltd. VRH Construction Corp. will provide construction management services in accordance with the terms set forth in the "Standard AIA Contract Document AIII".

    E) Joint Venture Agreement between Compost Management, Inc. and Select Acquisitions, Inc.:

    On January 1, 1994, amended February 1, 1994, Compost Management, Inc. and Select Acquisitions, Inc., agreed to have Compost Management, Inc. continue to develop, operate and manage the organic waste recycling facilities and blending sites in New Jersey and to enter into a management agreement related to such activities. Select Acquisitions, Inc. was to provide working capital financing and bonding for the composting facilities currently in development by Compost Management, Inc. in New Jersey. As a result of the above, Compost Management, Inc. and Select Acquisitions, Inc. formed Compost America Company of New Jersey Ltd., to be the business entity to develop and operate organic waste recycling facilities and top soil blending sites in New Jersey.

    Compost America Company of New Jersey, Ltd.'s initial assets consisted of the contribution by Compost Management, Inc. of all its ownership interest and development rights in the following projects: Springfield Recycling and Composting Co., LP, Monmouth Recycling and Composting Company, Jersey City Recycling and Composting Company, Gloucester Recycling and Composting Company and Cheiselhurst Recycling and Composting Company.

    Select Acquisitions, Inc. was to fund $1.5 million of funding. Select Acquisitions Inc. was unable provide the funding and an Amended and Restated Joint Venture Agreement was agreed to on February 1, 1994, whereby Select Acquisitions, Inc. was to raise $2,000,000 in a private offering and

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. AGREEMENTS:--(CONTINUED)
Compost Management, Inc. would contribute ownership interests and development rights throughout the United States. In addition, Compost Management Inc. entered into a management agreement with Compost America Company of New Jersey, Ltd. for a term of 10 years with automatic extensions for 5 years. Key executives and employees of Compost America Company of New Jersey, Ltd., were granted a bonus package of 10% of Compost America Company of New Jersey Ltd. pre tax cash flow. The provisions called for in this February 1, 1994 agreement never were developed and none were ever executed.

    The ownership of Compost America Company of New Jersey, Ltd. was to be owned 53.34% or 640,000 shares by Select Acquisitions, Inc., 30.0% or 360,000 shares by Compost Management, Inc., 8.33% or 100,000 shares by VRH Construction Corp. and 8.33% or 100,000 shares by the public.

    As a result of the merger of Compost Management, Inc. into Compost America Company of New Jersey, Ltd., and Select Acquisitions, Inc.'s inability to provide the required funding, the above agreements were modified on July 24, 1995 but effective as of December 1, 1994 by an agreement of understanding. Select Acquisitions, Inc. was issued 61,440 shares for raising $192,000 in a private offering and 140,000 shares for its investment in Compost America Company of New Jersey, Ltd. Compost Management, Inc. received 360,000 shares for its investment in addition to 438,560 shares as a result of the merger and 280,000 shares on exercise of warrants.

    F) Term sheet for transaction with Compost Management, Inc., Compost America Company of New Jersey, Ltd. and Select Acquisitions, Inc.:

    Effective January 1, 1994 Compost America Company of New Jersey, Ltd. and Select Acquisitions, Inc. along with Compost Management, Inc. assumed all responsibility for the Springfield Recycling and Composting Project and Compost America Company of New Jersey, Ltd. and Select Acquisitions, Inc. assumed full responsibility for all current guarantees provided by Bedminster Bioconversion Corporation. Compost America Company of New Jersey, Ltd. and Select Acquisitions, Inc. were to pay all costs and expenses due and payable, related to the Springfield Project effective as of January 1, 1994 and shall reimburse Bedminster Bioconversion Corporation for any costs and expenses paid after January 1, 1994. Select Acquisitions, Inc. agreed to repay and guarantee the reimbursement of Bedminster Bioconversion Corporation for all prior funding to Compost Management, Inc. The balance at December 31, 1993 of reimbursed costs amounted to $1,013,875 including drawings and engineering for the Newark Project. Select issued to Bedminster Bioconversion Corporation $2,000,000 of cumulative convertible preferred stock with a 4 1/2% annual dividend.

    Bedminster Bioconversion Corporation ("BBC") was granted common stock purchase warrants for 100,000 common shares of Compost America Company of New Jersey, Ltd. at a price of $5 per share over a three year period (see Note 14). Compost America Company of New Jersey, Ltd. was to reimburse Bedminster Bioconversion Corporation for approved in advance costs for engineers and consultants in designing and developing any project. Bedminster Bioconversion Corporation was to receive a $250,000 developer's fee for each project plus a fee equal to (a) 10% of the Digester cost or (b) 10% of the turnkey construction costs. BBC was to receive a technology fee equal to the lesser of $3.50 per ton of material processed in any such project or 5% of gross profits. BBC was to receive an O&M contract and shall bill for such services on a cost plus 10% basis. Provisions in this term agreement pertaining to Compost Management, Inc. and Bedminster Bioconversion Corporation have been modified or eliminated by the merger of Compost America Company of New Jersey, Ltd. and Compost Management, Inc, on December 1, 1994.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. AGREEMENTS:--(CONTINUED)
    G) Compost Marketing Agreement:

    As of January 1, 1994 Compost America Company of New Jersey, Ltd. entered into an agreement with Gardenlife Sales Company, a division of Compost Management, Inc.

    Gardenlife Sales Company entered into an exclusive agreement to market and distribute all compost produced by the Compost America Company of New Jersey, Ltd. at its facilities. The term of the agreement was for ten years. Gardenlife Sales Company was to retain the first two dollar per cubic yard of all revenue received from the sale of all compost produced at the organic recycling facilities. Compost America Company of New Jersey, Ltd. was to be paid the next one dollar per cubic yard, and thereafter all revenue over $3.00 was to be shared 40% to Select Acquisition, Inc., 40% to Compost America Company of New Jersey, Ltd. and 20% to Compost Management, Inc. As of December 1, 1994 this agreement was cancelled.

    H) Agreement between Compost America Company of New Jersey, Ltd. dated January 15, 1995 and Select Acquisitions, Inc. terminated all prior agreements including the "Amended and Restated Joint Venture Agreement".

    I) Development Agreement:

    On January 11, 1993 Compost Management, Inc. and Teepak, Inc. agreed to develop an organic waste composting facility in South Chicago, Illinois. Compost Management, Inc. was to develop, own and operate a site and to enter into waste handling contracts with organic waste generators. Teepak, Inc. agreed to loan funds to Compost Management, Inc. for the purpose of obtaining necessary permits for the facility. Compost Management, Inc. was to provide financing for the site, site development, equipment and startup. Teepak, Inc. agreed to enter into a long term waste flow agreement with Compost Management, Inc. for disposal at the facility. Teepak, Inc. was to have no ownership or other interest in the site or the facility and agreed to loan to Compost Management, Inc.:

       1) Reasonable travel and other out-of-pocket expenses of permitting the
          facility (not to        exceed $50,000).

       2) $25,000 per month commencing with January 15, 1993 and thereafter by invoice submitted by Compost Management, Inc. on February 15, 1993 and for every month up to issuance of a permit or 8 months. If Compost Management, Inc. was unsuccessful during this period, Teepak, Inc. would extend for an additional 12 months, loans only for out-of-
                 pocket expenses, not to exceed $50,000.

    The Teepak, Inc. loan was to be repaid by Compost Management, Inc. in quarterly installments commencing three months after the start-up of the facility to the extent of 50% of available cash flow. Any unpaid balance would be due and payable the earlier of the second anniversary of the start-up date or December 1, 1995. If Compost Management, Inc. failed to get permits at the end of 12 months or Compost Management, Inc. ceased efforts, the loan was to be paid in twenty-four months at the earlier of such dates. Interest shall accrue at 2% over bank prime. The balance due Teepak, Inc. at April 30, 1995 amounted to $264,871. This agreement has been modified such that the new due date for payments is September 15, 1996 with no accrued interest unless repayments are overdue (see Note 18).

    J) Newark Recycling and Composting Company, Inc. Agreement:

    The agreement dated May 1, 1994 is a modification of the original agreement in principle dated June 16, 1992. The agreement between Compost America Company of New Jersey, Ltd. and Prince Georges Contractors, Inc. d/b/a Potomac Technologies (PTI) was to form a corporation to continue

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. AGREEMENTS:--(CONTINUED)
development activities previously undertaken, which were the development, construction and operation of a sewer sludge composting facility in Newark, New Jersey, called the Newark Recycling and Composting Company, Inc. Newark Recycling and Composting Company, Inc. was to acquire the business activities of Passaic Valley Management Group which was seeking to be short listed on the Passaic Valley Sewer Commission RFQ/RFP process for contracting to manage its sewer sludge for beneficial use through "land applications" and/or "composting". VRH Construction Corp. a shareholder in Compost America Company of New Jersey, Ltd., was to be the exclusive "construction manager" for each of the composting facilities. Newark Recycling and Composting Company, Inc. had the objective of earning a "development fee" for distribution to each of the shareholders and David J. Egarian as follows:

David J. Egarian................................................   $150,000
Compost America Company of New Jersey, Ltd......................   $450,000
Potomac Technologies............................................   $300,000

    Newark Recycling and Composting Company, Inc. will enter into a "Turnkey Construction Contract" with VRH Construction Corp., who will receive a "construction management fee" equal to 10% of the construction costs. The ownership of Newark Recycling and Composting Company, Inc. shall be 75.0% to Compost America Company of New Jersey, Ltd. and 25.0% to Prince Georges Contractors, Inc. d/b/a Potomac Technologies ("PTI").

    K) On March 21, 1994, Passaic Valley Management Group, LP, the trade name of the joint venture between Compost America Company of New Jersey, Ltd., Potomac Technologies and R.C. Land Company, Inc. entered into a "Sewage Sludge Land Application Agreement". Passaic Valley Management Group, LP was engaged in the development of organic waste composting facilities in Essex and Hudson Counties in the State of New Jersey. R.C. Land Company, Inc. was developing and permitting land application sites on property it owns and property owned by others. The agreement called for the joint venture to deliver and arrange for the unloading and land applications of the sewage sludge for beneficial use on the Arizona land application sites. R.C. Land Company, Inc. was to receive a $5 per wet ton "use fee" plus a $6 per wet ton "land application fee" for the actual land application of the sewage sludge. In addition, R.C. Land Company, Inc. was to receive a $75,000 per year consulting fee if the joint venture entered into a contractual agreement with the Passaic Valley Sewerage Commission. This joint venture agreement was modified on February 15, 1995 in the "Restated Joint Venture Agreement". Subsequently, on January 11, 1995 American BIO-AG Corporation was incorporated, (see Note 6). As of April 30, 1995 no agreement has been reached.

8. PRIVATE PLACEMENTS AND PRIVATE OFFERINGS:

    On February 15, 1995, later revised on August 15, 1995, Compost America Holding Company, Inc. offered for sale, in a private offering, restricted shares of common stock to private individuals, no par value, at an offering price of $2.50 per share. As of April 30, 1995, 190,000 shares have been sold for a total of $475,000. The offering has no expiration date.

    On January 3, 1994 Compost America Company of New Jersey, Ltd. offered for sale, in a private placement, 200,000 shares of common stock at $5 per share. The offering was to expire February 20, 1994 but was extended to November 30, 1994 when the offering was terminated. The offering sold 138,400 shares of common stock for a total of $692,000. Select Acquisitions, Inc. received 61,440 shares of common stock as a professional service fee for raising $192,000 of the total. The total amount raised in the offering was $1,017,000 (see Note 5).

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:

    The Company's operations have been centered around its organizing, evaluating and developing the business of converting organic waste into compost and other soil products and the start-up financing of its operations, including the construction of the waste management and compost facility in Newark, New Jersey and other compost facilities throughout the country. From December 17, 1993 through the period ending April 30, 1995 the Company has secured required financing through various private placement offerings and through related companies, Compost Management, Inc., Select Acquisitions, Inc. and VRH Construction Corp. The Company has acquired losses in connection with its operations during this same period of $734,970.

    Projects in development:

    Springfield Project:

    The Company conducted research and development to establish the procedures necessary to operate, blend and store compost produced at the Company's invessel composting facility. One of the sites used to conduct this research was the Woodhue Ltd./Bryony Ltd. outdoor windrow composting facility ("Woodhue/Bryony facility") which the Company operated. A lease/asset purchase option agreement was negotiated for this site. Until such time that an agreement was finalized, the facility was under a month-to-month lease. Additional storing and blending sites were also under negotiations. All costs incurred with the negotiations and the operations of the Springfield facility are included in the statement of operations for April 30, 1994 and 1995.

    On September 29, 1993 Compost Management, Inc. entered into a Waste/Disposal Recycling Agreement with Club Chef, Inc. ("Club Chef"). The term of this agreement was for five years and was renewable by Club Chef for additional one-year terms at the option of Club Chef. Pursuant to the terms and conditions of the January 5, 1994 subscription agreement and the February 1, 1994 Amended Joint Venture Agreement, Compost Management, Inc. assigned this contract to the Company. The Company was to arrange for the collection of acceptable organic wastes from Club Chef and beneficially reuse the material at an acceptable site. Club Chef was to pay a service fee based on the weight of acceptable waste delivered to the facility. The service fee was to be increased by five percent (5%) on each anniversary of the commencement of the agreement.

    Compost Management, Inc. entered into a Hauling Agreement with Super Kwik, Inc. ("Super Kwik") on January 5, 1995 as amended May 19, 1994. Super Kwik was responsible for providing the containers and hauling the organic waste from Club Chef to a Company facility site. Super Kwik charged a per ton transportation fee for waste delivered. The transportation fee was subject to an annual cost escalation of 3% per year. In addition, for 36 months or 18,000 tons, whichever occurs first, a capital reduction fee was also be paid to Super Kwik by the Company. Subsequently this agreement was cancelled when Compost America Company of New Jersey, Ltd. ceased operations at Woodhue.

    On April 14, 1994, but effective as of January 1, 1994, through the Term Sheet Agreement, the Company, Select Acquisitions, Inc. and Compost Management, Inc. assumed all responsibility for the Woodhue/Bryony facility site from Bedminster and the Springfield Recycling Company. Under this agreement the Company and Select Acquisitions, Inc. assumed full responsibility for all guarantees, land purchases and other agreements entered into. The Company and Select Acquisitions, Inc. agreed to deliver to GE Capital a letter of credit to replace the Bedminster letter of credit.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED)
    The Company and Select Acquisitions, Inc. declined to provide the letter of credit and in April 1994, the Company decided to cease its involvement in the Springfield facility. Research and development expenses for the period April 30, 1994 and 1995 was $229,429 and $6,183 respectively.

    Philadelphia Project:

    In a joint venture, Bedminster and Secor Corporation ("Secor") with Compost Management, Inc. and Hi-Tech Recycling Corporation ("Hi-Tech") as sub-contractors, submitted a proposal to the City of Philadelphia. The proposal called for the construction by Bedminster and Secor of an invessel co-composting sewer sludge and municipal solid waste facility and for the marketing and distribution of the compost and related blend products to be handled by Compost Management, Inc. and Hi-Tech. Compost Management, Inc. through the terms of the April 14, 1994 term sheet agreement, was to receive a $100,000 developer's fee from Bedminster and $1.00 per ton for each ton of municipal solid waste processed through the facility for the life of the project. In addition, Compost Management, Inc.'s division, Gardenlife received the rights to market the compost and agreed to utilize the services of Hi-Tech as a subcontractor.

    Due to the financial relationships among the joint venture participants, Compost Management, Inc. incurred the project costs for the year ended April 30, 1994. At the year ended April 30, 1995 the project opportunities did not fully materialize. The venture as it existed with the participants at the time was abandoned during the fiscal year beginning May 1, 1994. Currently, the Company is pursuing the development of a merchant facility in Philadelphia. Total project cost amounted to $34,076 at April 30, 1995 which has been expensed as research and development.

    Chicago Project:

    In April 1993, CACC and Foundations Systems, Inc., as general partners and Compost Management, Inc. and others, as limited partners, entered into a limited partnership agreement to form an entity called South Chicago Recycling and Composting Company, L.P. ("Chicago Partners"). The Chicago Partners initiated the development of a 500-1,000 ton per day invessel composting facility in South Chicago, Illinois. The Chicago Partners are currently negotiating and entering into contracts and agreements for waste handling, site location, marketing and other aspects of composting. The Company through Compost Management, Inc. was a 41.5% limited partner of the Chicago Facility. Funding for the Chicago Partners has been provided by loans and advances from Teepak, Inc., commencing January 11, 1993. Total advance at April 30, 1995 amounted to $264,871.

    On July 24, 1995, an agreement was executed whereby, effective as of February 15, 1995, the amended and restated agreement date April 6, 1993 never being filed with the Secretary of State of Pennsylvania, caused the limited partnership to be void. As a result, the individual partners agreed to exchange their interest, as did Compost Management, Inc., with Compost America Holding Company, Inc. The individual partners, exclusive of Compost Management, Inc., for an assignment of the assets were issued 120,000 shares of Compost America Holding Company, Inc. common stock at a par value of $.01 for their 58.5% of the partnership. Compost America Company of New Jersey, Ltd. became the 100% owner of the Chicago Project. On August 4, 1995, the Company incorporated the Chicago Project under the name "Chicago Recycling and Composting Company, Inc.". Chicago project costs as of April 30, 1995 amount to $396,899.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED)

    Gloucester City--National Source Separated Organic Waste Demonstration
Project:

    The Company, with a number of sponsors/partners, is developing an 18-month pilot program to demonstrate the process of separating organic waste at its source and transforming organic materials into compost at a compost site to be operated by the Company. Sponsors/partners for the demonstration project are: 1) The National Audubon Society; 2) The Grocery Industry (including The Food Marketing Institute, Grocery Manufacturers Associates, Proctor & Gamble and The New Jersey Food Council); 3) Bedminster; 4) Higgins Management, Inc.; 5) U.S. Environmental Protection Agency; 6) America Forest & Paper Association; 7) U.S. Conference of Mayors; 8) National Association of Counties; 9) Restaurant and Foodservice Association; and 10) America Plastics Council.

    The location of the demonstration project is a site located in Gloucester City, New Jersey. A small-scale invessel composting facility will be installed in a portable building and will process five to eight tons per day of organic materials collected from the cities of Gloucester City and Cherry Hill and various commercial accounts. Upon the successful start up and operation of the pilot program it is anticipated that the Company will construct a 350 ton per day invessel composting facility at the same site in Gloucester City.

    On June 1, 1995 Gloucester Recycling and Composting Company, Inc. entered into a lease with Gloucester City for 7.98 acres ("Parcel No.1") located in Gloucester City, New Jersey. The term of the lease is for 24 months commencing on the 7th day of March, 1996 and an option to extend the term for an additional 30 years. Rent for the first 24 months shall be $100 per month plus real estate taxes. The 30 year extension is based on a benefit fee payment schedule for the lease payments and the host community benefit charges. Following commercial start-up payments shall begin in the amount of $82,745 and increase annually by 4% throughout the tax year with a computer price index increase or decrease for the remainder of the term.

    The total project cost at April 30, 1995 amounted to $231,305. The scheduled start for the demonstration project is estimated by the 1st quarter of 1996.

    Monmouth Project:


    In August 1993, Compost Management, Inc. and Bio-Services entered into an agreement in principle to form a joint venture named Monmouth Recycling and Composting Company, Inc. ("Monmouth Facility") to develop a 300-500 ton per day invessel composting facility in Howell Township, Monmouth County, New Jersey. Bio-Services and the Company would each own 50% of the Monmouth Facility. On January 31, 1994 the Company and Bio-Services entered into a conditional asset purchase agreement whereby the Company would purchase Bio-Services' 50% interest in the Monmouth Facility for $92,500. It is the position of management that, in accordance with generally accepted accounting principles, that the $92,500 should be expended as a deferred project cost chargeable to operations in the current period. The Company paid $17,500 on execution of the agreement and three monthly installments of $25,000 each in March, April and May 1994. In addition, $407,500, as a purchase amount, was contingent upon the Company acquiring all of permits for the Monmouth Facility, and the facility being constructed.


    In addition to this agreement Compost America Company of New Jersey, Ltd. agreed to issue to Bio-Services warrants for the purchase of 100,000 shares of Compost America Company of New Jersey, Ltd. common stock under the following terms (see Note 14):

                    January 31, 1994-1995 @ $5.00 per share

                    January 31, 1995-1996 @ $6.00 per share

                    January 31, 1996-1997 @ $7.00 per share

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED)
    Should Compost America Company of New Jersey, Ltd. issue a public offering Bio-Services will have the right to "piggy back" its 100,000 shares in the public offering. On December 1, 1994, Bio-Services released the 100,000 warrants back to the Company unexercised. The warrants were in turn released to David Egarian, 25,000 warrants, Rob Jones, 12,500 warrants, Ron Bryce, 12,500 warrants and the remaining 50,000 were cancelled and withdrawn. On May 10, 1994 the Monmouth Facility was incorporated in the State of Delaware as Monmouth Recycling and Composting Company, Inc.

    Should Compost America Company of New Jersey, Ltd. not proceed with the project at any time in the future, and decide not to sell the project, Bio-Services would have the right to repurchase rights for the sums of money previously extended so as to be able to continue the development of the project.

    Upon financing closing, all development expenses paid by Bio-Services and the Company on behalf of the Monmouth Facility would have been reimbursed and a development fee of $250,000 would have been paid to each of Bio-Services and the Company. The Agreement in Principle called for the Monmouth Facility, at financial closing, to enter into a technology agreement with ComTech Environmental, a company principally owned by the Partners of Bio-Services, whereby ComTech would receive a fee equal to $2.00 per cubic yard for all finished compost produced at the Monmouth Facility for a period of ten years. In October 1993, Bio-Services entered into a real estate contract to purchase approximately 27 acres of land on which the Monmouth Facility will be constructed at a price of $900,000. The contract contained provisions for monthly option payments of $1,000 to be made until closing in February 1995 when the balance of $900,000 would be due. Should the closing date be extended, there were provisions for additional options payments to be made until closing occurs. In January 1994, Bio-Services assigned the real estate contract to the Company. The site was ultimately disapproved by Monmouth County, and a replacement site was recommended in Freehold Township.

    On March 1, 1995 an Asset Purchase Replacement Agreement was made between Bio-Services, Inc., D.J. Egarian & Associates, Inc. and Compost America Company of New Jersey, Ltd.. As part of this agreement, the "Asset Purchase Agreement" between Compost America Company of New Jersey, Ltd. and Bio-Services signed on January 31, 1994 for the purchase of the "Abate Property" was canceled as a result of the site disapproval. A property identified as Block 92 Lot 37 located in the Township of Freehold, New Jersey was selected as a replacement for the "Abate Property" to allow the continued development by Compost America Company of New Jersey, Ltd. of an indoor composting facility in Monmouth County. Compost America Company of New Jersey, Ltd., as part of this agreement, signed an "Option Purchase Agreement" with Brownfield Environmental, Inc. to purchase a replacement property.

    In addition, the $407,500 contingent purchase amount identified in the January 31, 1994 "Asset Purchase Agreement" will be paid as follows:

       1) Upon receipt of local approval from the Township of Freehold and County approval and New Jersey Department of Environmental Protection,
          Compost America Company of        New Jersey, Ltd. will pay as
          follows:

           a) $27,416 to D.J. Egarian Associates, Inc.

           b) $97,584 to Bio-Services

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED)
       2) The remaining $282,500 will be paid upon receipt of all governmental,
          environmental and        building permits.

           a) $61,959 to D.J. Egarian Associates, Inc.

           b) $220,541 to Bio-Services

    The terms of the original agreement were amended such that Bio-Services will receive a marketing fee of $1.50 as opposed to $2.00 per cubic yard of finished compost produced at the Freehold facility. This agreement also cancelled all previous agreements pursuant to the Monmouth Recycling and Composting Company, Inc. In addition, on March 3, 1995 mutual releases were signed by the parties involved in the original Agreement in Principle for the purchase and assignment of the "Abate Land Purchase Contract". Abate was paid for his release $2,500 plus engineering, survey and other plans provided for in William J. Mehr letter of September 29, 1994.

    On March 1, 1995, Compost America Company of New Jersey, Ltd. and Brownfield Environmental, Inc. entered into an "Option Purchase Agreement" to purchase 15 acres in the Township of Freehold, County of Monmouth, State of New Jersey. The purchase price is $600,000 payable in cash on or before February 14, 1996. An extension for 12 months is at the exclusive option of the Company. The Company shall pay a monthly option of $2,500 per month during the initial extension period. The Company has an exclusive right to extend for a second extension period of 18 months for a payment of $15,000 plus a monthly option payment of $3,500 per month. The Company has a third extension for 6 months based on the same terms as the second extension.

    As part of the Monmouth County composting site, a consulting contract with Michael J. Marchese on March 1, 1995 was instituted (see consulting agreements
Note 10 (E)). The total project costs incurred as at April 30, 1995 amounted to $700,500.

    Newark Project:

    On June 16, 1992, as amended December 11, 1993, Compost Management, Inc. entered into an agreement in principle with Bedminster and Potomac Technologies, Inc. to form a joint venture named Newark Recycling and Composting Company, Inc. ("Newark Facility"), incorporated in the State of Delaware on May 10, 1994, to develop a 500-1,000 ton per day invessel composting facility in Newark, New Jersey ("Agreement in Principle"). Potomac Technologies, Inc. owned 25% and Bedminster and the Company each owned 37 1/2% of the Newark Facility, as amended December 11, 1992. Pursuant to the April 14, 1994 Term Sheet Agreement and the February 1, 1994 Amended Joint Venture Agreement, the Company acquired Bedminster's 37 1/2%. Pursuant to the Agreement in Principle, upon financial closing all development expenses paid by the partners of the Newark Facility will be reimbursed as well as a development fee of $900,000 to be paid to the partners in accordance with a predetermined schedule.

    In conjunction with the Agreement in Principle, the Newark Facility will pay a consulting fee of $6,250 per month to a principal of Potomac Technologies, Inc. until financial closing. In June 1993, on behalf of the Newark Facility, Compost Management, Inc., Bedminster and Potomac Technologies entered into a Site Development and Consulting Agreement with another firm which receives $1,000 per month until financial closing at which time the firm will receive a $150,000 development fee and, if operating cash flow is available, $38,889 annually in each of the nine subsequent years of commercial operations (see Note 10 (A)).

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED)
    In October 1993, the Company and Potomac Technologies, Inc. d/b/a Passaic Valley Management Group, LP, in response to a Request for Qualification issued by the Passaic Valley Sewerage Commissioners, submitted a proposal for both composting in Newark, New Jersey, and land application of sewer sludge in Arizona and New Jersey.

    On March 21, 1994, Passaic Valley Management Group, LP and R.C. Land Company, Inc. (R.C. Land) entered into a sewer sludge land application agreement ("Sludge Agreement"). Under the Sludge Agreement, R.C. Land will receive a wet ton use and land application fee. Should Passaic Valley Management Group, LP be successful with its proposal to Passaic Valley Sewerage Commissioners for composting, R.C. Land will also receive an annual fee for consultation services for the length of the Passaic Valley Management Group, LP proposal for providing back up land applications services (see Note 7 (F)). As of May 31, 1995, Passaic Valley Management Group, LP was advised by Passaic Valley Sewerage Commission that it was unsuccessful in its bid efforts.

    On May 1, 1994 Newark Recycling and Composting Company, Inc. entered into a marketing agreement with Gardenlife Sales Company, a division of Compost America Holding Company, Inc. Gardenlife Sales Company has the obligation to market and distribute all compost and other related products developed by Newark Recycling and Composting Company, Inc. for a term of 25 years. Revenues received from the sale of compost is allocated between the parties according to an agreed upon formula. In the event that no revenue is being generated from the sale of compost, Newark Recycling and Composting Company, Inc. will pay a management fee to Gardenlife Sales Company to provide distribution management guaranteeing that all compost is shipped from the plant. A transportation reserve account will be established by the Company to provide transportation if required.

    On May 1, 1994 Compost America Company of New Jersey, Ltd. entered into an agreement with Potomac Technologies, Inc. to form Newark Recycling and Composting Company, Inc. The Newark Facility was then incorporated in the State of Delaware on May 10, 1994 as Newark Recycling and Composting Company, Inc.

    The parties to the letter agreement on May 1, 1994 were changed and a new agreement for the joint venture was modified in the "Newark Recycling and Composting Company, Inc. Agreement".

    On July 1, 1994, Newark Recycling and Composting Company, Inc. entered into a termination of sale agreement with Edward J. Haefeli. Haefeli agreed to terminate his right to purchase 11.69 acres of improved land in order to permit Newark Recycling and Composting Company, Inc. to enter into an agreement to purchase the premises from Linde Gases. At closing of the purchase of the premises, Newark Recycling and Composting Company, Inc. shall pay to Haefeli $250,000 in funds available plus a note in the amount of $594,000 payable over 10 years at prime + 1%, not to exceed 8%.

    On July 14, 1994, Newark Recycling and Composting Company, Inc. entered into a professional services agreement with R.W. Beck to provide a detailed "Engineering Report" on the Newark facility. Compensation in the amount of $23,000 shall be paid and increased as additional consulting is required.

    On July 26, 1994, Newark Recycling and Composting Company, Inc., doing business as Passaic Valley Management Group entered into a teaming agreement with Professional Services Group, Inc. At the option of Newark Recycling and Composting Company, Inc./Passaic Valley Management Group Professional Services Group, Inc. will loan up to $500,000 to Newark Recycling and Composting Company, Inc./Passaic Valley Management Group. In return, Newark Recycling and Composting Company, Inc./Passaic Valley Management Group will subordinate to Professional Services Group,

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED)
Inc. the management, operations and maintenance portion of any contract awarded from the Passaic Valley Sewerage Commissioners.

    On September 15, 1994, Newark Recycling and Composting Company, Inc. entered into an engineering and technology agreement with D.J. Egarian & Associates. D.J. Egarian & Associates granted a license to Newark Recycling and Composting Company, Inc. to utilize D.J. Egarian & Associates's patented technology. Newark Recycling and Composting Company, Inc. did compensate D.J. Egarian & Associates $15,000 upon execution of the agreement and a pro rata share of $167,500 based upon completion of engineering drawings. In addition, during construction D.J. Egarian & Associates shall receive $5,000 per month site consultation through completion of construction. A separate fee structure will be implemented upon commencement of commercial operations of the facility.

    In the event the Newark Recycling and Composting Company, Inc. should be awarded a 20 year "put or pay" sewer sludge contract from Passaic Valley Sewerage Commissioners, then D.J. Egarian & Associates will receive a one-time fee of $150,000. Based upon the number of tons awarded D.J. Egarian & Associates may be able to receive an additional $25,000 for each 50 tons.

    On January 30, 1995 the Central Planning Board, City of Newark, New Jersey, at a special public hearing, voted to grant a FINAL SITE APPROVAL subject to compliance with all the conditions stipulated in the Department of Engineering memorandum dated January 17, 1995.

    On February 16, 1995, Converse Consultants East submitted their report to D.J. Egarian disclosing their findings as to subsurface conditions and foundations.

    On March 14, 1995 R.W. Beck submitted an initial draft of the Technical Review of the composting facility.

    On March 27, 1995 Newark Recycling and Composting Company, Inc. requested financial assistance from the New Jersey Economic Development Authority for an in-vessel composting and composting facility in the amount of $73,790,000.

    In conjunction with that request, it is expected that the interest on these bonds, when issued, will be excludable from gross income of the holders thereof for federal income tax purposes under Sec.103 of the Code.

    On April 11, 1995, Newark Recycling and Composting Company, Inc. received notice from the Permit Coordination Officer III for the State of New Jersey Department of Environmental Protection. Newark Recycling and Composting ompany, Inc.'s application had been reviewed for and found to be administratively complete. The application was then forwarded to the Bureau of Pretreatment and Residuals for technical review.

    On April 11, 1995 the New Jersey Economic Development Authority passed a resolution whereby Authority officers and staff are authorized to take all actions necessary to proceed with the financing and to issue bonds to finance the cost of the New Jersey project. Within 10 days the resolution was deemed approved by the Governor and became effective.

    On April 19, 1995, Newark Recycling and Composting Company, Inc. applied for the allocation of $73,790,000 of "volume cap" by the State of New Jersey to allow the project described herein to be fully financed on a tax-exempt basis.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED)
    On June 26, 1995, Newark Recycling and Composting Company, Inc. received notice that its permit application was deemed technically complete.

    On November 1, 1995, Newark Recycling and Composting Company, Inc. received approval and permit from the New Jersey Pollutant Discharge Elimination System to operate sludge process and distribution facilities throughout the State of New Jersey.

    As of April 30, 1995 total project cost for the Newark Project amounted to $1,775,039.

10. CONSULTING CONTRACTS:

    A) Site development and consulting agreement:

    Compost Management, Inc. now Compost America Company of New Jersey, Ltd., as of December 1, 1994 the date of the merger, Bedminster Bioconversion Corporation and Potomac Technologies, Inc., entered into a letter agreement dated September 1, 1992 to form a partnership, Newark Recycling and Composting Company, Inc., to develop an organic waste composting facility in Newark, New Jersey and to utilize Gustav Heningberg Associates, Inc. to assist in various development activities for this project. The term of this agreement shall be for 10 years and may be extended or modified. The schedule of payments for consulting services are as follows:

                                                                ANNUAL AMOUNTS
                                                                --------------
At closing of construction Financing.........................      $150,000
Year 1.......................................................        38,888
Year 2.......................................................        38,889
Year 3.......................................................        38,889
Year 4.......................................................        38,889
Year 5.......................................................        38,889
Year 6.......................................................        38,889
Year 7.......................................................        38,889
Year 8.......................................................        38,889
Year 9.......................................................        38,889
                                                                --------------
                                                                   $500,000
                                                                --------------
                                                                --------------

    In years 2 through 10, the consulting fee is contingent on the availability of operating cash flow from the facility. Any payments not made due to the lack of operating cash flow shall not be made up in subsequent periods. Payments in years 1 through 9 are to be made quarterly and are contingent on facility being fully operational. Payments begin with commencement of operations.

    In addition to the above, Gustav Heningberg Associates, Inc. and Robert Holmes, shall receive $1,000 per month, and $1,500 per month respectively, as development expense which shall cease on financial closing.

    B) Agreement and release:

    On January 31, 1995, Compost America Company of New Jersey, Ltd and Jonathan
W. Frank, a former employee of Compost Management, Inc. who was terminated as of September 29, 1994, agreed to an accommodation for Frank to not discuss the confidential information to a competing business in solid waste disposal in the United States of America.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. CONSULTING CONTRACTS:--(CONTINUED)
    For this Frank will receive payments totaling $250,000 which will be paid as follows:

 $ 25,000  To be paid within 10 days of final execution of this agreement
   25,000  Due March 1, 1995
   50,000  Due April 1, 1995
  150,000 Due March 15, 1995 or upon the closing of the a public offering of the Companies common stock which ever comes later. As of April 30, 1995 this amount was unpaid

    C) Agreement in Principle:

    On June 16, 1992, an "Agreement in Principle" was made between Compost Management, Inc., Compost America Company of New Jersey, Ltd. (after the December 1, 1994 merger), and Potomac Technologies, Inc. for a joint venture to develop a composting facility in Newark, New Jersey. As part of this agreement, Robert Jones, President of Potomac Technologies, Inc. will be paid a monthly consulting fee of $6,250 per month to financial closing.

    The agreement in principle was restated in a modified agreement, Newark Recycling and Composting Company, Inc. Agreement dated May 1, 1994 (see Notes 7
(J) and 11 (B)).

    D) Engineering and Technology Agreement:

    On September 15, 1994, an "Engineering and Technology Agreement" for the Newark Recycling and Composting Company, Inc., a subsidiary of Compost America Company of New Jersey, Ltd. and D.J. Egarian & Associates, Inc., was signed, for the right to use the licensed patent and engineering services provided by D.J. Egarian & Associates, Inc. and David J. Egarian, to construct and operate an organic waste composting facility at the Newark, New Jersey site.

    The consulting fee for these services will be paid to either D.J. Egarian & Associates, Inc. or David J. Egarian as follows:

 $ 15,000  Upon execution of this agreement
 $167,500 Paid prorata on the percent of completion prior to the close of project financing for engineering drawings.
 $ 5,000 Per month after commencement of the construction of the facility through the completion of construction

    Any additional services shall be billed as services are provided. At April 30, 1995, additional charges amounted to $36,525.

    In addition, upon the commencement of commercial operations of the facility, Egarian shall be paid the greater of an amount equal to 2% of distributable cash flow per year or $75,000 per year.

    If Newark Recycling and Composting Company, Inc. is awarded a 20 year "put or pay" sewer sludge contract from the Passaic Valley Sewerage Commission to compost a minimum of 200 wet tons per day, Egarian will receive a one time fee of $150,000, and for each additional 50 wet tons awarded, Egarian will receive an additional $25,000.

    The term of this agreement is for 15 years from commencement of commercial operations.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. CONSULTING CONTRACTS:--(CONTINUED)

    E) Consulting Agreement between Compost America Company of New Jersey, Ltd. and Michael J. Marchese dated March 1, 1995:

    Michael J. Marchese will provide consulting services in obtaining local and county approvals for the Monmouth County composting site. The following terms for his consulting services are:

       1) $1,000 month beginning 30 days from this agreement through the receipt of local approval from the Township of Freehold to build a compost facility on the property but no longer than 12 months.

        2) $2,000 month thereafter until closing on the property.

        3) $5,000 month until a total fee of $100,000 has been paid.

    F) R.W. Beck Professional Services Agreement:

    On July 14, 1994, the Company entered into a consulting engineering service agreement for R.W. Beck to provide services to Newark Recycling and Composting Co., Inc. The agreement called for a limited technical review of the proposed system to compost selected portions of the solid waste stream. The fee for this service shall be:

  $ 5,000  upon execution of agreement
  $18,000  upon completion of the technology review report

    On March 14, 1995, R.W. Beck submitted the technological review report.

11. SUBSEQUENT EVENTS:

    A) On June 9, 1995, the Company entered into a letter agreement, as a modification of proposals dated May 3rd and 20th, 1995, for Compost America Company of New Jersey, Ltd. to acquire 100% of the outstanding stock of Bedminster Seacor Services Miami Corporation, from Bedminster Bioconversion Corporation. Bedminster Seacor Services Miami Corporation has agreed to enter into a 30 year "put or pay" solid waste service agreement in which the City of Miami Florida and Bedminster agree to design, construct and operate a facility having an annual capacity of at least 150,000 tons. The charges will be $52.50 per ton.

    On March 1, 1996 the Company signed a stock purchase agreement with Bedminster BioConversion Corporation.

    As consideration for the acquisition of 100% of stock of Bedminster Seacor Services Miami Corporation from Bedminster Bioconversion Corporation, Bedminster Bioconversion Corporation shall receive:

 200,000  Shares of common stock of Miami Recycling and Composting Company,
          Inc.

 300,000  Warrants to purchase shares of the common stock of Miami
          Recycling and Composting Company, Inc. at$6.00 per share for a term of 5 years.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11. SUBSEQUENT EVENTS:--(CONTINUED)
    Bedminster will be the supplier record of all "Eweson Digesters" the bridge crane, "Feron Turning Equipment" and the floor aeration units to the composting project undertaken by the Company pursuant to a solid waste service agreement between the City of Miami, Florida and the Company. Such equipment supply agreements will be at the equipment cost plus 10%. The agreement calls for license fees and net distributable cash flow allocations.

    As part of the acquisition of Bedminster Seacor Services Miami Corporation, Miami Recycling and Composting Company, Inc. acquired the contract for real property in Dade County, Florida. On March 29, 1996 Miami Recycling and Composting Company, Inc. closed on the real estate contract for a purchase price of $4,095,838.

    B) On September 12, 1995, Compost America Holding Company, Inc., formerly Alcor Energy and Recycling Systems, Inc., settled with Reade Advanced Materials for $25,000 a law suit brought against Alcor prior to its merger with Compost America Company of New Jersey, Ltd. The settlement consisted of $7,500 at execution of agreement and 12 monthly payments of $1,458.33 commencing October 1, 1995.

    C) Financial commitments and permits:

    On August 24, 1995, the Company received a firm commitment from Legg Mason Wood Walker, Incorporated, to Newark Recycling and Composting Company, Inc., to raise an estimated $65,000,000 for the Newark Composting Project. Proposed financing for the project will be by a bond issue through the New Jersey Economic Development Authority.

    On November 1, 1995, Newark Recycling and Composting Company, Inc. received approval and permit from the New Jersey Pollutant Discharge Elimination System to operate sludge process and distribution facilities throughout the State of New Jersey.

    The New Jersey Economic Development Authority regarding the Newark Recycling and Composting Company, Inc. received a letter of intent from Paine Webber to confirm the commitment to act as underwriter in connection with the sale by the New Jersey Economic Development Authority of its solid waste disposal facility revenue bonds, series 1996 in the approximate principle amount of $70,000,000. In addition, Paine Webber also sent letters of intent for Monmouth Recycling and Composting Company, Inc. for $30,000,000 and for Gloucester Recycling and Composting Company, Inc. for $30,000,000.

    On December 7, 1995, Legg Mason Wood Walker, Inc. sent a letter to the New Jersey Economic Development Authority stating that they have agreed to act as underwriter in connection with their firm commitment to raise the requisite capital for the debt financing component of the composting projects proposed by Gloucester Recycling and Composting Company, Inc., Monmouth Recycling and Composting Company, Inc. and Newark Recycling and Composting Company, Inc.

    On December 14, 1995, pursuant to Executive Order 185 and PL 1987 c 393, the State Treasurer of New Jersey, Brian W. Clymer, allocated to the New Jersey Economic Development Authority $130 million in tax exempt volume cap allocation from the state's 1996 tax allocation. This allocation is to be reserved for the issuance of private activity bonds on behalf ofNewark Recycling and Composting Company, Inc.

    On January 2, 1996, the New Jersey Economic Development Authority informed the Company that the State Treasurer has allocated to the New Jersey Economic Authority $130 million in 1996

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11. SUBSEQUENT EVENTS:--(CONTINUED)
volume cap allocation on behalf of the Company's composting projects for Newark, Gloucester and Monmouth. The allocation will expire on March 29, 1996 in the event bonds are not issued.

    D) Amendment to certificate of incorporation:

    On December 4, 1995, the directors of the Company approved an amendment to the Certificate of Incorporation to increase the authorized shares to issue 75,000,000 shares of which 50,000,000 shares shall be common stock without par and 25,000,000 shares shall be preferred stock with no par value.

    E) Loan Agreement with VRH Construction Corp:

    On December 26, 1995, Newark Recycling and Composting Company, Inc. and VRH Construction Corp. signed a loan agreement whereby VRH Construction Corp. lent $1,043,866 on a term loan basis. The Loan is due on January 15, 1996 with interest at 10%. The loan has been extended to November 15, 1996.

    F) Stock Purchase Agreement:

    On December 4, 1995, the Company entered into a stock purchase agreement to acquire 100% of all the issued and outstanding stock of America Soil, Inc. American Soil, Inc. has conducted the business of composting vegetative waste at the site in the Township of Freehold, County of Monmouth, State of New Jersey. The agreement calls for a purchase price of $750,000 payable as follows:

 $ 37,500  On execution of agreement
   12,500  On execution of agreement
  425,000  On closing
  125,000  On closing into an escrow account for the payment of liabilities presently unknown
- ---------
 $600,000
- ---------
- ---------

    In addition, at closing, the Company will deposit $150,000 into an escrow account for payment of accounts payable liabilities. After nine months any funds remaining will be split 75% for the Company and 25% for the seller.

    The Company will also take up to 4,000 cubic yards of screened non-sludge compost per year, without charge, for the years 1996 through 1999. The major assets acquired are the NJDEP and the federal, state and local permits and the lease agreement between the seller and Freehold Township, New Jersey.

    As of April 22, 1996 the stock purchase agreement has been terminated.

12. JOINT VENTURES:

    A) American BIO-AG Corporation was incorporated in the State of Delaware on January 11, 1995. The Corporation is owned 33-1/3% by each of the following entities:

       R.C. Land Company, Inc.
       Twin River Equities
       Compost America Holding Company, Inc.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. JOINT VENTURES:--(CONTINUED)
    The three entities are unrelated. The purpose of the joint venture will be to develop, own or lease, operate and farm biosolids beneficial use land application sites. The joint venture registered to do business in Arizona on June 27, 1995. In addition, Professional Service Group desires to support the joint venture company in its efforts to secure, develop and permit beneficial use land application sites throughout the United States beginning first in the South West where 365 day application prevail such as Texas, Arizona, New Mexico and California. The initial land application sites to be developed by the joint venture corporation are Arizona, Texas and New Jersey. Compost America Holding Company, Inc. will arrange for a bridge loan in the amount of $750,000 which will be repaid upon long-term financing. The loan is anticipated to be funded by April 1, 1995 and repaid by June 30, 1995. As of April 30, 1995 the bridge loan was not arranged. Compost America Holding Company, Inc. will arrange for short-term funds from February 15, 1995 to April 1, 1995. Compost America Holding Company, Inc. will also receive a development fee of $125,000 on positive distributable cash flow. The joint venture corporation will sign a 15 year management contract with Mr. Bryce, President of R.C. Land Company, Inc. for $150,000 salary per year to manage the joint venture beginning February 15, 1995 plus standard benefits in addition upon generation of positive cash flow. A monthly director fee of $4,000 per month will be paid to each of the directors after revenues commence. The Board of Directors shall be Ronald R. Bryce, President, Robert Jones III, Vice President and Roger E. Tuttle, Secretary. Roger Tuttle is also an officer, director and shareholder of Compost America Holding Company, Inc.

    The Company accounts for its investment in the joint venture on the equity method. The condensed balance sheet and condensed income statement at April 30, 1995 is as follows:

                                  ASSETS
Total current assets............................................   $127,373
Property and equipment..........................................      7,662
Organization cost...............................................        410
                                                                   --------
  Total assets..................................................   $135,445
                                                                   --------
                                                                   --------

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Total liabilities:
  Short-term loans and advances:
    Newark Recycling and Composting Company, Inc................   $ 20,000
                                                                   --------
                                                                     20,000
Stockholders' equity............................................    115,445
                                                                   --------
  Total liabilities and stockholders' equity....................   $135,445
                                                                   --------
                                                                   --------
Gross income....................................................          0
                                                                   --------
                                                                   --------
Loss from operations............................................   $(77,865)
                                                                   --------
                                                                   --------

    As specified in regulation S-X, summarized financial information has been presented for the joint venture corporation.

    The joint venture does not meet the test for a significant subsidiary as required under REG. Sec. 210-01 (w) as the total assets are less then 10% of consolidatedassets.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. JOINT VENTURES:--(CONTINUED)
    Compost America Company of New Jersey, Ltd. investment account at April 30, 1995 is as follows:

Investment in joint venture.....................................   $193,310
Loss for period.................................................    (25,952)
                                                                   --------
Equity balance April 30, 1995...................................   $167,358
                                                                   --------
                                                                   --------

    Management of the Corporation is shared equally by the three joint venture partners.

    B) Newark Recycling and Composting Company, Inc. was incorporated in the State of Delaware on May 10, 1994 with Compost America Company of New Jersey, Ltd. 75% and Potomac Technologies 25%. The purpose of the Corporation is to continue development activities which were the development, construction and operation of a sewer sludge composting facility in Newark, New Jersey. VRH Construction Corp. is a shareholder in Compost America Holding Company, Inc. and is the exclusive construction manager for the Newark composting facility. Management of the corporation will be by consensus of the Board of Directors. The Company has consolidated the financial statements of Newark Recycling and Composting Company, Inc. with Compost America Company of New Jersey, Ltd. at April 30, 1995. The Company reflects minority interest as another liability in the balance sheet and as a reduction of net income or net loss in the income statements (see Note 7 (J)).

13. CONTINGENCIES AND COMMITMENTS:

    The Company conducts operations from a facility located in Doylestown, PA under a one year operating lease. The lease commenced on December 1, 1994 and expires on November 30, 1995. The facility is office use only. The annual rental is $18,300 payable monthly at $1,525 per month. The Company has made a $1,525 security deposit. The Company is responsible for any or all repairs up to $100. The Company must pay additional rent real estate taxes and all increases in fire insurance. All utilities and janitorial services are included in the rent. The Company shall have the right to review this lease for one additional year at the base rate plus the consumer price index for the previous 12 months.

    The Company leased office facilities under an operating lease in Doylestown, PA. The lease was assumed by Compost America Company of New Jersey, Ltd. on December 17, 1993 for 6,122 sq. ft. of office space. The lease expired on June 14, 1994 but was continued on a month to month basis until December 1, 1994. The total rental, including a percentage of maintenance, real estate taxes and insurance, amounted to $59,049 for the period May 1, 1994 to December 1, 1994.

    The Company leases an automobile under a operating lease. The lease is payable at $474.55 per month for 48 months. The lease commenced on May 25, 1993. The minimum annual lease cost amounts to:

April 30, 1994..................................................   $5,801.60
April 30, 1995..................................................   $5,694.60
April 30, 1996..................................................   $5,694.60
April 30, 1997..................................................   $5,694.60

    As part of the "Asset Purchase Replacement Agreement" dated March 1, 1995, the Company is contingently obligated to pay an additional $407,500 toward the acquisition of 50% interest in the Monmouth Recycling and Composting Company from Bio Services, Inc. The obligation to pay this

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

13. CONTINGENCIES AND COMMITMENTS:--(CONTINUED) amount is based on the "Option Purchase Agreement" with Brownfield Environmental, Inc. to purchase the Township of Freehold property and upon receipt by Compost America Company of New Jersey, Ltd. of local approval from the Township of Freehold and County approval from Monmouth County and the N.J. Department of Environmental Protection for "Inclusion of the project in the Monmouth County Solid Waste Management Plan", which will allow Compost America Company of New Jersey, Ltd. to build the indoor composting facility. Further contingencies require that any remaining governmental, environmental and building permits related to the construction of the "indoor composting facility" be obtained in addition to the closing on the property and the project.

14. COMMON STOCK PURCHASE WARRANTS AND OPTIONS:

    As of January 1, 1994, according to the "New and Amended Joint Venture Agreement", Compost Management, Inc., prior to its merger into Compost America Company of New Jersey, Ltd., on December 1, 1994, was issued 280,000 warrants @ $.01 per share to acquire 280,000 shares of common stock of Compost America Company of New Jersey, Ltd. In addition, in a separate agreement, principals of VRH Construction Corp. were issued 150,000 warrants of Compost America Company of New Jersey, Ltd. common stock at $.01 per share. All warrants were exchanged six for one after the merger. The warrants had a term of 5 years. As of April 30, 1995 all outstanding warrants have been exercised.

    On January 31, 1994, as a provision of the "Asset Purchase Agreement", regarding the Monmouth Recycling and Composting Project (Note 9). Bio-Services Inc. was issued 100,000 warrants for the purchase of 100,000 shares of Compost America Company of New Jersey, Ltd. common stock. The warrants were exercisable as follows:

$5 per share......................................................   Year 1
$6 per share......................................................   Year 2
$7 per share......................................................   Year 3

    Upon a secondary issue Bio-Services, Inc. will have the right to "piggy back" its 100,000 shares on the secondary issue.

    On December 1, 1994 Bio-Services, Inc. released the 100,000 warrants. They were redistributed as follows:

David Egarian.........................................    25,000    $5/$6/$7
Rob Jones.............................................    12,500    $5/$6/$7
Ron Bryce.............................................    12,500    $5/$6/$7
Cancelled.............................................    50,000    $5/$6/$7
                                                         -------
                                                         100,000
                                                         -------
                                                         -------

    On April 29, 1994, Compost America Company of New Jersey, Ltd. issued a warrant for 100,000 shares of common stock to Bedminster Bioconversion Corporation at an exercised price of $5 per share. The warrant expires on April 29, 1997.

    On February 11, 1995, Compost America Holding Company, Inc., subsequent to the merger with Compost America Holding Company of New Jersey, Ltd. on February 8, 1995, issued Compost

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. COMMON STOCK PURCHASE WARRANTS AND OPTIONS:--(CONTINUED)
America Holding Company, Inc. warrants in the amount of 784,000 warrants for its common stock to the following individuals and entities:


                                                            EXERCISE
    WARRANT HOLDER                             AMOUNT        PRICE             EXPIRATION
- --------------------------------------------   -------     ----------     ---------------------
Bedminster Bioconversion (A)................   300,000     $     0.83     April 18, 1997
Bio-Services, Inc. (B)......................   300,000      1.00/1.17     January 31, 1996/1997
B. Michael Pisani...........................    67,200            .92     June 1, 1999
Robert M. Long..............................    16,800            .92     June 1, 1999
Gary Sondermeyer............................   100,000            .01     February 6, 1999
                                               -------
                                               784,000
                                               -------
                                               -------


    All of the 784,000 warrants were outstanding at April 30, 1995.

    (A) The 300,000 warrants to Bedminster Bioconversion Corporation were part of 360,460 warrants issued to Bedminster Bioconversion. The 60,460 warrants of 360,460 were part of the issued by the Board of Directors on April 30, 1995. The 360,460 warrants of Compost America Holding Company, Inc. were the result of an agreed exchange of the 100,000 warrants issued to Bedminster Bioconversion Corporation on April 29, 1994 (see Note 7F).

    (B) The 300,000 warrants to Bio-Services, Inc. of Compost America Holding Company, Inc. were exchanged by agreement for the 100,000 warrants of Compost America Company of New Jersey, Inc. issued on January 31, 1994 (see Note 9).

    As a result of the release of the warrants held by Bio-Services, Inc. the following individuals received warrants previously issued to Bio-Services, Inc. at the converted amounts.


                                                              EXERCISE
    WARRANT HOLDER                                AMOUNT       PRICE            EXPIRATION
- -----------------------------------------------   -------     --------     ---------------------
David Egarian..................................   150,000     $ 1/1.17     January 31, 1996/1997
Robert W. Jones, III...........................    75,000       1/1.17     January 31, 1996/1997
Ronald K. Bryce................................    75,000       1/1.17     January 31, 1996/1997
                                                  -------
                                                  300,000
                                                  -------
                                                  -------


    On February 11, 1995, in addition to the warrants listed above, the Board of Directors of Compost America Holding Company, Inc. issued options to individuals who were entitled to options of Compost America Company of New Jersey, Ltd., immediately prior to the date of the merger. There are a total of 901,000 authorized options @ $.01 per common share with an expiration date of February 10, 1997. As of April 30, 1995, 801,000 of the options have been exercised and 100,000 are still outstanding (see Note 5).

    On February 11, 1995 the Board of Directors of Compost America Holding Company, Inc. adopted and approved a non- qualified stock option plan to grant to participants options to purchase its common stock. The Company granted 1,913,167 common stock options at $.01 per share. At April 30, 1995 all options have been exercised.

    On April 30, 1995 the Board of Directors approved the issuance of Compost America Holding Company, Inc. warrants in exchange for warrants held by individuals and other entities of Compost

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. COMMON STOCK PURCHASE WARRANTS AND OPTIONS:--(CONTINUED)
America Company of New Jersey, Ltd. As a result the Company issued 133,012 warrants at an exercise price of $3.00 with an expiration date of June 1, 1999. The warrants were issued to the following:


    WARRANT HOLDER                                                  AMOUNT
- -----------------------------------------------------------------   -------
Bedminster Bioconversion Corporation.............................    60,460
David Egarian....................................................    30,230
Ronald K. Bryce..................................................    15,115
Robert W. Jones, III.............................................    15,115
B. Michael Pisani................................................     9,674
Robert M. Long...................................................     2,418
                                                                    -------
                                                                    133,012
                                                                    -------
                                                                    -------


    These warrants represent the reissuance of the 50,000 warrants cancelled by Bio-Services, Inc. on December 31, 1994 which were for Compost America Company of New Jersey, Ltd. All warrants are outstanding at April 30, 1995.

15. RELATED PARTY TRANSACTIONS:

    The Company has various transactions with related stockholders and affiliates of the Company.

    The shareholders of VRH Construction Corp. are also shareholders in Compost America Holding Company, Inc. as well as VRH Construction Corp. (see Note 5 and 7 (D)). VRH Construction Corp. as of April 30, 1995 has advanced $640,072 to the Company. The amounts due to VRH Construction Corp. are included in a note payable as of April 30, 1995 due January 15, 1996 with interest at 10%. The note has been extended to July 15, 1996.

    The Company has acquired all composting projects and technology from Bedminster Bioconversion, Inc. through Select Acquisitions, Inc., a shareholder in Compost America Company of New Jersey, Ltd. Select Acquisitions Inc. has advanced $23,900 at April 30, 1995 and $41,650 at April 30, 1994. All advances are expected to be paid in the current year. Bedminster Bioconversion, Inc., an unrelated corporation, received stock purchase warrants (see Notes 5, 7 (F) and 14) as indicated in the notes to consolidated financial statements. There are numerous agreements and intercompany transactions between Compost America Holding Company, Inc. and its subsidiary, Compost America Company of New Jersey, Ltd. and with its related subsidiaries, Newark Recycling and Composting Co., Inc., Gloucester Recycling and Composting Company, Inc., Monmouth Recycling and Composting Co., Inc., Chicago Recycling and Composting Company, Inc. and American BIO-AG Corporation. At April 30, 1995 all intercompany transactions have been eliminated except for amounts due from R.C. Land Company, Inc., a partner in the Joint Venture of American BIO-AG Corporation, and advances due from American BIO-AG Corporation other than investments.

    The Company has acquired technology and transacted composting agreements with Compost Management, Inc., a shareholder of the Company. Compost Management, Inc. was due $212,205 at April 30, 1994 and no balance at April 30, 1995, for advances to the Company.

16. EMPLOYMENT CONTRACTS:

    As stipulated in the Joint Venture Agreement, the Company has guaranteed and agreed to pay its President, Roger Tuttle, $120,000 annually for a period of ten years. The Company has similarly

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

16. EMPLOYMENT CONTRACTS:--(CONTINUED)
guaranteed agreements with its Vice Presidents, Alfred Rattie and Jonathan Frank to be paid $90,000 annually. On January 31, 1995, as a closing agreement and release, Jonathan Frank was terminated (see Note 10 (B)). At April 30, 1994, accounts payable and accrued expenses included $75,000 for unpaid wages at that date and on April 30, 1995, unpaid wages accrued amounted to $163,000. Roger Tuttle, Alfred Rattie and Jonathan Frank were shareholders in Compost Management, Inc., prior to the merger of Compost Management, Inc. into Compost America Company of New Jersey, Ltd., on December 1, 1994.

    Subsequent to the Joint Venture Agreement, all existing employment contracts have been terminated. New employment agreements were entered into as of January 1, 1995 for all current executives but were unexecuted at April 30, 1995.

17. FINANCING PROJECTS:

    The Company anticipates that the invessel composting facilities will be funded through traditional debt and equity financing. The revenue value and credit worthiness of guaranteed waste flow contracts will provide the necessary debt coverage required for project financing. In addition, the Newark Project has received a firm commitment from Legg Mason Wood Walker, Inc. for a New Jersey Economic Development Authority bond issue for $65,000,000 (see Note 11C).

18. LONG TERM DEBT:

                                                                 RATE        1995       MATURITY
                                                                 -----     --------    ----------
Merchant Bank, N.A. (A).......................................   10.75%    $  3,492      01/20/96
Merchant Bank, N.A. (A).......................................   10.75%       3,492      01/20/96
Teepak, Inc. (B)..............................................   10.00%     264,871      09/15/96
Jonathan W. Frank (D).........................................    None      200,000    indefinite
                                                                           --------
                                                                            471,855
Less current Portion..........................................               56,984
                                                                           --------
                                                                           $414,871
                                                                           --------
                                                                           --------

    A) The notes payable to Merchants Bank, N.A., Allentown, Pennsylvania is payable in monthly installments aggregating $843 including interest. The notes were originally for 60 months with automotive equipment at a cost of $44,734 pledged as collateral.

    B) The loan payable to Teepak, Inc. is for advances to Compost Management, Inc. prior to its merger with Compost America Company of New Jersey, Ltd. on December 1, 1995 which was subsequently assumed by Compost America Holding Company, Inc. for the purpose of obtaining necessary permits for a compost facility in Riverdale, Illinois. The loans commenced on January 11, 1993 with repayment terms as follows:

        1) After permits are issued Compost America Holding Company, Inc. shall repay the loan in quarterly installments commencing three months after the start up of the facility to the extent of 50% of available cash flow from the facility.

        2) If the facility does not receive the necessary permits by September 15, 1996, the entire amount of the loans will be repaid in 24 equal installments. Any overdue payments shall bear interest at a rate equal to the prime rate plus 2% with an effective rate of 10%.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

18. LONG TERM DEBT:--(CONTINUED)
    C) The note payable to Bio-Services, Inc. for the purchase of its 50% interest in the Monmouth Recycling and Composting Company, Inc. (see Note 9, Monmouth Project) is unsecured and non-interest bearing. The terms for repayment of the original buy-out of $92,500 are as follows:

  1)   $17,500   Upon execution of agreement (January 31, 1994)
  2)    25,000   Within 30 days (March 1, 1994)
  3)    25,000   Within 60 days (April 4, 1994)
  4)    25,000   Within 90 days (May 4, 1994)
       -------
       $92,500
       -------
       -------

    D) The obligation to Jonathan W. Frank originally for $250,000 is for a restrictive covenant not to disclose the confidential information acquired as an employee of the Company to a composting business in solid waste disposal in the United States of America. The obligation is unsecured and non interest bearing. Payments are as follows:

$ 25,000   Upon agreement (January 31, 1995)
25,000     On March 1, 1995
50,000     On April 1, 1995 (not paid on due date but in subsequent period)
150,000    Upon closing of the public offering of the Company's common stock
- ---------
$250,000
- ---------
- ---------

    The obligation is expected to be paid in full within less than one year. As a result no imputed interest has been computed.

19. INCOME TAXES:

    The Company adopted FASB Statement No. 109, "Accounting for Income Taxes" as of inception, December 17, 1993. FASB Statement No. 109 is required for all fiscal years beginning after December 15, 1992. This statement requires that deferred taxes be established for all temporary differences between book and tax basis of assets and liabilities. There was no cumulative effect of adoption or current effect on continuing operations mainly because the Company has been in a development stage since inception, December 17, 1993, and has sustained net operating losses during this period. The Company has made no provision for a deferred tax asset due to the net operating loss carryforward because a valuation allowance has been provided which is equal to the deferred tax asset. It cannot be determined at this time that a deferred tax asset is more likely than not to be realized.

    The Company has a loss carryforward of $636,782 that may be offset against future taxable income. The carryforward losses expire at the end of the years 2009 and 2010.

20. DEPOSITS:

Minalto Corporation--Business equipment...........................   $  510
Robert Fellheimer--Rent security..................................    1,525
                                                                     ------
                                                                     $2,035
                                                                     ------
                                                                     ------

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

21. OPTIONS:

    On July 1, 1994, Newark Recycling and Composting Company, Inc. and Linde Gases of Mid-Atlantic, Inc. ("Linde") entered into an Option and Purchase Agreement for 11.69 acres, situated in the City of Newark, County of Essex and State of New Jersey. In consideration of $50,000, (the option consideration), Linde grants and conveys unto Newark Recycling and Composting Company, Inc. the right and option to purchase the premises from the seller. The term of the option is from July 1, 1994 to December 31, 1994, with two additional extensions commencing January 1, 1995 to June 30, 1995 and July 1, 1995 to October 31, 1995. The additional extension required a $50,000 additional option payment for each extension period. The total option payments amounted to $150,000 and are non-refundable unless closing occurs. At October 31, 1995 the option was extended by submission of security bond for the purchase of the land with a closing date of December 15, 1995.

    The purchase price of the property is $3,250,000 and all option payments will be credited against the purchase price. The option balance at April 30, 1995 was $100,000.

22. NOTE PAYABLE, BANK:

    The note payable to United Jersey Bank is due July 1, 1995, on demand, at 10% interest.

23. EARNINGS PER SHARE:

                                                          1995         1994
                                                        PRIMARY       PRIMARY
                                                       ----------    ---------
Number of shares:
Weighted average shares outstanding.................    8,881,882    3,904,128
Incremental shares for outstanding stock warrants...    1,366,500    1,220,000
Incremental shares for outstanding stock options....       98,958
                                                       ----------    ---------
                                                       10,347,340    5,124,128
                                                       ----------    ---------
                                                       ----------    ---------

    Primary earnings per share amounts are computed based on the weighted average number of shares actually outstanding. Shares that would be outstanding assuming exercise of dilutive stock options and warrants, all of which are considered to be common stock equivalents. Fully diluted earnings per share are the same as primary earnings per share for 1994 and 1995.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

24. SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

                                                                                   DECEMBER 17, 1993
                                                                   YEAR ENDED       (INCEPTION) TO
                                                                 APRIL 30, 1995     APRIL 30, 1994
                                                                 --------------    -----------------
Acquisition of deferred project costs for stock issued to
  Select Acquisitions, Inc....................................                        $ 1,013,875
Acquisition of deferred project costs for stock issued to
  Select Acquisitions, Inc. and Compost Management, Inc.......                              4,214
Issuance of capital stock for deferred project costs,
  3,000,000 shares............................................                         (1,018,089)
Acquisitions for issuance of capital stock:
  Property and equipment net of depreciation..................     $   18,166
  Trademark costs.............................................          1,485
  Organizational costs........................................          1,276
  Deposits....................................................            510
  Deferred project costs......................................        184,582

Liabilities assumed:
  Notes payable--bank.........................................        (10,783)
  Due to Teepak, Inc..........................................       (264,870)
  Other assets and liabilities eliminated in merger with
    Compost Management, Inc...................................        192,247
Issuance of capital stock for assets acquired less liabilities assumed in merger with Compost Management, Inc., 2,631,360
shares........................................................       (122,613)
Issuance of capital stock for legal services, 36,000 shares...        (36,000)
Issuance of capital stock for purchase of investments in
  deferred Chicago Project, 120,000 shares....................       (100,000)

- --------------------------------------------------------------------------------

[ZELLER WEISS & KAHN LETTERHEAD]                                       [LOGO]

- --------------------------------------------------------------------------------

                                                    1084 Route 22 West               Melvin H. Zeller, CPA
                                                    Mountainside, NJ 07092           Harold N. Binenstock, CPA
                                                    TEL: 908-789-0011                Stephen E. Rosenthal, CPA
                                                    FAX: 908-789-0027                Alfred J. Padovano, CPA
                                                                                     Leonard J. Krieger Jr., CPA
                                                                                     Philip E. Hunrath, CPA
                                                                                     Martin Sherman, CPA
                                                                                     Gary A. Sherman, CPA
                                                                                     Andrew M. Fingerhut, CPA

       REPORT OF INDEPENDENT AUDITORS ON STATEMENT OF OPERATING EXPENSES

Board of Directors
Compost America Holding Company, Inc. and subsidiaries
Doylestown, Pennsylvania

    We have audited the consolidated financial statements of Compost America Holding Company, Inc. and subsidiaries as of April 30, 1995 and 1994 and for the periods then ended and for the period December 17, 1993 (inception) to April 30, 1995, our report thereon dated February 9, 1996. Our audit was made for the purpose of forming an opinion on those financial statements taken as a whole. In connection with our audit of these financial statements, we audited the statement of operating expenses for the periods ended April 30, 1995 and 1994.

    Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, the statement of operating expenses for the periods ended April 30, 1995 and 1994 and for the period December 17, 1993 (inception) to April 30, 1995 present fairly, in all material respects, the information stated therein, when considered in relation to the consolidated financial statements taken as a whole.





                                                        /s/ ZELLER WEISS & KAHN
February 9, 1996
Mountainside, New Jersey

                     COMPOST AMERICA HOLDING COMPANY, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         SCHEDULE OF OPERATING EXPENSES

                                                                                         CUMULATIVE FROM
                                                      YEAR         DECEMBER 17, 1993    DECEMBER 17, 1993
                                                     ENDED          (INCEPTION) TO       (INCEPTION) TO
                                                 APRIL 30, 1995     APRIL 30, 1994       APRIL 30, 1995
                                                 --------------    -----------------    -----------------
Operating expenses:
    Salaries..................................      $ 59,749                                $  59,749
    Payroll taxes.............................         7,633                                    7,633

    Amortization..............................         4,167                                    4,167
    Advertising...............................           646           $   4,659                5,305
    Automobile expense........................        33,798                                   33,798
    Bad debt charges..........................         7,806                                    7,806
    Bank charges..............................           637                                      637

    Building rental...........................        69,754                                   69,754
    Carting expense...........................           394                                      394
    Computer expense..........................           849                                      849
    Consultants...............................        19,100               5,000               24,100

    Depreciation..............................         3,030                                    3,030
    Dues and subscriptions....................        15,530                                   15,530
    Employment Services.......................           600                                      600
    Equipment rental..........................         5,055                                    5,055

    Insurance.................................        50,728                                   50,728
    Licenses and permits......................           266                                      266
    Miscellaneous.............................        12,170                                   12,170
    Office expense............................        13,429                                   13,429

    Option expense............................         7,500                                    7,500
    Outside services..........................           871                                      871
    Postage and deliveries....................         5,795                                    5,795

    Professional fees.........................        30,293                                   30,293
    Research and development..................       230,947             229,429              460,376
    Taxes, other..............................           395                                      395

    Telephone.................................        32,076                                   32,076
    Travel and entertainment..................        51,069                                   51,069
    Utilities.................................         3,400                                    3,400
                                                 --------------    -----------------    -------------
                                                    $667,687           $ 239,088            $ 906,775
                                                 --------------    -----------------    -------------
                                                 --------------    -----------------    -------------

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                NINE MONTHS ENDED JANUARY 31, 1996 AND 1995 AND
        FOR THE PERIOD DECEMBER 17, 1993 (INCEPTION) TO JANUARY 31, 1996
                                  (UNAUDITED)

                                    CONTENTS

                                                                                     PAGE
                                                                                 -------------
Condensed consolidated financial statements:
  Balance sheet...............................................................       F-42
  Statement of income (loss)..................................................       F-43
  Statement of stockholders' equity...........................................       F-44
  Statement of cash flows.....................................................       F-45
  Statement of operating expenses.............................................       F-46
  Notes to condensed consolidated financial statements........................   F-47 to F-67

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                       JANUARY 31,
                                                                          1996        APRIL 30,
                                                                       (UNAUDITED)       1995
                                                                       -----------    ----------
   ASSETS
Current assets:
 Cash...............................................................   $    57,727    $    9,409
 Prepaid expense....................................................         3,341
 Due from affiliated company, R.C. Land Company Inc.................        28,600        28,600
 Due from affiliated company, American Bio-AG Corp..................       408,000        20,000
                                                                       -----------    ----------
     Total current assets...........................................       497,668        58,009
                                                                       -----------    ----------
Investments in joint venture (Note 12A).............................       284,403       167,358
                                                                       -----------    ----------
Plant, property and equipment (Note 17)
 Land...............................................................     3,285,866
 Transportation equipment...........................................       160,046        44,734
 Office equipment...................................................         9,710         2,920
 Construction in progress, Compost projects.........................     4,353,259     3,103,743
                                                                       -----------    ----------
                                                                         7,808,881     3,151,397
 Less accumulated depreciation......................................        43,927        29,598
                                                                       -----------    ----------
                                                                         7,764,954     3,121,799
Other assets:
 Restrictive covenant (Note 10B)....................................       233,332       245,833
 Trademark costs, net of amortization of $285.......................         1,422         1,488
 Organization costs, net of amortization of $2,262..................         6,397         5,621
 Deposits...........................................................         2,154         2,035
 Options (Note 19)..................................................                     100,000
 Deferred offering costs............................................        19,064
                                                                       -----------    ----------
                                                                           262,369       354,977
                                                                       -----------    ----------
                                                                       $ 8,809,394    $3,702,143
                                                                       -----------    ----------
                                                                       -----------    ----------

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable, bank (Note 20)......................................   $   100,000    $   50,000
 Mortgage payable, Praxair (Note 7E)................................     2,100,000
 Accounts payable and accrued expenses..............................       619,561       500,921
 Current portion of long-term debt (Note 17)........................       151,372        56,984
 Due to affiliated company, VRH Construction Corp. (Note 15)........     3,093,938       640,072
 Due to affiliated company, Select Acquisitions, Inc. (Note 15).....        23,900        23,900
 Payroll taxes payable..............................................         5,059         6,048
                                                                       -----------    ----------
     Total current liabilities......................................     6,093,830     1,277,925
                                                                       -----------    ----------
Long-term debt, net of current portion (Note 17)....................       264,871       414,871
                                                                       -----------    ----------
Contingencies and commitments (Note 13)
Minority interest in consolidated subsidiary........................       167,991             0
                                                                       -----------    ----------
Stockholders' equity:
 Preferred stock, no par value, authorized 25,000,000 shares, none issued............................................................
 Common stock, no par value, 50,000,000 shares authorized; issued and outstanding 13,706,467 shares at January 31, 1996 and
   13,222,667
   at April 30, 1995................................................     3,807,638     2,899,278
 Common stock warrants (Note 14)
 Deficit accumulated during the development stage...................    (1,495,244)     (861,239)
 Less: subscriptions receivable.....................................       (29,692)      (28,692)
                                                                       -----------    ----------
                                                                         2,282,702     2,009,347
                                                                       -----------    ----------
                                                                       $ 8,809,394    $3,702,143
                                                                       -----------    ----------
                                                                       -----------    ----------

                See notes to consolidated financial statements.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
               CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
                                  (UNAUDITED)

                                                         NINE MONTHS ENDED         CUMULATIVE FROM
                                                            JANUARY 31,           DECEMBER 17, 1993
                                                     -------------------------     (INCEPTION) TO
                                                        1996           1995       JANUARY 31, 1996
                                                     -----------    ----------    -----------------
Net sales.........................................                                   $    80,741
Other revenues....................................   $     3,288    $    6,500             9,788
                                                     -----------    ----------    --------------
      Total.......................................         3,288         6,500            90,529
Cost of operations, transportation................                       5,000             5,000
                                                     -----------    ----------    --------------
Gross income......................................         3,288         1,500            85,529
General and administrative........................       457,916       245,162         1,364,691
                                                     -----------    ----------    --------------
Loss from operations..............................      (454,628)     (243,662)       (1,279,162)
                                                     -----------    ----------    --------------

Other non-operating expenses:
  Interest........................................       155,110         5,741           165,863
                                                     -----------    ----------    --------------
Loss before income tax expense....................      (609,738)     (249,403)       (1,445,025)
Income tax expense (Note 18)......................             0             0                 0
                                                     -----------    ----------    --------------
                                                        (609,738)     (249,403)       (1,445,025)
Minority interest in loss of consolidated
subsidiaries......................................        41,835             0            41,835
                                                     -----------    ----------    --------------
                                                        (567,903)     (249,403)       (1,403,190)

Loss in equity in joint venture...................       (66,102)            0           (92,054)
                                                     -----------    ----------    --------------
Net loss..........................................   $  (634,005)   $ (249,403)      $(1,495,244)
                                                     -----------    ----------    --------------
                                                     -----------    ----------    --------------

Earnings per common share:
  Primary.........................................   $      (.04)   $     (.03)
                                                     -----------    ----------
                                                     -----------    ----------

Weighted average number of common shares
  outstanding:
  Primary.........................................    14,406,505     8,460,620
                                                     -----------    ----------
                                                     -----------    ----------


                See notes to consolidated financial statements.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                                        (DEFICIT)
                                                                                       ACCUMULATED
                                                                 COMMON STOCK          DURING THE
                                                           ------------------------    DEVELOPMENT
                                                             SHARES        AMOUNT         STAGE
                                                           ----------    ----------    -----------
Balance, April 30, 1994 (Restated)......................    4,199,040    $1,710,089    $  (158,347)
  Issuance of common stock for settlement claim,
    May 27, 1994 (.0017 per sh.)(Note 5)................       24,000            40
  Redemption of common stock
    Sept. 29, 1994 (.83 per sh.)(Note 5)................      (60,000)      (50,000)
  Issuance of common stock
    Oct. 3, 1994 (.83 per sh.)(Note 5)..................       60,000        50,000
  Issuance of common stock
    October and November, 1994 (.879 per sh.)(Note 5)...      369,600       325,000
  Issuance of common stock
    Nov. 1, 1994 (.417 per sh.)(Note 5).................      120,000        50,000
  Issuance of common stock for merger,
    December 1, 1994 (.047 per sh.)(Note 5).............    2,631,360       122,613
  Exercise of warrants
    Dec. 1, 1994 (.002 per sh.)(Note 5).................    2,580,000         4,300
  Issuance of common stock for acquisition,
    Feb. 8, 1995 (.18 per sh.)(Note 5)..................      274,500        49,094
  Issuance of common stock for private placement,
    Feb. 11, 1995 (2.50 per sh.)(Note 5)................      190,000       475,000
  Exercise of warrants and options for legal services,
    Feb. 11, 1995 (.03 per sh.)(Note 5).................    2,714,167        63,142
  Issuance of common stock for Chicago restructuring
agreement, Feb. 15, 1995 (.83 per sh.)(Note 5)..........      120,000       100,000

  Net loss April 30, 1995...............................                                  (702,892)
                                                           ----------    ----------    -----------
Balance, April 30, 1995.................................   13,222,667     2,899,278       (861,239)
  Issuance of common stock, exercise of warrants
    May 1, 1995 (.01 per sh.)...........................      100,000         1,000
  Issuance of common stock,
    May 1995 ($2.50 per sh.)............................       20,000        50,000
  Issuance of common stock,
    June 1995 ($2.50 per sh.)...........................       70,000       175,000
  Issuance of common stock,
    August 1995 ($2.50 per sh.).........................       40,000       100,000
  Issuance of common stock,
    September 1995 ($2.50) per sh.).....................        2,000         5,000
  Issuance of common stock,
    October 1995 ($2.50 per sh).........................       45,000       112,500
  Issuance of common stock, exercise of warrants,
    Nov. 1, 1995 (.92 per share)........................       33,000        30,360
  Issuance of common stock,
    Nov. 1995 (2.50 per sh.)............................       36,000        90,000
  Issuance of common stock,
    Dec. 1995 (2.50 per sh.)............................       85,600       214,000
  Issuance of common stock,
    Jan. 1995 (2.50 per sh.)............................       52,200       130,500

  Net loss January 31, 1996.............................                                  (634,005)
                                                           ----------    ----------    -----------

Balance, January 31, 1996...............................   13,706,467    $3,807,638    $(1,495,244)
                                                           ----------    ----------    -----------
                                                           ----------    ----------    -----------

                See notes to consolidated financial statements.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                        CUMULATIVE
                                                            NINE MONTHS ENDED              FROM
                                                               JANUARY 31,           DECEMBER 17, 1993
                                                         ------------------------     (INCEPTION) TO
                                                            1996          1995       JANUARY 31, 1996
                                                         -----------    ---------    -----------------
Operating activities:
     Net loss.........................................   $  (634,005)   $(249,403)      $(1,495,244)

Adjustments to reconcile net cash and equivalents
 provided by operating activities:
   Amortization.......................................        13,370        2,237            17,537
   Depreciation.......................................        14,329        1,515            17,359
   Loss in equity in joint venture....................        66,102                         92,054

Changes in operating assets and liabilities:
   Increase in prepaid expenses.......................        (3,341)                        (3,341)
   Decrease in accounts receivable....................                     46,099
   Increase (decrease) in accounts payable and accrued
expenses..............................................       118,640     (102,043)          619,561
   Increase (decrease) in payroll taxes payable.......          (989)       1,230             5,059

Changes in other assets and liabilities:
   (Increase) decrease in due to/from affiliated
     companies:
     R.C. Land Company, Inc...........................                                      (28,600)
     American Bio-AG Corp. ...........................      (388,000)                      (408,000)
     Select Acquisitions, Inc.........................                     (5,000)           23,900
     Deferred offering costs..........................       (19,064)      (     )          (19,064)
                                                         -----------    ---------    --------------
     Net cash used in operating activities............      (832,958)    (305,365)       (1,178,779)
                                                         -----------    ---------    --------------

Investing activities:
   Purchase of restrictive covenant...................                                     (250,000)
   Purchase of construction in progress, Compost
     project..........................................    (1,081,525)    (563,876)       (2,846,597)
   Purchase of property and equipment.................    (3,407,969)        (843)       (3,410,889)
   Purchase of organizational costs...................        (1,580)                        (5,925)
   Returned deposit additions.........................          (119)                        (1,644)
   Return (purchase) of options.......................       100,000     (100,000)
   Purchase of equity of joint venture................      (183,147)                      (376,457)
                                                         -----------    ---------    --------------
     Net cash used in investing activities............    (4,574,340)    (664,719)       (6,891,512)
                                                         -----------    ---------    --------------

Financing activities:
   Increase in due to affiliated company,
     VRH Construction Corp............................     2,453,866      452,072         3,093,938
   Increase in notes payable..........................        50,000      100,000           100,000
   Increase in mortgage payable.......................     2,100,000                      2,100,000
   Increase in long-term debt.........................                                      387,720
   Proceeds from issuance of common stock.............       907,360      415,000         2,505,769
   Payments on long-term debt.........................       (55,610)                       (59,409)
                                                         -----------    ---------    --------------
     Net cash provided by financing activities........     5,455,616      967,072         8,128,018
                                                         -----------    ---------    --------------
Net increase (decrease) in cash.......................        48,318       (3,012)           57,727
Cash, beginning of period.............................         9,409        8,400                 0
                                                         -----------    ---------    --------------
Cash, end of period...................................   $    57,727    $   5,388       $    57,727
                                                         -----------    ---------    --------------
                                                         -----------    ---------    --------------

Supplementary disclosure of cash flow information
   Interest...........................................   $   155,110    $   5,741       $   165,863
   Taxes..............................................   $         0    $       0       $         0

Supplemental schedule of non-cash investing and financing activities (Note 25)

                See notes to consolidated financial statements.

                     COMPOST AMERICA HOLDING COMPANY, INC.
                         (A DEVELOPMENT STAGE COMPANY)
             CONDENSED CONSOLIDATED STATEMENT OF OPERATING EXPENSES
                                  (UNAUDITED)

                                                          NINE MONTHS ENDED       CUMULATIVE FROM
                                                             JANUARY 31,         DECEMBER 17, 1993
                                                         --------------------     (INCEPTION) TO
                                                           1996        1995      JANUARY 31, 1996
                                                         --------    --------    -----------------
Operating expenses:
    Salaries..........................................   $ 47,336    $ 38,071       $   107,085
    Payroll taxes.....................................      9,278       3,817            16,911

    Advertising.......................................      1,932         323             7,237
    Amortization......................................     13,370       2,237            17,537
    Automobile expense................................     15,238      18,965            49,036
    Bad debt charges..................................                  3,903             7,806

    Bank charges......................................        882         350             1,519
    Building rental...................................     13,725      35,502            83,479
    Carting expense...................................                    197               394
    Computer expense..................................                    425               849

    Consultants.......................................      7,500      10,800            31,600
    Depreciation......................................     14,329       1,515            17,359
    Dues and subscriptions............................      3,109       7,815            18,639
    Employment Services...............................                    300               600

    Equipment rental..................................        967       2,528             6,022
    Insurance.........................................     29,719      27,433            80,447
    Licenses and permits..............................        228         133               494
    Miscellaneous.....................................      1,713       6,085            13,883

    Office expense....................................     10,918       6,976            24,347
    Option expense....................................                  3,750             7,500
    Outside services..................................        821         747             1,692
    Postage and deliveries............................      2,512       2,941             8,307

    Printing..........................................     17,796                        17,796
    Professional fees.................................    152,449      22,337           182,742
    Repairs and maintenance...........................      2,533                         2,533
    Research and development..........................        815       3,092           461,191

    Taxes, other......................................     16,807         198            17,202
    Telephone.........................................     24,574      16,038            56,650
    Training..........................................        515                           515
    Travel and entertainment..........................     68,492      26,984           119,561
    Utilities.........................................        358       1,700             3,758
                                                         --------    --------    -----------------
                                                         $457,916    $245,162       $ 1,364,691
                                                         --------    --------    -----------------
                                                         --------    --------    -----------------

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited condensed financial statements of Compost America Holding Company, Inc. and its Subsidiaries have been prepared pursuant to the rules and regulations of The Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes includedin the Company's April 30, 1995 annual report. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended January 31, 1996 are not necessarily indicative of the results that may be expected for the year ended April 30, 1996.

1. NATURE OF BUSINESS:

    The Company is in the process of developing the business of converting and recycling organic waste into compost and other soil products, which it sells to a multitude of users. The process which the Company will employ is composting, or the controlled decomposition of organic matter into humus (a component of soil). Like a landfill or an incinerator operator, the Company will be paid "tipping fees" to accept waste from generators of these materials. In selected markets like New Jersey, where the disposal costs are high, the economic opportunity of taking in and processing large volumes of waste is significant.

    The Company will operate a vegetative and selected food waste compost facility in New Jersey and will continue the development of the indoor composting projects currently in progress, which will convert organic materials ordinarily disposed of in landfills or incinerators into a valuable end product which is beneficial to the environment.

2. BUSINESS ORGANIZATION:

    Compost America Holding Co. Inc., formerly known as Alcor Energy and Recycling Systems, Inc. (Alcor) was incorporated on August 20, 1981 in the state of New Jersey, with 1,000,000 authorized shares at no par value. On February 1, 1984 Alcor conducted an offering under Regulation A, an exemption from registration under the Securities Act of 1933. On that date, 300,000 shares of common stock were issued at $1.00 per share.

    On June 29, 1992, Alcor was authorized to amend its Certificate of Incorporation to increase authorized common stock shares from 1,000,000 to 7,500,000 shares.

    On June 29, 1992, Alcor issued 3,000,000 shares of common stock to Capital Pacific Management, Inc. for all the outstanding shares of the Gilbert Spruance Company and 750,000 shares to Peter English and his affiliates in return for all outstanding shares of the English Group, Inc.

    On December 10, 1992 and January 1993, Alcor disposed of three subsidiaries due to the lack of sufficient capital needed to continue the operations of each. Alcor sustained losses from both the disposition of the Gilbert Spruance Company and The English Group, Inc.

    On September 27, 1994, 650,000 shares issued to Peter English to acquire the English Group, Inc. were returned pursuant to the disposal of the English Group, Inc.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. BUSINESS ORGANIZATION:--(CONTINUED)
    On September 29, 1994, Alcor issued 1,500,000 shares to two individuals for cancelling $203,720 of loans due to these individuals.

    On October 21, 1994, Alcor amended its Certificate of Incorporation to increase its authorized common stock from 7,500,000 shares to 15,000,000 shares with 5,490,000 shares issued and outstanding. Alcor, now inactive, pursued finding a business partner either through merger or acquisition.

    On November 28, 1994 the majority of Alcor stockholders agreed to a one for twenty reverse split which reduced total outstanding shares to 274,500.

    On January 23, 1995, Alcor entered into an Acquisition Agreement and Plan of Reorganization with Compost America Company of New Jersey, Ltd., incorporated in the state of Delaware on December 17, 1993. Compost America Company of New Jersey, Ltd. had 5,000,000 shares, .01 par value of common stock authorized, of which 1,654,000 shares were issued and outstanding. Alcor exchanged 9,924,000 shares of its common stock for all of the outstanding common stock of Compost America Company of New Jersey, Ltd.

    On February 8, 1995, Alcor Energy and Recycling Systems, Inc., changed its name to Compost America Holding Company, Inc. (Company).

3. NATURE OF OPERATIONS, RISKS AND UNCERTAINTIES:

    The waste management industry in which the Company plans to operate as a processor of municipal solid waste, sewage sludge and commercial organic waste, is highly competitive and has been traditionally dominated by several large and well recognized national and multi-national companies with substantially greater financial resources in comparison to the financial resources available to the Company.

    There can be no assurance that the Company will be able to obtain the required federal, state and local permits necessary to operate its composting facilities presently under development.

    The Company plans to contract for and to process, only municipal solid waste and sewage sludge that meets the Company specifications. It is possible that some of the wastes accepted at a company facility may contain contaminants which could cause environmental damage and result in liabilities.

    The Company has not entered into any contracts with users of compost from its facilities which are under development. Should the Company not be able to sell the compost, the Company may have to give the compost away and pay for its transportation costs.

    The Company has no significant concentration of credit with any individual counterparty or groups of counterparties.

4. PRINCIPLES OF CONSOLIDATION:

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Compost America Company of New Jersey, Ltd. and its subsidiaries, Newark Recycling and Composting Co., Inc., Gloucester Recycling and Composting Company, Inc., Monmouth Recycling and Composting Co., Inc., Chicago Recycling and Composting Company, Inc., Miami

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. PRINCIPLES OF CONSOLIDATION:--(CONTINUED)
Recycling and Composting Company, Inc. and Compost America Technologies, Inc. Inter-company transactions and balances have been eliminated in consolidation.

5. PRINCIPLES OF REORGANIZATION:

    The acquisition of the Company's subsidiary, Compost America Company of New Jersey, Ltd., on January 23, 1995 has been accounted for as a reverse acquisition of the assets and liabilities of the Company by Compost America Company of New Jersey, Ltd. Accordingly, the consolidated financial statements represents assets, liabilities and operations of only Compost America Company of New Jersey, Ltd. prior to January 23, 1995 and the combined assets, liabilities and operations for the ensuing period. The financial statements reflect the purchase of the stock of Alcor Energy and Recycling Systems, Inc., the former name of Compost America Holding Company, Inc., by Compost America Company of New Jersey, Ltd. for stock and the assumption of liabilities of $49,094. This amount being the historical cost of the liabilities acquired. All significant inter-company profits and losses from transactions have been eliminated.

6. INVESTMENT--AMERICA BIO-AG COMPANY:

    American BIO-AG Corporation was formed as a joint venture under the Restated Joint Venture Agreement dated February 15, 1995 between R. C. Land Company, Twin Rivers Equity Partnership and Compost America Holding Company, Inc. American BIO-AG Corporation was incorporated in the State of Delaware, January 11, 1995 (see Note 12 (A)).

    The purpose of the joint venture is to develop, own and lease and operate land application sites for the beneficial use of biosolids. Management of American BIO-AG is being performed by executives from the three entities forming American BIO-AG. Initially, sites are being developed in Arizona, Texas and California. Compost America Holding Company, Inc. owns 33 1/3% of the joint venture.

7. AGREEMENTS:

    A) Chicago Restructuring Agreement:

    On July 24, 1995, effective as of February 15, 1995, pursuant to an agreement between Compost America Holding Company, Inc. and Foundations Systems, Inc. to convey, sell and transfer unto Compost America Holding Company, Inc. all of Foundation Systems, Inc. rights, title and interest in and to the assets of the Chicago Recycling and Composting Project. The interest acquired represented 50% of the Joint Venture between the two companies. The principals of Foundation Systems, Inc. were issued 120,000 shares of common stock of Compost America Holding Company, Inc. as consideration for their interest.

    B) Letter Agreement with Bedminster BioConversion Corporation:

    On June 9, 1995, the Company entered into a letter agreement, as a modification of proposals dated May 3rd and 20th, 1995, for Compost America Company of New Jersey, Ltd. to acquire 100% of the outstanding stock of Bedminster Seacor Services Miami Corporation, from Bedminster Bioconversion Corporation. Bedminster Seacor Services Miami Corporation has agreed to enter into a 30 year "put or pay" solid waste service agreement in which the City of Miami Florida and Bedminster agree to

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. AGREEMENTS:--(CONTINUED)
design, construct and operate a facility having an annual capacity of at least 150,000 tons. The charges will be $52.50 per ton.

    As consideration for the acquisition of 100% of stock of Bedminster Seacor Services Miami Corporation from Bedminster Bioconversion Corporation, Bedminster Bioconversion Corporation shall receive:

200,000.. Shares of common stock of Miami Recycling and Composting Company,
          Inc.

300,000.. Warrants to purchase shares of the common stock of Miami
          Recycling and Composting Company, Inc. at $6.00 per share for a term of 5 years.

    Bedminster will be the supplier record of all "Eweson Digesters" the bridge crane, "Feron Turning Equipment" and the floor aeration units to the composting project undertaken by the Company pursuant to a solid waste service agreement between the City of Miami, Florida and the Company. Such equipment supply agreements will be at the equipment cost plus 10%. The agreement calls for license fees and net distributable cash flow allocations.

    As part of the acquisition of Bedminster Seacor Services Miami Corporation, Miami Recycling and Composting Company, Inc. acquired the contract for real property in Dade County, Florida. On March 29, 1996 Miami Recycling and Composting Company, Inc. closed on the real estate contract for a purchase price of $4,095,838.

    C) Settlement of Alcor Energy and Recycling Systems, Inc. law suit:

    On September 12, 1995, Compost America Holding Company, Inc., formerly Alcor Energy and Recycling Systems, Inc., settled with Materials for $25,000 a law suit brought against Alcor prior to its merger with Compost America Company of New Jersey, Ltd. The settlement consisted of $7,500 at execution of agreement and 12 monthly payments of $1,458.33 commencing October 1, 1995.

    The Company is to make payments as follows:

November 14, 1995..............................................   $ 7,500.00
November 14, 1995..............................................     2,916.66
December 1995 to September 1996................................    14,583.34
                                                                  ----------
                                                                  $25,000.00
                                                                  ----------
                                                                  ----------

    D) Teaming Agreement between Compost America Technologies, Inc. and Compost Industries, LLC.:

    On August 15, 1995, Compost America Technologies, Inc., a wholly owned subsidiary of Compost America Holding Company, Inc. and Compost Industries, LLC, signed a Teaming Agreement for Compost Industries, LLC to supply proprietary composting technology and equipment, proprietary shop and field fabrication techniques and installation know-how relating to solid waste separating, processing, recycling and composting. Compost Industries is to provide and demonstrate its "Earthcycle Composting System" shop and field fabrication techniques and equipment engineering and assistance for the Gloucester Demonstration Project and if successful for the Gloucester Recycling and Composting Project and also if requested for other full scale projects. Compost Industries will provide a

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. AGREEMENTS:--(CONTINUED)
demonstration Earthcycle Composting System, at its expense, at a cost not to exceed $600,000. At financial closing of the Gloucester full-scale project Compost Industries will receive payments for all equipment supplies plus a 15% engineering and equipment fee on the total project costs not to exceed $12,200,000. In addition, Compost Industries shall receive at "financial closing" 150% of its documented costs up to $600,000 and 33 1/3% of net distributable cash flow from the full-scale project upon commercial acceptance and 3.5% of the "total tip fee revenue" for the life of the Gloucester City Project.

    E) Option and Purchase Agreement:

    On July 1, 1994, Newark Recycling and Composting Company, Inc. and Linde Gases of the Mid-Atlantic, Inc. entered into an agreement for an option to purchase approximately 11.69 acres of real property together with the buildings and improvements in the City of Newark, Essex County, New Jersey. The option called for a $50,000 option payment on date of agreement for a term from July 1, 1994 to December 31, 1994 with a provision to extend the option term for up to two additional periods commencing January 1, 1995 and expiring June 31, 1995 and July 1, 1995 and expiring October 31, 1995. At each extension date an additional $50,000 option payment was required for a total at October 31, 1995 of $150,000. The purchaser can exercise their option at any time during the option period and extensions to purchase the property for a purchase price of $3,250,000. All option payments are to be credited against the purchase price. In the event the option is not exercised, all option payments will be forfeited.

    On October 20, 1995, an Amendment to Option and Purchase Agreement was signed whereby "Praxair" was substituted for the seller, Linde Gases of the Mid-Atlantic, Inc. and Newark Recycling and Composting Company, Inc. exercised the option and posted as security for the closing a security bond. The purchase price was amended to $3,285,866 less the $150,000 in option payments. At closing a deposit of $1,035,866 was to be paid together with a promissory note and purchase money mortgage of $2,100,000 at 8% per annum, payable monthly, with a maturity on August 31, 1996. The property was closed on December 15, 1995.

    To accommodate the down payment VRH Construction Corp. loaned Newark Recycling and Composting Company, Inc. $1,043,866 on a term loan basis on demand. The loan was due on January 15, 1996 with interest at 10% per annum. The loan has been extended to July 15, 1996. Compost America Holding Company, Inc. has pledged as collateral to VRH Construction Corp. all its right, title and interest in and to all shares of Newark Recycling and Composting Company, Inc.'s capital stock that Compost America Holding Company, Inc. owns.

8. PRIVATE OFFERINGS:

    On February 15, 1995, later revised on August 15, 1995, Compost America Holding Company, Inc. offered for sale, in a private offering, restricted shares of common stock to private individuals, no par value, at an offering price of $2.50 per share. As of April 30, 1995, 190,000 shares have been sold for a total of $475,000. The offering has no expiration date. As of January 31, 1996, the Company has sold 540,800 shares for a total of $1,352,000.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:

    The Company's operations have been centered around its organizing, evaluating and developing the business of converting organic waste into compost and other soil products and the start-up financing of its operations, including the construction of the waste management and compost facility in Newark, New Jersey and other compost facilities throughout the country. From December 17, 1993 through the period ending January 31, 1996 the Company has secured required financing through various private placement offerings and through related companies, Compost Management, Inc., Select Acquisitions, Inc. and VRH Construction Corp. The Company has cumulative losses in connection with its operations during this same period of $1,371,630.

    Projects in development:

    Chicago Project:

    In April 1993, CACC and Foundations Systems, Inc., as general partners and Compost Management, Inc. and others, as limited partners, entered into a limited partnership agreement to form an entity called South Chicago Recycling and Composting Company, L.P. ("Chicago Partners"). The Chicago Partners initiated the development of a 500-1,000 ton per day invessel composting facility in South Chicago, Illinois. The Chicago Partners are currently negotiating and entering into contracts and agreements for waste handling, site location, marketing and other aspects of composting. The Company through Compost Management, Inc. was a 41.5% limited partner of the Chicago Facility. Funding for the Chicago Partners has been provided by loans and advances from Teepak, Inc., commencing January 11, 1993. Total advance at April 30, 1995 and January 31, 1996 amounted to $264,871.

    On July 24, 1995, an agreement was executed whereby, effective as of February 15, 1995, the amended and restated agreement date April 6, 1993 never being filed with the Secretary of State of Pennsylvania, caused the limited partnership to be void. As a result, the individual partners agreed to exchange their interest, as did Compost Management, Inc., with Compost America Holding Company, Inc. The individual partners, exclusive of Compost Management, Inc., for an assignment of the assets were issued 120,000 shares of Compost America Holding Company, Inc. common stock at a par value of $.01 for their 58.5% of the partnership. Compost America Company of New Jersey, Ltd. became the 100% owner of the Chicago Project. On August 4, 1995, the Company incorporated the Chicago Project under the name "Chicago Recycling and Composting Company, Inc.". Chicago project costs at January 31, 1996 amount to $413,902.

    Gloucester City--National Source Separated Organic Waste Demonstration
Project:

    The Company, with a number of sponsors/partners, is developing an 18-month pilot program to demonstrate the process of separating organic waste at its source and transforming organic materials into compost at a compost site to be operated by the Company. Sponsors/partners for the demonstration project are: 1) The National Audubon Society; 2) The Grocery Industry (including The Food Marketing Institute, Grocery Manufacturers Associates, Proctor & Gamble and The New Jersey Food Council); 3) Bedminster; 4) Higgins Management, Inc.; 5) U.S. Environmental Protection Agency; 6) America Forest & Paper Association; 7) U.S. Conference of Mayors; 8) National Association of Counties; 9) Restaurant and Foodservice Association; and 10) America Plastics Council.

    The location of the demonstration project is a site located in Gloucester City, New Jersey. A small-scale invessel composting facility will be installed in a portable building and will process five to eight tons per day of organic materials collected from the cities of Gloucester City and Cherry Hill and various commercial accounts. Upon the successful start up and operation of the pilot program it is

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED) anticipated that the Company will construct a 350 ton per day invessel composting facility at the same site in Gloucester City.

    On June 1, 1996 Gloucester Recycling and Composting Company, Inc. entered into a lease with Gloucester City for 7.98 acres ("Parcel No.1") located in Gloucester City, New Jersey. The term of the lease is for 24 months commencing on the 7th day of March, 1996 and an option to extend the term for an additional 30 years. Rent for the first 24 months shall be $100 per month plus real estate taxes. The 30 year extension is based on a benefit fee payment schedule for the lease payments and the host community benefit charges. Following commercial start-up payments shall begin in the amount of $82,745 and increase annually by 4% throughout the tax year with a computer price index increase or decrease for the remainder of the term.

    The total project cost at April 30, 1995 amounted to $231,305 and at January 31, 1996 amounted to $262,083. The scheduled start for the demonstration project is estimated by the 1st quarter of 1996.

    Monmouth Project:

    On March 1, 1995 an Asset Purchase Replacement Agreement was made between Bio-Services, Inc., D.J. Egarian & Associates, Inc. and Compost America Company of New Jersey, Ltd.. As part of this agreement, the "Asset Purchase Agreement" between Compost America Company of New Jersey, Ltd. and Bio-Services signed on January 31, 1994 for the purchase of the "Abate Property" was canceled as a result of the site disapproval. A property identified as Block 92 Lot 37 located in the Township of Freehold, New Jersey was selected as a replacement for the "Abate Property" to allow the continued development by Compost America Company of New Jersey, Ltd. of an indoor composting facility in Monmouth County. Compost America Company of New Jersey, Ltd., as part of this agreement, signed an "Option Purchase Agreement" with Brownfield Environmental, Inc. to purchase a replacement property.

    In addition, the $407,500 contingent purchase amount identified in the January 31, 1994 "Asset Purchase Agreement" will be paid as follows:

       1) Upon receipt of local approval from the Township of Freehold and County approval and New Jersey Department of Environmental Protection,
          Compost America Company of        New Jersey, Ltd. will pay as
          follows:

           a) $27,416 to D.J. Egarian Associates, Inc.

           b) $97,584 to Bio-Services

       2) The remaining $282,500 will be paid upon receipt of all governmental,
          environmental and        building permits.

           a) $61,959 to D.J. Egarian Associates, Inc.

           b) $220,541 to Bio-Services

    The terms of the original agreement were amended such that Bio-Services will receive a marketing fee of $1.50 as opposed to $2.00 per cubic yard of finished compost produced at the Freehold facility. This agreement also cancelled all previous agreements pursuant to the Monmouth Recycling and Composting Company, Inc. In addition, on March 3, 1995 mutual releases were signed by the parties involved in the original Agreement in Principle for the purchase and assignment of the "Abate Land

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED)
Purchase Contract". Abate was paid for his release $2,500 plus engineering, survey and other plans provided for in William J. Mehr letter of September 29, 1994.

    On March 1, 1995, Compost America Company of New Jersey, Ltd. and Brownfield Environmental, Inc. entered into an "Option Purchase Agreement" to purchase 15 acres in the Township of Freehold, County of Monmouth, State of New Jersey. The purchase price is $600,000 payable in cash on or before February 14, 1996. An extension for 12 months is at the exclusive option of the Company. The Company shall pay a monthly option of $2,500 per month during the initial extension period. The Company has an exclusive right to extend for a second extension period of 18 months for a payment of $15,000 plus a monthly option payment of $3,500 per month. The Company has a third extension for 6 months based on the same terms as the second extension.

    As part of the Monmouth County composting site, a consulting contract with Michael J. Marchese on March 1, 1995 was instituted (see consulting agreements
Note 10 (E)). The total project costs incurred as at January 31, 1996 amounted to $781,500.

    Newark Project:

    On May 1, 1994 Compost America Company of New Jersey, Ltd. entered into an agreement with Potomac Technologies, Inc. to form Newark Recycling and Composting Company, Inc. The Newark Facility was then incorporated in the State of Delaware on May 10, 1994 as Newark Recycling and Composting Company, Inc.

    The parties to the letter agreement on May 1, 1994 were changed and a new agreement for the joint venture was modified in the "Newark Recycling and Composting Company, Inc. Agreement".

    On July 1, 1994, Newark Recycling and Composting Company, Inc. entered into a termination of sale agreement with Edward J. Haefeli. Haefeli agreed to terminate his right to purchase 11.69 acres of improved land in order to permit Newark Recycling and Composting Company, Inc. to enter into an agreement to purchase the premises from Linde Gases. At closing of the purchase of the premises, Newark Recycling and Composting Company, Inc. shall pay to Haefeli $250,000 in funds available plus a note in the amount of $594,000 payable over 10 years at prime + 1%, not to exceed 8%.

    On July 14, 1994, Newark Recycling and Composting Company, Inc. entered into a professional services agreement with R.W. Beck to provide a detailed "Engineering Report" on the Newark facility. Compensation in the amount of $23,000 shall be paid and increased as additional consulting is required.

    On July 26, 1994, Newark Recycling and Composting Company, Inc., doing business as Passaic Valley Management Group entered into a teaming agreement with Professional Services Group, Inc. At the option of Newark Recycling and Composting Company, Inc./Passaic Valley Management Group Professional Services Group, Inc. will loan up to $500,000 to Newark Recycling and Composting Company, Inc./Passaic Valley Management Group. In return, Newark Recycling and Composting Company, Inc./Passaic Valley Management Group will subordinate to Professional Services Group, Inc. the management, operations and maintenance portion of any contract awarded from the Passaic Valley Sewerage Commissioners.

    On September 15, 1994, Newark Recycling and Composting Company, Inc. entered into an engineering and technology agreement with D.J. Egarian & Associates. D.J. Egarian & Associates granted a license to Newark Recycling and Composting Company, Inc. to utilize D.J. Egarian & Associates's patented technology. Newark Recycling and Composting Company, Inc. did compensate D.J. Egarian & Associates $15,000 upon execution of the agreement and a pro rata share of $167,500

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED) based upon completion of engineering drawings. In addition, during construction D.J. Egarian & Associates shall receive $5,000 per month site consultation through completion of construction. A separate fee structure will be implemented upon commencement of commercial operations of the facility.

    In the event the Newark Recycling and Composting Company, Inc. should be awarded a 20 year "put or pay" sewer sludge contract from Passaic Valley Sewerage Commissioners, then D.J. Egarian & Associates will receive a one-time fee of $150,000. Based upon the number of tons awarded D.J. Egarian & Associates may be able to receive an additional $25,000 for each 50 tons.

    On January 30, 1995 the Central Planning Board, City of Newark, New Jersey, at a special public hearing, voted to grant a FINAL SITE APPROVAL subject to compliance with all the conditions stipulated in the Department of Engineering memorandum dated January 17, 1995.

    On February 16, 1995, Converse Consultants East submitted their report to D.J. Egarian disclosing their findings as to subsurface conditions and foundations.

    On March 14, 1995 R.W. Beck submitted an initial draft of the Technical Review of the composting facility.

    On March 27, 1995 Newark Recycling and Composting Company, Inc. requested financial assistance from the New Jersey Economic Development Authority for an in-vessel composting and composting facility in the amount of $73,790,000.

    In conjunction with that request, it is expected that the interest on these bonds, when issued, will be excludable from gross income of the holders thereof for federal income tax purposes under Sec.103 of the Code.

    On April 11, 1995, Newark Recycling and Composting Company, Inc. received notice from the Permit Coordination Officer III for the State of New Jersey Department of Environmental Protection. Newark Recycling and Composting Company, Inc.'s application had been reviewed for and found to be administratively complete. The application was then forwarded to the Bureau of Pretreatment and Residuals for technical review.

    On April 11, 1995 the New Jersey Economic Development Authority passed a resolution whereby Authority officers and staff are authorized to take all actions necessary to proceed with the financing and to issue bonds to finance the cost of the New Jersey project. Within 10 days the resolution was deemed approved by the Governor and became effective.

    On April 19, 1995, Newark Recycling and Composting Company, Inc. applied for the allocation of $73,790,000 of "volume cap" by the State of New Jersey to allow the project described herein to be fully financed on a tax-exempt basis.

    On June 26, 1995, Newark Recycling and Composting Company, Inc. received notice that its permit application was deemed technically complete.

    On November 1, 1995, Newark Recycling and Composting Company, Inc. received approval and permit from the New Jersey Pollutant Discharge Elimination System to operate sludge process and distribution facilities throughout the State of New Jersey.

    On December 14, 1995, pursuant to Executive Order 185 and PL 1987 c 393 the State Treasurer of New Jersey, Brian W. Clymer, allocated to the New Jersey Economic Development Authority, $130

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEVELOPMENT STAGE COMPANY:--(CONTINUED) million in tax-exempt volume cap allocation from the state's 1996 tax allocation. This allocation is to be reserved for the issuance of private activity bonds on behalf of Newark Recycling and Composting Company.

    On January 2, 1996 the New Jersey Economic Development Authority informed the Company the State Treasurer has allocated to the New Jersey Economic Development Authority $130 million in 1996 volume cap allocation on behalf of the Company's composting projects for Newark, Gloucester and Monmouth. The allocation will expire on March 29, 1996 in the event bonds are not issued.

    As of January 31, 1996 total project cost for the Newark Project amounted to $2,720,775.

10. CONSULTING CONTRACTS:

    A) Site development and consulting agreement:

    Compost Management, Inc. now Compost America Company of New Jersey, Ltd., as of December 1, 1994 the date of the merger, Bedminster Bioconversion Corporation and Potomac Technologies, Inc., entered into a letter agreement dated September 1, 1992 to form a partnership, Newark Recycling and Composting Company, Inc., to develop an organic waste composting facility in Newark, New Jersey and to utilize Gustav Heningberg Associates, Inc. to assist in various development activities for this project. The term of this agreement shall be for 10 years and may be extended or modified. The schedule of payments for consulting services are as follows:

                                                                ANNUAL AMOUNTS
                                                                --------------
At closing of construction Financing.........................      $150,000
Year 1.......................................................        38,888
Year 2.......................................................        38,889
Year 3.......................................................        38,889
Year 4.......................................................        38,889
Year 5.......................................................        38,889
Year 6.......................................................        38,889
Year 7.......................................................        38,889
Year 8.......................................................        38,889
Year 9.......................................................        38,889
                                                                --------------
                                                                   $500,000
                                                                --------------
                                                                --------------

    In years 2 through 10, the consulting fee is contingent on the availability of operating cash flow from the facility. Any payments not made due to the lack of operating cash flow shall not be made up in subsequent periods. Payments in years 1 through 9 are to be made quarterly and are contingent on facility being fully operational. Payments begin with commencement of operations.

    In addition to the above, Gustav Heningberg Associates, Inc. and Robert Holmes, shall receive $1,000 per month, and $1,500 per month respectively, as development expense which shall cease on financial closing.

    B) Agreement and release:

    On January 31, 1995, Compost America Company of New Jersey, Ltd and Jonathan
W. Frank, a former employee of Compost Management, Inc. who was terminated as of September 29, 1994, agreed to an accommodation for Frank to not discuss the confidential information to a competing business in solid waste disposal in the United States of America.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. CONSULTING CONTRACTS:--(CONTINUED)
    For this Frank will receive payments totaling $250,000 which will be paid as follows:

$ 25,000   To be paid within 10 days of final execution of this agreement
  25,000   Due March 1, 1995
  50,000   Due April 1, 1995
 150,000   Due March 15, 1995 or upon the closing of the a public offering of the Companies common stock which ever comes later. As of
           October 31, 1995 this amount was unpaid since no closing
           occurred or public offering completed

    C) Agreement in Principle:

    On June 16, 1992, an "Agreement in Principle" was made between Compost Management, Inc., Compost America Company of New Jersey, Ltd. (after the December 1, 1994 merger), and Potomac Technologies, Inc. for a joint venture to develop a composting facility in Newark, New Jersey. As part of this agreement, Robert Jones, President of Potomac Technologies, Inc. will be paid a monthly consulting fee of $6,250 per month to financial closing.

    The agreement in principle was restated in a modified agreement, Newark Recycling and Composting Company, Inc. Agreement dated May 1, 1994.

    D) Engineering and Technology Agreement:

    On September 15, 1994, an "Engineering and Technology Agreement" for the Newark Recycling and Composting Company, Inc., a subsidiary of Compost America Company of New Jersey, Ltd. and D.J. Egarian & Associates, Inc., was signed, for the right to use the licensed patent and engineering services provided by D.J. Egarian & Associates, Inc. and David J. Egarian, to construct and operate an organic waste composting facility at the Newark, New Jersey site.

    The consulting fee for these services will be paid to either D.J. Egarian & Associates, Inc. or David J. Egarian as follows:

$ 15,000   Upon execution of this agreement
$167,500   Paid prorata on the percent of completion prior to the close of project financing for engineering drawings.
$  5,000   Per month after commencement of the construction of the facility through the completion of construction

    Any additional services shall be billed as services are provided. At April 30, 1995 and January 31, 1996, additional charges amounted to $36,525 and $193,393 respectively.

    In addition, upon the commencement of commercial operations of the facility, Egarian shall be paid the greater of an amount equal to 2% of distributable cash flow per year or $75,000 per year.

    If Newark Recycling and Composting Company, Inc. is awarded a 20 year "put or pay" sewer sludge contract from the Passaic Valley Sewerage Commission to compost a minimum of 200 wet tons per day, Egarian will receive a one time fee of $150,000, and for each additional 50 wet tons awarded, Egarian will receive an additional $25,000.

    The term of this agreement is for 15 years from commencement of commercial operations.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. CONSULTING CONTRACTS:--(CONTINUED)
    E) Consulting Agreement between Compost America Company of New Jersey, Ltd. and Michael J. Marchese dated March 1, 1995:

    Michael J. Marchese will provide consulting services in obtaining local and county approvals for the Monmouth County composting site. The following terms for his consulting services are:

       1) $1,000 month beginning 30 days from this agreement through the receipt of local approval from the Township of Freehold to build a compost
          facility on the property but no longer        than 12 months.

        2) $2,000 month thereafter until closing on the property.

        3) $5,000 month until a total fee of $100,000 has been paid.

    F) R.W. Beck Professional Services Agreement:

    On July 14, 1994, the Company entered into a consulting engineering service agreement for R.W. Beck to provide services to Newark Recycling and Composting Co., Inc. The agreement called for a limited technical review of the proposed system to compost selected portions of the solid waste stream. The fee for this service shall be:

        $ 5,000 upon execution of agreement

        $18,000 upon completion of the technology review report

    On March 14, 1995, R.W. Beck submitted the technological review report.

    G) Consulting Agreement with Robert Tardy d/b/a Tardy and Associates:

    On December 1, 1995, a Consulting Agreement was signed with Robert Tardy d/b/a/ Tardy and Associates and the Company for consulting services regarding the technology and operational aspects of the production of compost from municipal solid wastes, other organics and sewage sludge. The term is for one year starting December 1, 1995. The consultant is to receive $4,000 per month on the last day of each month commencing with the month of December 1995 for six months and $6,000 per month for the next six months. In addition, the consultant is to receive expense reimbursement based on Company policy.

11. SUBSEQUENT EVENTS:

    A) Financial commitments and permits:

    On November 1, 1995, Newark Recycling and Composting Company, Inc. received approval and permit from the New Jersey Pollutant Discharge Elimination System to operate sludge process and distribution facilities throughout the State of New Jersey.

    The New Jersey Economic Development Authority regarding the Newark Recycling and Composting Company, Inc. received a letter of intent from Paine Webber to confirm the commitment to act as underwriter in connection with the sale by the New Jersey Economic Development Authority of its solid waste disposal facility revenue bonds, series 1996 in the approximate principle amount of $70,000,000. In addition, PaineWebber also sent letters of intent for Monmouth Recycling and Composting Company, Inc. for $30,000,000 and for Gloucester Recycling and Composting Company, Inc. for $30,000,000.

    On December 7, 1995, Legg Mason Wood Walker, Inc. sent a letter to the New Jersey Economic Development Authority stating that they have agreed to act as underwriter in connection with their firm

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11. SUBSEQUENT EVENTS:--(CONTINUED)
commitment to raise the requisite capital for the debt financing component of the composting projects proposed by Gloucester Recycling and Composting Company, Inc., Monmouth Recycling and Composting Company, Inc. and Newark Recycling and Composting Company, Inc.

    On December 14, 1995, pursuant to Executive Order 185 and PL 1987 c 393, the State Treasurer of New Jersey, Brian W. Clymer, allocated to the New Jersey Economic Development Authority $130 million in tax exempt volume cap allocation from the state's 1996 tax allocation. This allocation is to be reserved for the issuance of private activity bonds on behalf of Newark Recycling and Composting Company, Inc.

    On January 2, 1996, the New Jersey Economic Development Authority informed the Company that the State Treasurer has allocated to the New Jersey Economic Authority $130 million in 1996 volume cap allocation on behalf of the Company's composting projects for Newark, Gloucester and Monmouth. The allocation will expire on March 29, 1996 in the event bonds arenot issued.

    B) Amendment to certificate of incorporation:

    On December 4, 1995, the directors of the Company approved an amendment to the Certificate of Incorporation to increase the authorized shares to issue 75,000,000 shares of which shall be common stock without par and 25,000,000 shares shall be preferred stock with no par value.

    C) Loan Agreement with VRH Construction Corp:

    On December 26, 1995, Newark Recycling and Composting Company, Inc. and VRH Construction Corp. signed a loan agreement whereby VRH Construction Corp. lent $1,043,866 on a term loan basis. The Loan is due on January 15, 1996 with interest at 10%. The loan has been extended to May 15, 1996.

    D) Stock Purchase Agreement:

    On December 4, 1995, the Company entered into a stock purchase agreement to acquire 100% of all the issued and outstanding stock of America Soil, Inc. American Soil, Inc. has conducted the business of composting vegetative waste at the site in the Township of Freehold, County of Monmouth, State of New Jersey. The agreement calls for a purchase price of $750,000 payable as follows:

 $ 37,500  On execution of agreement
   12,500  On execution of agreement
  425,000  On closing
  125,000  On closing into an escrow account for the payment of liabilities presently unknown
- ---------
 $600,000
- ---------
- ---------

    In addition, at closing, the Company will deposit $150,000 into an escrow account for payment of accounts payable liabilities. After nine months any funds remaining will be split 75% for the Company and 25% for the seller.

    The Company will also take up to 4,000 cubic yards of screened non-sludge compost per year, without charge, for the years 1996 through 1999. The major assets acquired are the NJDEP and the federal, state and local permits and the lease agreement between the seller and Freehold Township, New Jersey.

    On April 22, 1996 the letter of intent for the purchase of American Soil, Inc. was terminated.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. JOINT VENTURES:

    A) American BIO-AG Corporation was incorporated in the State of Delaware on January 11, 1995. The Corporation is owned 33 1/3% by each of the following entities:

       R.C. Land Company, Inc.
       Twin River Equities
       Compost America Holding Company, Inc.

    The three entities are unrelated. The purpose of the joint venture will be to develop, own or lease, operate and farm biosolids beneficial use land application sites. The joint venture registered to do business in Arizona on June 27, 1995. In addition, Professional Service Group desires to support the joint venture company in its efforts to secure, develop and permit beneficial use land application sites throughout the United States beginning first in the South West where 365 day application prevail such as Texas, Arizona, New Mexico and California. The initial land application sites to be developed by the joint venture corporation are Arizona, Texas and New Jersey. Compost America Holding Company, Inc. will arrange for a bridge loan in the amount of $750,000 which will be repaid upon long-term financing. The loan is anticipated to be funded by April 1, 1995 and repaid by June 30, 1995. As of April 30, 1995 the bridge loan was not arranged and as of October 31, 1995 has been extended indefinitely. Compost America Holding Company, Inc. will arrange for short-term funds from February 15, 1995 to April 1, 1995. Compost America Holding Company, Inc. will also receive a development fee of $125,000 on positive distributable cash flow. The joint venture corporation will sign a 15 year management contract with Mr. Bryce, President of R.C. Land Company, Inc. for $150,000 salary per year to manage the joint venture beginning February 15, 1995 plus standard benefits in addition upon generation of positive cash flow. A monthly director fee of $4,000 per month will be paid to each of the directors after revenues commence. The Board of Directors shall be Ronald R. Bryce, President, Robert Jones III, Vice President and Roger E. Tuttle, Secretary. Roger Tuttle is also an officer, director and shareholder of Compost America Holding Company, Inc.

    The Company accounts for its investment in the joint venture on the equity method. The condensed balance sheet and condensed income statement at January 31, 1996 is as follows:

                                  ASSETS
Total current assets...........................................   $ 473,978
Property and equipment.........................................      63,681
Other assets...................................................      70,410
                                                                  ---------
  Total assets.................................................   $ 608,069
                                                                  ---------
                                                                  ---------

                   LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities:
  Short-term loans and advances:
    Notes and loans payable....................................   $ 156,500
    Newark Recycling and Composting Company, Inc...............     185,000
                                                                  ---------
                                                                    341,500
Stockholders' equity...........................................     266,569
                                                                  ---------
  Total liabilities and stockholders' equity...................   $ 608,069
                                                                  ---------
                                                                  ---------
Gross income...................................................           0
Loss from operations...........................................   $(111,023)
                                                                  ---------
                                                                  ---------

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. JOINT VENTURES:--(CONTINUED)
    As specified in regulation S-X, summarized financial information has been presented for the joint venture corporation.

    The joint venture does not meet the test for a significant subsidiary as required under REG. Sec. 210-01 (w) as the total assets are less then 10% of consolidated assets.

    Compost America Company of New Jersey, Ltd. investment account at January 31, 1996 is as follows:

Investment in joint venture.....................................   $429,502
Loss for period.................................................    (37,008)
                                                                   --------
Equity balance January 31, 1996.................................   $392,494
                                                                   --------
                                                                   --------

    Management of the Corporation is shared equally by the three joint venture partners.

    B) Newark Recycling and Composting Company, Inc. was incorporated in the State of Delaware on May 10, 1994 with Compost America Company of New Jersey, Ltd. 75% and Potomac Technologies 25%. The purpose of the Corporation is to continue development activities which were the development, construction and operation of a sewer sludge composting facility in Newark, New Jersey. VRH Construction Corp. is a shareholder in Compost America Holding Company, Inc. and is the exclusive construction manager for the Newark composting facility. Management of the corporation will be by consensus of the Board of Directors. The Company has consolidated the financial statements of Newark Recycling and Composting Company, Inc. with Compost America Company of New Jersey, Ltd. at April 30, 1995 and January 31, 1996. The Company reflects minority interest as another liability in the balance sheet and as a reduction of net income or net loss in the income statements.

13. CONTINGENCIES AND COMMITMENTS:

    The Company conducts operations from a facility located in Doylestown, PA under a one year operating lease. The lease commenced on December 1, 1994 and expires on November 30, 1995. The facility is office use only. The annual rental is $18,300 payable monthly at $1,525 per month. The Company has made a $1,525 security deposit. The Company is responsible for any or all repairs up to $100. The Company must pay additional rent real estate taxes and all increases in fire insurance. All utilities and janitorial services are included in the rent. The Company shall have the right to review this lease for one additional year at the base rate plus the consumer price index for the previous 12 months.

    The Company leased office facilities under an operating lease in Doylestown, PA. The lease was assumed by Compost America Company of New Jersey, Ltd. on December 17, 1993 for 6,122 sq. ft. of office space. The lease expired on June 14, 1994 but was continued on a month to month basis until December 1, 1994. The total rental, including a percentage of maintenance, real estate taxes and insurance, amounted to $59,049 for the period May 1, 1994 to December 1, 1994.

    The Company leases an automobile under a operating lease. The lease is payable at $474.55 per month for 48 months. The lease commenced on May 25, 1993. The minimum annual lease cost amounts to:

April 30, 1996..................................................   $2,847.30
April 30, 1997..................................................   $5,694.60

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

13. CONTINGENCIES AND COMMITMENTS:--(CONTINUED)
    As part of the "Asset Purchase Replacement Agreement" dated March 1, 1995, the Company is contingently obligated to pay an additional $407,500 toward the acquisition of 50% interest in the Monmouth Recycling and Composting Company from Bio Services, Inc. The obligation to pay this amount is based on the "Option Purchase Agreement" with Brownfield Environmental, Inc. to purchase the Township of Freehold property and upon receipt by Compost America Company of New Jersey, Ltd. of local approval from the Township of Freehold and County approval from Monmouth County and the N.J. Department of Environmental Protection for "Inclusion of the project in the Monmouth County Solid Waste Management Plan", which will allow Compost America Company of New Jersey, Ltd. to build the indoor composting facility. Further contingencies require that any remaining governmental, environmental and building permits related to the construction of the "indoor composting facility" be obtained in addition to the closing on the property and the project.

14. COMMON STOCK PURCHASE WARRANTS AND OPTIONS:

    As of January 1, 1994, according to the "New and Amended Joint Venture Agreement", Compost Management, Inc., prior to its merger into Compost America Company of New Jersey, Ltd., on December 1, 1994, was issued 280,000 warrants @ $.01 per share to acquire 280,000 shares of common stock of Compost America Company of New Jersey, Ltd. In addition, in a separate agreement, principals of VRH Construction Corp. were issued 150,000 warrants of Compost America Company of New Jersey, Ltd. common stock at $.01 per share. All warrants were exchanged six for one after the merger. The warrants had a term of 5 years. As of April 30, 1995 and January 31, 1996 all outstanding warrants have been exercised.

    On January 31, 1994, as a provision of the "Asset Purchase Agreement", regarding the Monmouth Recycling and Composting Project (Note 9). Bio-Services Inc. was issued 100,000 warrants for the purchase of 100,000 shares of Compost America Company of New Jersey, Ltd. common stock. The warrants were exercisable as follows:

$5 per share......................................................   Year 1
$6 per share......................................................   Year 2
$7 per share......................................................   Year 3

    Upon a secondary issue Bio-Services, Inc. will have the right to "piggy back" its 100,000 shares on the secondary issue.

    On December 1, 1994 Bio-Services, Inc. released the 100,000 warrants. They were redistributed as follows:


David Egarian.........................................    25,000    $5/$6/$7
Robert W. Jones, III..................................    12,500    $5/$6/$7
Ronald K. Bryce.......................................    12,500    $5/$6/$7
Cancelled.............................................    50,000
                                                         -------
                                                         100,000
                                                         -------
                                                         -------


    On April 29, 1994, Compost America Company of New Jersey, Ltd. issued a warrant for 100,000 shares of common stock to Bedminster Bioconversion Corporation at an exercised price of $5 per share. The warrant expires on April 29, 1997.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. COMMON STOCK PURCHASE WARRANTS AND OPTIONS:--(CONTINUED)
    On February 11, 1995, Compost America Holding Company, Inc., subsequent to the merger with Compost America Holding Company of New Jersey, Ltd. on February 8, 1995, issued Compost America Holding Company, Inc. warrants in the amount of 784,000 warrants for its common stock to the following individuals and entities:


                                                            EXERCISE
    WARRANT HOLDER                             AMOUNT        PRICE             EXPIRATION
- --------------------------------------------   -------     ----------     ---------------------
Bedminster Bioconversion (A)................   300,000     $     0.83     April 18, 1997
Bio-Services, Inc. (B)......................   300,000      1.00/1.17     January 31, 1996/1997
B. Michael Pisani...........................    67,200            .92     June 1, 1999
Robert M. Long..............................    16,800            .92     June 1, 1999
Gary Sondermeyer............................   100,000            .01     February 6, 1999
                                               -------
                                               784,000
                                               -------
                                               -------


    All of the 784,000 warrants were outstanding at April 30, 1995. As of January 31, 1996, 33,000 warrants have been exercised.

    (A) The 300,000 warrants to Bedminster Bioconversion Corporation were part of 360,460 warrants issued to Bedminster Bioconversion. The 60,460 warrants of 360,460 were part of those issued by the Board of Directors on April 30, 1995. The 360,460 warrants of Compost America Holding Company, Inc. were the result of an agreed exchange of the 100,000 warrants issued to Bedminster Bioconversion Corporation on April 29, 1994.

    (B) The 300,000 warrants to Bio-Services, Inc. of Compost America Holding Company, Inc. were exchanged by agreement for the 100,000 warrants of Compost America Company of New Jersey, Inc. issued on January 31, 1994.

    As a result of the release of the warrants held by Bio-Services, Inc. the following individuals received warrants previously issued to Bio-Services, Inc. at the converted amounts.


                                                              EXERCISE
    WARRANT HOLDER                                AMOUNT       PRICE            EXPIRATION
- -----------------------------------------------   -------     --------     ---------------------
David Egarian..................................   150,000     $ 1/1.17     January 31, 1996/1997
Robert W. Jones, III...........................    75,000       1/1.17     January 31, 1996/1997
Ronald K. Bryce................................    75,000       1/1.17     January 31, 1996/1997
                                                  -------
                                                  300,000
                                                  -------
                                                  -------


    On February 11, 1995, in addition to the warrants listed above, the Board of Directors of Compost America Holding Company, Inc. issued options to individuals who were entitled to options of Compost America Company of New Jersey, Ltd., immediately prior to the date of the merger. There are a total of 901,000 authorized options @ $.01 per common share with an expiration date of February 10, 1997. As of April 30, 1995, 801,000 of the options have been exercised and 100,000 are still outstanding. As of January 31, 1996 all of the options have been exercised.

    On February 11, 1995 the Board of Directors of Compost America Holding Company, Inc. adopted and approved a non-qualified stock option plan to grant to participants options to purchase its common stock. The Company granted 1,913,167 common stock options at $.01 per share. At April 30, 1995 all options have been exercised.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. COMMON STOCK PURCHASE WARRANTS AND OPTIONS:--(CONTINUED)
    On April 30, 1995 the Board of Directors approved the issuance of Compost America Holding Company, Inc. warrants in exchange for warrants held by individuals and other entities of Compost America Company of New Jersey, Ltd. As a result the Company issued 133,012 warrants at an exercise price of $3.00 with an expiration date of June 1, 1999. The warrants were issued to the following:


    WARRANT HOLDER                                                  AMOUNT
    --------------                                                  -------
Bedminster Bioconversion Corporation.............................    60,460
David Egarian....................................................    30,230
Ron Bryce........................................................    15,115
Rob Jones........................................................    15,115
B. Michael Pisani................................................     9,674
Robert M. Long...................................................     2,418
                                                                    -------
                                                                    133,012
                                                                    -------
                                                                    -------


    These warrants represent the reissuance of the 50,000 warrants cancelled by Bio-Services, Inc. on December 31, 1994 which were for Compost America Company of New Jersey, Ltd. All warrants are outstanding at April 30, 1995 and October 31, 1995.

    On April 23, 1996 the Company's Board of Directors approved the granting of stock options for the continued financial support of the Company to:

Robert E. Wortmann........................................   300,000 options
Victor D. Wortmann........................................   300,000 options


    The options are exercisable immediately at $0.01 per share with an expiration date of April 23, 2001. Robert and Victor Wortmann are both principals of VRH Construction Corporation and shareholders as well as officers and directors of the Company. The Company will recognize compensation expense of $1,200,000 at April 30, 1996 based on a fair market value of $2.00 per share.


    As part of the employment agreements, the following options were granted as part of an incentive stock option plan to the following employees:


Gary Sondermeyer..........................     250,000    @ $2.50 per share
                                                          Expiration 12/31/00
Roger Tuttle..............................   1,000,000    @ $2.50 per share
                                                          Expiration 11/14/00


15. RELATED PARTY TRANSACTIONS:

    The Company has various transactions with related stockholders and affiliates of the Company.

    The shareholders of VRH Construction Corp. are also shareholders in Compost America Holding Company, Inc. as well as VRH Construction Corp. VRH Construction Corp. as of April 30, 1995 has advanced $640,072 to the Company. The amount due to VRH Construction Corp. is included in a note payable as of April 30, 1995 due January 15, 1996 with interest at 10%. As of January 31, 1996, the note for $640,072 has been extended for 120 days from the original due date of January 15, 1996 to July 15, 1996. In addition, VRH Construction Corp. has advanced additional funds amounting to $2,453,866 at January 31, 1996, of which $1,543,866 is in two notes payable at 10% due July 15, 1996 and $910,000 is non interest bearing and payable on demand. The total loans and notes outstanding at

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

15. RELATED PARTY TRANSACTIONS:--(CONTINUED)
January 31, 1996 amounted to $3,093,938. All advances are anticipated to be paid back upon completion of the Economic Development Bond Funding.

    The Company has acquired all composting projects and technology from Bedminster Bioconversion, Inc. through Select Acquisitions, Inc., a shareholder in Compost America Company of New Jersey, Ltd. Select Acquisitions Inc. has advanced $23,900 at January 31, 1996. Bedminster Bioconversion, Inc., an unrelated corporation, received stock purchase warrants as indicated in the notes to consolidated financial statements. There are numerous agreements and intercompany transactions between Compost America Holding Company, Inc. and its subsidiary, Compost America Company of New Jersey, Ltd. and with its related subsidiaries, Newark Recycling and Composting Co., Inc., Gloucester Recycling and Composting Company, Inc. and Monmouth Recycling and Composting Co., Inc. Chicago Recycling and Composting Company, Inc. and American BIO-AG Corporation. At April 30, 1995 and January 31, 1996 all intercompany transactions have been eliminated except for amounts due from R.C. Land Company, Inc., a partner in the Joint Venture of American BIO-AG Corporation, and advances due from American BIO-AG Corporation other than investments.

16. EMPLOYMENT CONTRACTS:

    As stipulated in the Joint Venture Agreement, the Company has guaranteed and agreed to pay its President, Roger Tuttle, $120,000 annually for a period of ten years. The Company has similarly guaranteed agreements with its Vice Presidents, Alfred Rattie and Jonathan Frank to be paid $90,000 annually. On January 31, 1995, as a closing agreement and release, Jonathan Frank was terminated (see
Note 10 (B)). Roger Tuttle, Alfred Rattie and Jonathan Frank were formally shareholders in Compost Management, Inc., prior to the merger of Compost Management, Inc. into Compost America Company of New Jersey, Ltd., on December 1, 1994.

    Subsequent to the Joint Venture Agreement, all existing employment contracts have been terminated. New employment agreements were entered into as of January 1, 1995 for all current executives. These new employment agreements as of October 31, 1995 have not been approved by the Board of Directors or signed by the individuals. Wages have been accrued based on the new terms for annual salaries of each executive of $60,000. As of January 31, 1996 an employment agreement with Roger Tuttle was signed and approved. As President, through November 14, 2000, Roger Tuttle is to receive a salary of $225,000 and annual increases based on performance including all general executive benefits and will participate in the statutory incentive stock option plan. As part of his compensation, Mr. Tuttle shall receive an option to purchase 1,000,000 shares of common stock at $2.50 per share expiring November 14, 2000. Mr. Tuttle shall also receive a $500,000 one-time signing bonus deferred until the Company attains sales of not less than $5,000,000 for one quarter. As of April 30, 1995 and January 31, 1996, unpaid accrued wages amounted to $163,000 and $233,000 respectively.


    As of January 1, 1996, a new employment agreement was signed by a new executive officer, Gary Sondermeyer, for a term from January 1, 1996 to December 31, 2000. The initial basic annual salary will be $90,000 thereafter increases shall be based on the Company growth. In addition, the executive shall receive the usual fringe benefits and participate in a Company statutory incentive stock option plan to purchase 250,000 shares of common stock at $2.50 per share for a period of 5 years.

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

17. LONG TERM DEBT:

                                                              JANUARY 31,    APRIL 30,
                                                  RATE           1996          1995       MATURITY
                                                ---------     -----------    ---------    --------
First Fidelity Bank (A)......................       10.75%     $     686     $   3,492    01/20/96
First Fidelity Bank (A)......................       10.75%           686         3,492    01/20/96
Teepak, Inc. (B).............................   Prime & 2%       264,871       264,871    09/15/96
Jonathan W. Frank (C)........................        None        150,000       200,000    indefinite
                                                              -----------    ---------
                                                                 416,243       471,855
Less current portion.........................                    151,372        56,984
                                                              -----------    ---------
                                                               $ 264,871     $ 414,871
                                                              -----------    ---------
                                                              -----------    ---------

    A) The notes payable to Merchants Bank, N.A., Allentown, Pennsylvania is payable in monthly installments aggregating $843 per month, including interest. The notes were originally for 60 months with automotive equipment at a cost of $44,734 pledged as collateral.

    B) The loan payable to Teepak, Inc. is for advances to Compost Management, Inc. prior to its merger with Compost America Company of New Jersey, Ltd. on December 1, 1995 which was subsequently assumed by Compost Holding Company, Inc. for the purpose of obtaining necessary permits for a compost facility in Riverdale, Illinois. The loans commenced on January 11, 1993 with repayment terms as follows:

       1) After permits are issued Compost America Holding Company, Inc. shall repay the loan in quarterly installments commencing three months after the start up of the facility to the extent of 50% of available cash flow from the facility.

       2) If the facility does not receive the necessary permits by September 15, 1996, the entire amount of the loans will be repaid in 24 equal installments. Any overdue payments shall bear interest at a rate equal to the prime rate plus 2%.

    C) The obligation to Jonathan W. Frank originally for $250,000 is for a restrictive covenant not to disclose the confidential information acquired as an employee of the Company to a composting business in solid waste disposal in the United States of America. The obligation is unsecured and non interest bearing. Payments are as follows:

 $ 25,000  Upon agreement (January 31, 1995)
   25,000  On March 1, 1995
   50,000  On April 1, 1995 (not paid on due date but in subsequent period)
  150,000  Upon closing of the public offering of the Company's common stock
- ---------
 $250,000
- ---------
- ---------

    The obligation is expected to be paid in full within less than one year. As a result, no imputed interest has been computed.

18. INCOME TAXES:

    The Company adopted FASB Statement No. 109, "Accounting for Income Taxes" as of inception, December 17, 1993. FASB Statement No. 109 is required for all fiscal years beginning after December 15, 1992. This statement requires that deferred taxes be established for all temporary differences

             COMPOST AMERICA HOLDING COMPANY, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

18. INCOME TAXES:--(CONTINUED)
between book and tax basis of assets and liabilities. There was no cumulative effect of adoption or current effect on continuing operations mainly because the Company has been in a development stage since inception, December 17, 1993, and has sustained net operating losses during this period. The Company has made no provision for a deferred tax asset due to the net operating loss carryforward because a valuation allowance has been provided which is equal to the deferred tax asset. It cannot be determined at this time that a deferred tax asset is more likely than not to be realized.

    The Company has a loss carryforward of $1,371,630 that may be offset against future taxable income. The carryforward losses expire at the end of the years 2009 and 2011.

19. NOTE PAYABLE, BANK:

    The note payable to United Jersey Bank of $100,000 is due February 1,1996, on demand, with interest at prime plus 1% billed monthly.

20. EARNINGS PER SHARE:

                                                JANUARY 31, 1996    JANUARY 31, 1995
                                                ----------------    ----------------
                                                    PRIMARY             PRIMARY
                                                ----------------    ----------------
Number of shares:
Weighted average shares outstanding..........      13,500,489           5,793,493
Incremental shares for outstanding stock
warrants.....................................         906,016           2,667,127
Incremental shares for outstanding stock
options......................................               0                   0
                                                ----------------    ----------------
                                                   14,406,505           8,460,620
                                                ----------------    ----------------
                                                ----------------    ----------------

    Primary earnings per share amounts are computed based on the weighted average number of shares actually outstanding. Shares that would be outstanding assuming exercise of dilutive stock options and warrants, all of which are considered to be common stock equivalents. Fully diluted earnings per share are the same as primary earnings per share for January 31, 1996 and January 31, 1995.

=========================================   ====================================
- -----------------------------------------   ------------------------------------


    NO DEALER, SALESMAN OR OTHER PERSON
IS AUTHORIZED TO GIVE ANY INFORMATION OR
MAKE ANY REPRESENTATIONS IN CONNECTION
WITH THIS OFFERING OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR                     1,025,000 SHARES
REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY
THE COMPANY. NEITHER THE DELIVERY
OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
CREATE ANY IMPLICATION THAT THERE HAS
BEEN NO CHANGE IN THE AFFAIRS OF THE
COMPANY SINCE THE DATE HEREOF. THIS PRO-                COMPOST AMERICA
SPECTUS DOES NOT CONSTITUTE AN OFFER TO              HOLDING COMPANY, INC.
SELL OR A SOLICITATION OF AN OFFER TO BUY
THE SHARES OF COMMON STOCK OFFERED HEREBY
BY ANYONE IN ANY JURISDICTION IN WHICH
SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE PERSON
MAKING SUCH OFFER OR SOLICITATION
IS NOT QUALIFIED TO DO SO OR TO
ANYONE TO WHOM IT IS UNLAWFUL TO MAKE
SUCH OFFER OR SOLICITATION.

        ----------------
                                                     -------------------
                                                          PROSPECTUS
        TABLE OF CONTENTS                            -------------------



                                  PAGE
                                  ----

Additional Information.........     2

Prospectus Summary.............     3

Risk Factors...................     6

Use of Proceeds................    10

Price Range of Common Stock....    10

Dividend Policy................    11

Capitalization.................    12

Selected Financial Data........    13

Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations....    14

Business.......................    17

Management.....................    28

Certain Transactions...........    32

Principal Shareholders.........    33

Description of Securities......    34

Selling Shareholders...........    36

Plan of Distribution...........    37

Experts........................    37                     , 1996

Legal Matters..................    37

Index to Financial
Statements.....................   F-1

- -----------------------------------------   ------------------------------------
=========================================   ====================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


                                                                    ESTIMATED
                                                                     EXPENSE
                                                                    ---------
Registration Fee-Securities and Exchange Commission..............    $ 3,033
Accounting Fees and Expenses.....................................     15,000
Legal Fees and Expenses..........................................     25,000
Blue Sky Fees and Expenses.......................................      3,000
Printing and Engraving...........................................     25,000
Miscellaneous....................................................      5,000
                                                                    ---------
Total............................................................    $76,033
                                                                    ---------
                                                                    ---------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Title 14A of the New Jersey Statutes, as amended, provides that, except in cases of breach of duty of loyalty, bad faith, knowing violation of law or receipt of improper personal benefit, an officer or director of a corporation shall not be personally liable to a corporation or to its shareholders for damages for breach of duty if and to the extent that liability has been eliminated or limited in the corporation's certificate of incorporation.

    Title 14A provides for indemnity and authorizes other action to protect any person who is or was serving as a director, officer, employee or agent of a corporation or who is or was serving, at the request of the corporation, as a director, officer, trustee, employee or agent of any domestic or foreign corporation or any partnership, joint venture, sole proprietorship , trust or other enterprise, whether or not for profit, or any director, officer, employee or agent of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger (such person being referred to as a "corporate agent"). Any corporation is given the power to indemnify a corporate agent who is or was a party to or was a party to or threatened to be made a party to. any proceeding by reason of the fact that the corporate agent was serving or had served the corporation at the request of the corporation as a corporate agent, against his expenses and liabilities in connection with such a proceeding if the proceeding is not one brought by or on behalf of the corporation and if: (1) Such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful and against his expenses if the proceeding is brought by or in the right of the corporation and if such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine, upon application, that despite an adjudication of liability, but in view of all of the circumstances of the case the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Unless otherwise ordered by the court, such indemnification may be made in a specific case only upon a determination that the corporate agent had met applicable standards of conduct. Unless otherwise provided in the corporation's certificate of incorporation or its by-laws, such determination shall be made by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding or by independent legal counsel, in written opinion, if designated by a majority vote of a quorum of disinterested directors or by shareholders if authorized by the certificate of incorporation, by-laws, resolution of the board of directors or resolution of the shareholders. Expenses incurred by the corporate agent in connection with such a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon their receipt of an undertaking of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. A corporation is authorized to purchase and maintain insurance on behalf of its corporate agents.

    Article SECOND of the Registrant's restated certificate of incorporation provides that:

        (3) Except to the extent prohibited by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders, provided that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission.

           (a) in breach of such person's duty of loyalty to the corporation or its shareholders;

           (b) not in good faith or involving a knowing violation of the law or

           (c) resulting in receipt by such person of an improper personal benefit

        (4) To the extent permitted by law, the corporation shall defend, indemnify and hold its officers and directors harmless for all acts and omissions in the performance of their duties for the corporation, provided that such acts or omissions are made in good faith and do not involve a knowing violation of the law nor result in an improper personal benefit to the officers or directors.

    No other statute, charter provision, by-law, contract or other arrangement insures or indemnifies any controlling person, director or officer of the Registrant against liability incurred in such capacity.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in that Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    1. On December 28, 1993 Compost America Company of New Jersey, Ltd. issued 360,000 of its common shares to Compost Management, Inc. in exchange for the contribution by Compost Management, Inc. to Compost America Company of New Jersey, Ltd. of all of the ownership interest and development rights held by Compost Management, Inc. in all current composting projects throughout the United States. As part of the January 1995 Reorganization, the Company issued 2,160,000 of its common shares to Compost Management, Inc. in exchange for all of these 360,000 common shares of Compost America Company of New Jersey, Ltd.

    2. On January 1, 1994 Compost America Company of New Jersey, Ltd. issued 140,000 of its common shares to Select Acquisitions, Inc. ("Select") in exchange for technology relating to composting projects. Select had acquired this technology from Bedminster Bioconversion Corporation, an unrelated company, by issuing to Bedminster 200,000 shares of Select's 4 1/2% cumulative convertible preferred stock for $10 per share, or a value of $2,000,000, which is greater than the $1,013,875 amount that Bedminster itself had expended for this technology, and for development costs pursuant to specific composting projects. As part of the January 1995 Reorganization, the Company issued 840,000 of its common shares to Select Acquisitions, Inc. in exchange for all of these 140,000 common shares of Compost America Company of New Jersey, Ltd.

    3. During the period January 1, 1994 through April 30, 1994,Compost America Company of New Jersey, Ltd. issued 138,400 of its common shares to five entities for $5.00 per share, or a total of $692,000, in a private placement of its unregistered common shares. As part of the January 1995 Reorganization, the Company issued 830,000 of its common shares to these five entities in exchange for all of these 138,400 common shares of Compost America Company of New Jersey, Ltd.

    4. On April 30, 1994 Compost America Company of New Jersey, Ltd. issued 61,440 of its common shares to Select Acquisitions, Inc. for professional fees values at $614. As part of the January 1995 Reorganization, the Company issued 368,640 of its common shares to Select Acquisitions, Inc. in exchange for all of these 61,440 common shares of Compost America Company of New Jersey, Ltd.

    5. On May 27, 1994 Compost America Company of New Jersey, Ltd. issued 4,000 of its common shares to two individuals, valued at $4.00, as a penalty for failing to meet certain commitments. As part of the January 1995 Reorganization, the Company issued 24,000 of its common shares to these two individuals, in exchange for all of these 4,000 common shares of Compost America Company of New Jersey, Ltd.

    6. During the period September 29, 1994 through October 3, 1994 Compost America Company of New Jersey, Ltd. paid $50,000 to redeem 10,000 of its common shares from Coubert Dennis, Ltd., an unrelated limited partnership, as a termination payment. Compost America Company of New Jersey, Ltd. then sold these 10,000 common shares to VRH Construction Corporation, Inc. for $50,000. As part of the January 1995 Reorganization, the Company issued 60,000 of its common shares to VRH Construction Corporation, Inc. in exchange for all of these 10,000 common shares of Compost America Company of New Jersey, Ltd.

    7. On October 11, 1994 Compost America Company of New Jersey, Ltd. issued 61,600 of its common shares to five entities for $5.00 per share, plus an additional payment from one investor of $17,000, or a total of $325,000, in a private placement of its unregistered common shares. As part of the January 1995 Reorganization, the Company issued 369,600 of its common shares to these five entities individuals in exchange for all of their 61,600 common shares of Compost America Company of New Jersey, Ltd.

    8. On December 1, 1994 Compost America Company of New Jersey, Ltd. issued 438,560 of its common shares to three individuals who were the shareholders of Compost Management, Inc., as part of the merger of Compost Management, Inc. into Compost America Company of New Jersey, Ltd., with Compost America Company of New Jersey, Ltd. as the surviving company. These shares were valued at $122,613, that being the net asset value of Compost Management, Inc. as at December 1, 1994. As part of the January 1995 Reorganization, the Company issued 2,631,360 of its common shares to these three individuals in exchange for all of their 438,560 common shares of Compost America Company of New Jersey, Ltd.

    9. On December 1, 1994 Compost America Company of New Jersey, Ltd. issued 20,000 of its common shares to three individuals who had invested $100,000 and owned the rights to 9% of an organic waste processing plant to be located in Chicago, Illinois in exchange for this 9% interest, as a result of which transaction Compost America Company of New Jersey, Ltd. then owned 100% of this project. As part of the January 1995 Reorganization, the Company issued 120,000 of its common shares to these three individuals in exchange for all of their 20,000 common shares of Compost America Company of New Jersey, Ltd.

    10. On December 1, 1994 Compost America Company of New Jersey, Ltd. issued 280,000 of its common shares to Compost Management, Inc. upon the exercise by Compost Management, Inc. of 280,000 warrants to purchase these 280,000 common shares at $0.01 per share, or a total of $2,800. As part of the January 1995 Reorganization, the Company issued 1,680,000 of its common shares to Compost Management, Inc. in exchange for all of its 280,000 common shares of Compost America Company of New Jersey, Ltd.

    11. On December 1, 1994 Compost America Company of New Jersey, Ltd. issued 150,000 of its common shares to VRH Construction Corporation, Inc. upon the exercise by VRH Construction Corporation, Inc. of 150,000 warrants to purchase these 150,000 common shares at $0.01 per share, or a total of $1,500. As part of the January 1995 Reorganization, the Company issued 900,000 of its common shares to VRH Construction Corporation, Inc. in exchange for all of its 150,000 common shares of Compost America Company of New Jersey, Ltd.

    As a result of transactions 1 through 11 above, Compost America Company of New Jersey, Ltd. had 1,654,000 common shares issued and outstanding.

    12. On September 29, 1994 Alcor Energy and Recycling Systems, Inc. ("Alcor") issued 1,500,000 shares of its common stock to two individuals for cancelling $203,720 of loans due to these individuals.

    13. On October 21, 1994, Alcor amended its Certificate of Incorporation to increase its authorized common stock from 7,500,000 shares to 15,000,000.

    14. On November 28, 1994 the majority of Alcor stockholders agreed to a one for twenty reverse split of its common stock which reduced Alcor's total outstanding common shares to 274,500.

    15. On January 23, 1995, Alcor entered into an Acquisition Agreement and Plan of Reorganization with Compost America Company of New Jersey, Ltd. Compost America Company of New Jersey, Ltd. had 5,000,000 shares, .01 par value, of common stock authorized, of which 1,654,000 shares were issued and outstanding. Alcor issued 9,924,000 shares of its common stock in exchange for all of the 1,654,000 outstanding common shares of Compost America Company of New Jersey, Ltd., with Compost America Company of New Jersey, Ltd. thereby becoming a wholly-owned subsidiary of Alcor Energy Recycling Systems, Inc. Compost America Company of New Jersey, Ltd. then effected a 2.41831 for 1 split of its common shares, as a result of which it had 4,000,000 common shares issued and outstanding, all owned by Alcor.

    16. On February 8, 1995, Alcor Energy and Recycling Systems, Inc., changed its name to Compost America Holding Company, Inc. (the "Company").

    17. On February 11, 1995 the Company granted non-qualified stock options to purchase 1,913,167 of its common shares at $0.01 per share to certain officers, directors and consultants of the Company, which options were exercised on February 11, 1995 for $19,131.67 and the 1,913,167 common shares were issued to these individuals.

    18. On February 11, 1995 the Company granted non-qualified options to purchase 901,000 of its common shares at $0.01 per share through February 10, 1999 to seven entities who previously had held options to purchase common shares of Compost America Company of New Jersey, Ltd. in exchange for the cancellation of those options. All 901,000 of these options have been exercised, at a total cost of $9,010, and these 901,000 common shares have been issued to five entities. The Company also issued warrants to purchase 917,012 of its common shares at various exercise prices through February 10, 1999 to entities who previously had held warrants to purchase common shares of Compost America Company of New Jersey, Ltd. in exchange for the cancellation of these warrants. On November 1, 1995 two individuals exercised 33,000 of these warrants at $0.92 per share and acquired 33,000 common shares for $30,360. As at January 31, 1996, the balance of 884,012 of these warrants had not been exercised.


    19. Between February 2, 1995 and May 31, 1996 the Company sold 715,600 unregistered restricted common shares to sixty-three individuals in private transactions for $2.50 per share, or a total of $1,789,000 and 22,034 unregistered restricted common shares to thirteen individuals in private transactions for $3.00 per share, or a total of $66,102. In May, 1996, the Company issued 267,000 shares of its common stock to Select Acquisitions, Inc. for various services rendered by Select and its principals.

    Each of the foregoing transactions was exempt from registration under the Act pursuant to the provisions of Section 4(2) thereof as not involving a public offering. With respect to each transaction, no person acting on the Company's behalf offered or sold the securities by means of any form of general solicitation or general advertising. All offerees were furnished, during the course of the transaction and prior to the consummation thereof, with the same kind of information that is specified in the appropriate form of registration statement, including a description of the securities being offered, the Company's business and financial condition and the use of proceeds or other consideration from the offering. All offerees were given the right to request such further information and documents from the Company as they desired in order to evaluate the merits and risks of the investment to the extent such information and documents could be furnished by the Company without unreasonable effort or expense. Each investor represented in writing that he acquired these securities for his own account and not for purposes of a distribution thereof. A legend was placed on the certificates stating that the securities had not been registered under the Act and setting forth the restrictions on their transferability and sale. Stop transfer instructions were noted on the Company's transfer ledger by the Company's transfer agent. Each purchaser further signed a written agreement that the securities will not be sold without registration under the Act or unless an exemption from the registration provisions of the Act is available and the availability is established to the satisfaction of the Company and its counsel.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following exhibits are filed as part of this Registration Statement.


  2.1  --Acquisition Agreement and Plan of Reorganization*

  2.2  --Certificate of Merger*

  3.1  --Restated Certificate of Incorporation*

  3.2  --Certificate of Amendment to Certificate of Incorporation*

  3.3  --By Laws*

  4.1  --Specimen Stock Certificate*

  5.1  --Opinion of Mark Gasarch, Esq.*

 10.1  --Employment Agreement of Gary Sondermeyer*

 10.2  --Employment Agreement of Roger E. Tuttle**

 16.1  --Letter Regarding Change in Certifying Accountant from Rosen Seymour Shapss Martin &
         Company*

 16.2  --Letter Regarding Change in Certifying Accountant from Fallon & Fallon*

 23.1  --Consent of Zeller Weiss & Kahn, Certified Public Accountants**

 23.2  --Consent of Mark Gasarch, Esq. (included in Exhibit 5.1)*

 24.1  --Power of Attorney with respect to certain signatures in the Registration Statement*

 99.1  --Master Letter Agreement dated February 13, 1996 between Paine Webber Incorporated and the Company*

 99.2  --Newark Project Letter Agreement dated February 13, 1996 between Paine Webber
         Incorporated and Newark Recycling & Composting Co., Inc.*

 99.3  --Monmouth Project Letter Addendum dated February 13, 1996 between Paine Webber
         Incorporated and Monmouth Recycling & Composting Co., Inc.*

 99.4  --Project Financing Commitments of Legg Mason Wood Walker, Incorporated*


- ------------

  * Previously filed.

 ** Filed herewith.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or ales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Doylestown, State of Pennsylvania, on June 3, 1996.


                                          COMPOST AMERICA HOLDING COMPANY, INC.

                                              /s/ ROGER E. TUTTLE
                                         .......................................

                                         Roger E. Tuttle
                                          President and Principal Executive
                                          Officer

    Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the date indicated.


                TITLE                        DATE                     SIGNATURE
                -----                        ----                     ---------

ROGER E. TUTTLE                          June 3, 1996            /s/ ROGER E. TUTTLE
President, Principal Executive                          ......................................
Officer, Director                                                  Roger E. Tuttle

GEORGE S. CHU*                           June 3, 1996            /s/ ROGER E. TUTTLE
Senior Vice President,                                  ......................................
Principal Financial and                                             George S. Chu*
Accounting Officer

JOHN B. FETTER*                          June 3, 1996            /s/ ROGER E. TUTTLE
Executive Vice President,                               ......................................
Treasurer, Director                                                John B. Fetter*

VICTOR D. WORTMANN*                      June 3, 1996            /s/ ROGER E. TUTTLE
Chairman, Director                                      ......................................
                                                                 Victor D. Wortmann*

ROBERT E. WORTMANN*                      June 3, 1996            /s/ ROGER E. TUTTLE
Secretary, Director                                     ......................................
                                                                 Robert E. Wortmann*

PASQUALE E. DILEO                        June 3, 1996            /s/ ROGER E. TUTTLE
Director                                                ......................................
                                                                  Pasquale E. Dileo*


*By:     /s/ ROGER E. TUTTLE
     ...........................................................................

     Roger E. Tuttle,
    Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT                                                                         SEQUENTIAL NO.
- -----                                                                           ---------------

  2.1  --Acquisition Agreement and Plan of Reorganization*

  2.2  --Certificate of Merger*

  3.1  --Restated Certificate of Incorporation*

  3.2  --Certificate of Amendment to Certificate of Incorporation*

  3.3  --By Laws*

  4.1  --Specimen Stock Certificate*

  5.1  --Opinion of Mark Gasarch, Esq.*

 10.1  --Employment Agreement of Gary Sondermeyer*

 10.2  --Employment Agreement of Roger E. Tuttle**                                   119

 16.1  --Letter Regarding Change in Certifying Accountant from Rosen Seymour
         Shapss Martin & Company*

 16.2  --Letter Regarding Change in Certifying Accountant from Fallon &
         Fallon*

 23.1  --Consent of Zeller Weiss & Kahn, Certified Public Accountants**              138

 23.2  --Consent of Mark Gasarch, Esq. (included in his Opinion filed as
         Exhibit 5.1)*

 24.1 --Power of Attorney with respect to certain signatures in the Registration Statement*

 99.1  --Master Letter Agreement dated February 13, 1996 between Paine Webber
         Incorporated and the Company*

 99.2  --Newark Project Letter Agreement dated February 13, 1996 between
         Paine Webber Incorporated and Newark Recycling & Composting Co.,
         Inc.*

 99.3  --Monmouth Project Letter Addendum dated February 13, 1996 between
         Paine Webber Incorporated and Monmouth Recycling & Composting Co.,
         Inc.*

 99.4  --Project Financing Commitment of Legg Mason Wood Walker,
         Incorporated*

- ------------

  * Previously filed

 ** Filed herewith